Exhibit 10.1

LEASE
Between
2430 N. HALSTED, LLC, a Delaware limited liability company
as Landlord
and
EXICURE, INC., a Delaware corporation
as Tenant
For certain premises at 2430 N. Halsted Street, Chicago, Illinois

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EXHIBITS
EXHIBIT A    Legal Description of Land
EXHIBIT B    Floor Plan of Premises
EXHIBIT C    Minimum Cleaning Specifications
EXHIBIT D    Form of Commencement Date Certificate

EXHIBIT E	Base Rent Schedule
EXHIBIT F    Core & Shell Work

EXHIBIT G	Work Letter

EXHIBIT H	Rules and Regulations

EXHIBIT I	Permitted Superior Rights

EXHIBIT J	Form of Subordination, Non-Disturbance and Attornment Agreement

EXHIBIT K	Form of Letter of Credit

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LEASE
THIS LEASE made as of the 28th day of February, 2020 (“Execution Date”) between 2430 N. HALSTED, LLC, a Delaware limited liability company (“Landlord”) and EXICURE, INC., a Delaware corporation (“Tenant”).
WITNESSETH:
ARTICLE 1
Premises and Term
A.    Premises.
1.    Landlord hereby leases to Tenant and Tenant hereby leases from Landlord certain premises in a building with five stories above grade located on the land ("Land") legally described on Exhibit A attached hereto, having an address of 2430 North Halsted Street, Chicago, Illinois (the “Building”). Such premises shall consist of the fourth (4th) floor of the Building, containing approximately 30,085 square feet of Rentable Area (as hereinafter defined) as shown on the floor plan attached hereto as Exhibit B and made a part hereof (the “Premises”). The Premises include the restroom(s) located on said fourth (4th) floor. The term "Property," as used herein, shall mean the Land and the Building and any other improvements on the Land, collectively. All portions of the Building and Property that are for the non-exclusive use of the tenants of the Property, such as (i) service corridors, elevators, loading docks, public restrooms, public entranceways, lobbies and stairways, electric and telephone closets and janitorial closets, (other than any of the foregoing exclusively serving the Premises, if any), (ii) pipes, ducts, conduits and wires serving other portions of the Property and (iii) other areas from time to time designated as common areas by Landlord (all to the extent located in the Building or on the Property) are hereinafter referred to as “common areas.”
2.    For purposes of this Lease, the term “Rentable Area” shall mean, in respect of any space, the rentable area of such space determined in accordance with the methods of measuring rentable area and usable area as described in the guidelines of The Building Owners and Managers Association (BOMA) International 2017 and the accompanying guidelines applicable to a multi-tenant building, consistently applied (the “Measurement Method”). Landlord represents that the Rentable Area of the Building is 125,109 square feet of Rentable Area using the Measurement Method.
B.    Term.    The term ("Term") of this Lease shall commence on the date (the "Commencement Date") that is the Delivery Date (as defined in Section 5 hereof). The Term shall end on the last day of the one hundred twentieth (120th) full calendar month following the Commencement Date (the “Expiration Date”), unless sooner terminated or extended pursuant to the terms of this Lease. Promptly after the occurrence of the Commencement Date, Landlord and Tenant shall, upon written request of either party, execute a certificate confirming the actual Commencement Date and all other related dates and other matters then ascertainable under this Lease, including without limitation the Rentable Areas of the Premises and the Building, in the form of Exhibit D attached hereto and made a part hereof.
ARTICLE 2
Base Rent
A.    Tenant shall pay to Landlord annual fixed rent (“Base Rent”) with respect to the Premises according to the Base Rent schedule attached hereto as Exhibit E and made a part hereof based on the Rentable Area of the Premises, subject to remeasurement of such Rentable Area by Landlord as provided in Section 1(A)(2). Except as otherwise expressly specified herein (including, without limitation, Section 2(C) and Section 4(G), Base Rent shall be payable in equal monthly installments, each installment being payable in advance on the first day of each and every calendar month during the Term, except that if Tenant’s obligation to pay Base Rent commences on a day other than the first day of a calendar month, or ends on a day other than the last day of a calendar month, Base Rent for such month shall be prorated by multiplying same by a fraction, the numerator of which is the number of days with respect to which Base Rent is payable during such calendar month and the denominator of which is the total number of days within such calendar month. Subject to the express terms and conditions set forth in Section 1(A)(1) above, if the Rentable Area of the Premises shall change during any calendar month, monthly Base Rent shall be prorated on the basis of the Base Rent payable per square foot of Rentable Area for the portion of such calendar month before and after such change in the Rentable Area. Any amounts paid on account of the Base Rent for a particular month which are in excess of the actual Base Rent payable for such month shall be credited against the monthly installment of Base Rent next due hereunder or, if no further Base Rent is then due hereunder, shall be repaid to Tenant within thirty (30) days thereafter.
B.    For purposes of this Lease, the term “Additional Rent” shall mean Tenant’s Pro Rata Share of Taxes, Tenant’s Pro Rata Share of Operating Expenses and any other amounts (other than Base Rent) which Tenant is or becomes obligated to pay Landlord under this Lease. Base Rent and Additional Rent are sometimes hereinafter referred to collectively as “Rent,” and all remedies applicable to the non-payment of Base Rent shall be applicable thereto. Rent shall be paid in good funds by check (including Tenant’s uncertified personal check) or ACH or wire transfer in currency which at the time or times of payment represents legal tender for public and private debts in the United States of America, at such place in the United States of America as Landlord may designate by notice to Tenant, including without limitation any “lock box” or other address established for payment of rent in connection with any financing secured by the Building. Except to the extent otherwise expressly provided in this Lease, Rent shall be paid without any prior demand or notice therefor and without any deduction, set-off or counterclaim, or relief from any valuation or appraisement laws. Any Rent which is not paid when due shall bear interest from the date due until the date paid at the Default Rate (as defined below); and, in addition, Tenant shall pay Landlord a late charge for any Rent payment which is paid more than five (5) business days after its due date equal to three percent (3%) of such payment Notwithstanding the foregoing, no such default interest or late charge shall be due or owing for the first delinquent payment of Base Rent or for the first delinquent payment of Additional Rent so long as such first delinquent amount is fully paid within thirty (30) days after the due date thereof.
C.    Notwithstanding anything contained herein to the contrary, provided that an Event of Default by Tenant does not exist on the due date of any such payment, payments of (a) Base Rent on 12,765 square feet of Rentable Area of the Premises shall be abated from and after the Commencement Date through the day immediately preceding the day that is twelve (12) months after the Commencement Date and (b) Tenant’s Pro Rata Share of Taxes and Tenant’s Pro Rata Share of Operating Expenses, each on 12,765 square feet of Rentable Area of the Premises, shall be abated from and after the Commencement Date through the day immediately preceding the day that is twelve (12) months after the Commencement Date (collectively, “Rent Abatements”). If any Rent Abatements are not available to Tenant due to the existence of an Event of Default by Tenant and such Event of Default is subsequently cured and neither this Lease nor Tenant’s right to possession of the Premises has been terminated, then any installments of such abatement which were not available due to such Event of Default shall be reinstated and shall be applied as an abatement against the installments of Base Rent, Tenant’s Pro Rata Share of Taxes and Tenant’s Pro Rata Share of Operating Expenses next due and payable after such cure until fully utilized.
D.    The first installment of Base Rent and the estimated monthly amount of Tenant’s Pro Rata Share of Taxes and Tenant’s Pro Rata Share of Operating Expenses in the aggregate amount of Eighty-Seven Thousand Three Hundred Twenty-One and 67/100 Dollars ($87,321.67) be due and

payable upon Tenant’s execution of this Lease. Such prepaid Rent shall be applied to the first installment(s) of Rent payable under this Lease.
ARTICLE 3
Additional Rent
A.    Taxes.
1.    Commencing on the Commencement Date, Tenant shall pay Landlord in the manner described below an amount equal to Tenant’s Pro Rata Share of Taxes (subject to the abatement set forth in Section 2.C. of this Lease and any other abatement expressly provided hereunder). Taxes shall be calculated on a cash basis (i.e., with respect to the year due and payable, rather than when accrued), reflecting the amount actually due and payable in each calendar year which includes any portion of the Term (subject to prorations in accordance with Section 3(E) hereof), without regard to any different fiscal year used by any government authority and notwithstanding that any of such items may be assessed or imposed in a different calendar year. In the event that any such government authority shall change its method of assessing or imposing Taxes such that more than one year of Taxes is payable in any such calendar year, any such excess Taxes payable during such calendar year shall be equitably adjusted such that Tenant is not liable for the payment during the Term, taken as a whole, of a greater amount of Taxes than it would have paid if such change had not been effectuated. Landlord shall not voluntarily pay more than one (1) year of Taxes in any calendar year unless required by law. If any Taxes can be paid in multiple installments, Landlord shall elect to pay any such Tax in multiple installments unless owners of Comparable Buildings do not customarily do so due to applicable discounts, interest rates or other applicable economic inducements that favor lump-sum payment.
2.    For purposes of this Lease, “Taxes” shall mean all federal (if any), state (if any), county or local governmental or municipal real estate taxes, fees, assessments, governmental charges, or other governmental impositions of every kind and nature, whether general, special, ordinary or extraordinary which are assessed, levied, or imposed upon all or any part of the Property and/or the fixtures, machinery, equipment or apparatus located on or affixed to the Property and owned or leased and used by Landlord exclusively in connection with the Property (collectively, the “Taxable Equipment”) and/or the public sidewalks, plazas or streets in front of or adjacent to the Property (provided that all assessments shall be treated as being payable over the longest permitted period, and shall include any interest charged by or payable to the applicable governmental authority solely as a consequence thereof).
3.    Notwithstanding the foregoing, there shall be excluded from Taxes: (i) all excess profits, revenue, excise, transfer, gain, transfer gain, foreign ownership or control, mortgage, intangible, franchise, gift, capital stock, inheritance and succession, estate and income taxes, whether state or federal, and whether assessed solely against corporations or solely against other types of ownership entities; (ii) any amounts attributable to fees or assessments for public improvements located outside of the Property imposed upon Landlord in connection with the development or construction of the Building or the Property; (iii) Taxes assessed on any personal property located on the Property other than Taxable Equipment; and (iv) any fines, penalties, costs or interest on account of late payment or non-payment of any Taxes not specifically included in Taxes pursuant to Section 3(A)(4) below. All such items due and payable by Landlord and excluded from Taxes shall be the sole responsibility of Landlord.
4.    If and to the extent due to a future change in the method of taxation, the State of Illinois, or any political subdivision of that state or any other governmental authority having jurisdiction over the Property shall, in substitution for, in whole or in part, any tax which would constitute Taxes, or any increase in any such tax, (a) impose a new tax on real estate or Taxable Equipment (including, without limitation, any transit tax, water or sewer rent, assessment, charge or fee on real estate or generally and not based on the consumption or actual usage of any service or utility or the number of occupants of the Property), (b) impose a new tax based upon (or newly interpret any existing tax to apply to) the creation of leasehold interests or the receipt of rent including gross receipts or sales taxes applicable to the receipt of rent but only if such taxes are not based on business income or receipts generally and only to the extent rent from tenants in the Building is treated as the only rent and/or other income from the Building received by Landlord, and/or (c) levy against Landlord as an owner of real property any income, excess profit, revenue, excise, franchise or capital stock tax not levied against business owners generally; such new tax, assessment, charge, fee or income, excess profit, rent, revenue, excise, franchise or capital stock tax (computed as if the Property were the only asset or business of Landlord) shall be deemed to be included (to the extent applicable as described above) within the definition of “Taxes” under this Lease, provided that such amounts are (i) customarily passed-through to tenants of Comparable Buildings and (ii) Landlord is, in fact, passing such amounts through to all other tenants in the Property having “net” leases. If any such real estate taxes or assessments are payable in installments without interest, premium or penalty, then Landlord shall include in Taxes for any particular tax year only the installment of such real estate taxes or assessments that the applicable governmental authority requires Landlord to pay (and that Landlord actually pays) during such tax year. Rebates or refunds of amounts previously included in Taxes shall be applied to decrease the Taxes otherwise attributable to the tax year in which such rebate or refund is received by Landlord. With respect to each tax year during the Term, Landlord shall initiate and pursue strategies to protest, reduce, limit any increase in or otherwise minimize Taxes and, if Landlord, in its good faith judgment, deems it cost effective to do so, initiate and pursue in good faith an application or proceeding seeking a reduction in or abatement of Taxes or the assessed valuation of the Building and the Land, in each case using an experienced real estate tax attorney or other tax consultant. Landlord’s actual, reasonable costs and expenses paid to such third parties (including, without limitation, all reasonable fees for consultants and attorneys) paid by Landlord in seeking a reduction or abatement of Taxes or the assessed valuation of the Building and Land shall also be included in Taxes in the calendar year such expenses are paid. Provided no Event of Default is outstanding, Landlord shall pay all Taxes before delinquency.
5.    If Taxes attributable to any portion of the Term shall increase after payment thereof by Landlord for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities and such increase is not reflected in Tenant’s payments pursuant to the foregoing provisions of this Section, Landlord shall promptly furnish a statement thereof to Tenant and Tenant shall pay Landlord within thirty (30) days after receipt of such statement, Tenant’s Pro Rata Share (as of the date Tenant made the applicable payment) of such increased Taxes. If Landlord receives a refund of any Taxes or receives notification of the approval of a refund of any Taxes, for any calendar year with respect to which Tenant has paid its Pro Rata Share and (i) the calendar year in which Landlord receives such refund or notification is not more than two (2) calendar years after the calendar year in which the Term of this Lease ended and (ii) an Event of Default by Tenant is not then continuing, Landlord shall remit to Tenant its allocable share of such refund within thirty (30) days after Landlord’s receipt thereof of such refund, or, if an Event of Default by Tenant is then continuing, within thirty (30) days after both Landlord’s receipt of such refund and Tenant’s cure of such Event of Default.
B.    Operating Expenses.
1.    Commencing on the Commencement Date, Tenant shall pay Landlord in the manner described below an amount equal to Tenant’s Pro Rata Share of Operating Expenses (subject to the abatement set forth in Section 2.C. of this Lease and any other abatement expressly provided hereunder).

2.    For purposes of this Lease, “Operating Expenses” shall mean all expenses, costs and amounts (other than Taxes and exclusions therefrom) of every kind and nature incurred by Landlord determined for each calendar year on an accrual basis and in accordance with sound and generally accepted accounting practices for Comparable Buildings in the Chicago real estate market, consistently applied in respect of any calendar year any portion of which occurs during the Term, because of or in connection with the management, repair, maintenance and operation of the Building and the Property (which for purposes of this Section 3(B) shall be deemed to include any sidewalks or similar adjoining public areas which Landlord is obligated to maintain), including without limitation, any amounts paid for (except to the extent excluded below): (a) utilities for the Property, including, but not limited to, electricity, gas, steam, oil or other fuel, water, sewer, lighting, heating, air conditioning, ventilating, and chilled water, including both consumption and capacity charges, but excluding those costs separately billed to specific tenants; (b) permits, licenses and certificates necessary to operate, manage and lease the Property other than those related to the development of the Property or construction of the Building or which are required as a condition to any initial occupancy of the Building; (c) premiums for insurance maintained by Landlord applicable to the Property, not limited to the amount of coverage which Landlord is required to provide under this Lease; (d) supplies, tools, equipment and materials used in the operation, repair, cleaning and maintenance of the Property; (e) accounting, legal, inspection, consulting, concierge and other services for the Building; (f) the rental of equipment not affixed to the Building which is used in providing Building amenities available to Tenant, as well as repair, maintenance or, with respect to the common areas only, janitorial services; (g) fees for management services, provided that the amount of management fees that may be included in Operating Expenses for any applicable year shall not exceed three percent (3%) of the gross rental revenues of the Building for such applicable year; (h) the fair rental value of any space (not exceeding the then-current gross rental rate per square foot under this Lease) reasonably devoted to management or operation of the Building, so long as such rental rate is included in operating expenses under all other "net" leases entered into by Landlord and then in effect for office space in the Building; (i) wages, salaries and other compensation and benefits for all persons employed by Landlord or whose wages are chargeable to Landlord (but only to the extent Landlord pays or reimburses its manager for such wages) directly engaged in the operation, maintenance or security of the Property, including any employer’s Social Security taxes, unemployment taxes or insurance, and any other taxes in respect of such wages, salaries, compensation and benefits; and (j) operation, repair, and maintenance of all systems and equipment and components thereof (including replacement of components), including without limitation, janitorial service to the common areas, alarm and security service, window cleaning, trash removal, elevator maintenance, cleaning of walks, plazas and building walls, removal of ice and snow, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities of the Building, maintenance and non-capital replacement of shrubs, trees, grass, sod and other landscaped items, irrigation systems, drainage facilities, fences, curbs and walkways, and roof repairs (subject to the limitations on capital expenditures and improvements set forth in Section 3.B.5 below).
3.    If Landlord has leased less than one hundred percent (100%) of the Rentable Area of the Building for all or a portion of any calendar year, Landlord may determine the amount of Operating Expenses that vary with occupancy of the Building (“Variable Operating Expenses”) that would have been incurred had 100% of the Rentable Area of the Building been leased for such calendar year and the amount so determined shall be deemed to be the amount of such Variable Operating Expenses for such calendar year, provided, however, that in no event shall Landlord be entitled to recover in any calendar year, in total or in the aggregate within any category, more than the total Operating Expenses actually incurred by Landlord during any calendar year. The categories of Operating Expenses that will be considered Variable Operating Expenses shall be limited to those expenses that actually vary based on the levels of occupancy of the Building. Without limitation of the foregoing, the following are generally variable Operating Expenses:

a)    Common area cleaning and janitorial and trash removal expenses and supplies;
b)    Contract elevator maintenance services;
c)    Security services;
d)    Engineer and property management expenses;
e)    Management fees; and
f)    Utilities, including electricity, water and chilled water consumption and capacity charges, provided that the portion of such utilities which is fixed and does not vary with occupancy shall not be so increased.
4.    If with respect to any item, utility or service that would otherwise be includable in Operating Expenses, such item is furnished by Landlord to Tenant (as part of an Operating Expense) and any other tenant of the Building pays directly for such item, utility or service to either Landlord or to the provider or supplier of such item, utility or service (as opposed to paying its proportionate share of such Operating Expense), the amount of such Operating Expense for purposes of this Article 3 shall be deemed increased by the amount that would have been included in Operating Expenses if such tenant were not paying such amount directly, provided that in no event shall Landlord be entitled to recover in any calendar year, in the aggregate, more than the total amount of such Operating Expense actually incurred by Landlord during such calendar year.
5.    Notwithstanding the foregoing, Operating Expenses shall not include:
a)    Capital improvements or capital expenditures made to the Land or the Building, including, without limitation, all costs of development, renovation and redevelopment of the Building, tenant build-outs, and any other initial improvements on the land regardless of when incurred, except costs of (1) any capital improvements made to the Building after the Commencement Date which improvements actually reduce Operating Expenses, limited to the amount of actual savings realized therefrom and (2) any capital improvement which is required by government regulation enacted after the Commencement Date, the amount of all such costs described in said clauses (1) and (2) to be amortized on a straight-line basis over the asset’s useful life.
b)    To the extent such costs constitute capital costs under GAAP and unless otherwise permitted under clause (a) above, the cost of replacement of HVAC, mechanical, security, electrical, plumbing systems, or of any substantial component or part of such systems beyond the scope of routine maintenance and repair; replacement or repair of the foundations and structure elements of the building located on the property outside the scope of routine maintenance and repair.
c)    Rent payments and other related costs incurred in leasing air conditioning systems or equipment, elevators or other equipment that under GAAP should be capitalized (subject to the limitations on capital expenditures set forth under Clause (a) above).
d)    Any special services rendered to any tenant of the Building, specifically for the benefit of one or more other tenants, that is not rendered to Tenant, including, without limitation, any cleaning or janitorial services performed for any other tenant of the Building or in any space in the Building other than common areas.

e)    Capital expenditures for expansion of the Building or for remodeling or refurbishment of the Building except as permitted under clause (a) above.
f)    Interest and amortization of funds borrowed by Landlord, whether secured or unsecured, points, finder’s fees, legal fees, commissions or other expenses incurred in connection with borrowed funds, including without limitation, interest and principal payments or mortgage debt, and loan fees and participation payments.
g)    Depreciation of the Building or amortization expense (except for capital expenditures specifically includable in Operating Expenses above).
h)    Contributions made by Landlord in any given calendar year to one or more cash “reserve” accounts, which reserves are established by Landlord to cover Operating Expenses anticipated to be incurred during any periods following the applicable calendar year.
i)    The cost of repairs, replacements or other work occasioned by fire, windstorm or other casualty, provided that Operating Expenses shall include all amounts paid by Landlord with respect thereto on account of the existence of commercially reasonable deductibles (in keeping with the practices of Comparable Buildings) under Landlord’s property insurance policies required under this Lease, which Tenant acknowledges benefit Tenant by reducing the insurance premiums included in Operating Expenses.
j)    The cost of repairs, replacements or other work occasioned by the exercise of the power of eminent domain, condemnation, state action, or other taking.
k)    Leasing commissions and other leasing costs.
l)    Expenses incurred in procuring or retaining tenants or subtenants for the Building including, but not limited to decorating and improvement costs specific to a tenant space, advertising, tenant allowances, leasing entertainment and promotional expenses, legal fees for preparation of leases, amendments or consents, rent abatements, lease takeover expenses, and space plans.
m)    Salaries, wages, benefits or other compensation paid to personnel above the grade of general manager or, in the case of personnel who do not devote substantially all of their work efforts to the Property, that portion of such personnel’s compensation which is not equitably allocated to the time spent working on matters involving the Property.
n)    Salaries, wages or other compensation paid to employees, officers or executives of Landlord who are not assigned to the operation, management, maintenance or repairs of the Building.
o)    Key man and other life insurance, disability insurance and health, accident and sickness insurance, except only for the premiums for group or other plans providing reasonable benefits to persons of the grade of general manager and below engaged on a substantially full-time or allocated basis in operating and managing the Building, and any other insurance in excess of the insurance required to be maintained by Landlord under this Lease if and to the extent that any such insurance is not customarily maintained by landlords of Comparable Buildings.
p)    Any expenses or costs associated with bringing the Building in compliance with current interpretation of any local, State or Federal law or code, ordinance,

statute or other law, such as The Americans with Disabilities Act (except as expressly provided above with respect to capital expenditures) in effect as of the Commencement Date (provided that this exclusion shall not limit the responsibility of Tenant for the cost of certain compliance of the Premises with The Americans with Disabilities Act to the extent specifically provided for in Section 5(B) below), including penalties or damages incurred due to non-compliance and any costs to convert or upgrade any existing machinery or building equipment to meet any local, State or Federal environmental codes or requirements in effect as of the Commencement Date.
q)    Taxes and all costs expressly excluded from the definition of Taxes.
r)    Ground rent or other payments under any ground lease.
s)    Original construction costs of the Building.
t)    The cost of utility installation for tenants, separate metering for tenants and/or tap-in charges for adding tenants, or the cost of any utilities for which Tenant or any other tenant directly contracts with a third party therefor or in respect of which Tenant or any other tenant or other occupant is separately metered or sub-metered and pays Landlord directly.
u)    Legal or arbitration fees and disbursements that are paid or incurred in connection with the negotiation or enforcement of, or disputes arising out of, any leases at the Property.
v)    Any and all costs arising from the release of Hazardous Materials (as hereinafter defined) in or about the Building or the Property, including, without limitation, hazardous substances in the ground water or soil, not placed in the Building or the Property by or upon the direction of Tenant, and any costs that Landlord incurs in abating lead-based paint or asbestos-containing materials.
w)    All expenses directly resulting from the gross negligence or willful misconduct of Landlord or any affiliate of Landlord or any of their respective agents, servants or other employees or damages or other costs for or in connection with bodily injury or personal injury resulting from any tortuous conduct of Landlord or its agents, including without limitation, the amount of any judgments rendered against Landlord in excess of the amount of any applicable liability policies.
x)     Dues to professional and lobbying associations or trade associations (other than BOMA or any similar organization) and contributions to political or charitable organizations.
y)    Costs incurred in connection with the acquisition or sale of air rights, easements or similar interests in real property.
z)    Landlord’s general corporate overhead and general and administrative expenses, including costs that Landlord incurs in organizing or maintaining in good standing the entity that constitutes Landlord, or in authorizing Landlord to do business in the jurisdiction where the Building is located, or administration expenses, deed recordation expenses, legal and accounting fees (other than with respect to Building operations). For the avoidance of doubt, audit costs and the costs of preparing financial statements of Landlord (as opposed to records and statements for the Building) shall be excluded from Operating Expenses.

aa)    Any expense for which Landlord is compensated through proceeds of insurance or which would have been compensated had Landlord maintained the insurance required hereunder, or through condemnation proceeds, claims under warranties, guaranties, tenants or other occupants in the Building making payments directly to Landlord or Landlord’s agents for services in the Building or otherwise.
bb)    The cost of any judgment, settlement, payment or arbitration award arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitration pertaining to Landlord’s contractual breach, negligence, willful misconduct, or other fault, and all expenses, including attorneys’ fees, incurred in connection therewith.
cc)    Any fee, expenditure, overhead or profit increment paid or payable to Landlord’s affiliated entities (or former affiliated entities) above that which would be paid to unaffiliated third parties for comparable goods or services, provided that the property management fee paid to an affiliated entity shall be subject to the 3% of gross revenues cap set forth above.
dd)    Costs associated with Landlord’s relocation, or attempted relocation, of any tenant in the Building.
ee)    Any Operating Expenses to the extent such expenses are to be reimbursed to Landlord by virtue of warranties or guaranties from contractors or suppliers (whether or not actually received).
ff)    Expenses that Landlord incurs in buying or selling the Property.
gg)    Costs that Landlord incurs in performing, or correcting defects in the Core & Shell Work or the Initial Tenant Work.
hh)    Amounts payable by Landlord for withdrawal liability or underfunded pension liability to a multi-employer pension plan (under Title IV of the Employee Retirement Income Security Act of 1974, as amended).
ii)    Interest, penalties and late charges that in either case are paid or incurred as a result of late payments made by Landlord or by reason of Landlord’s failure to comply with Lease requirements or any contracts to which Landlord is a party.
jj)    Costs incurred by Landlord which result from a breach by Landlord of this Lease or any other lease at the Building.
kk)    Costs arising from the negligence or fault of other tenants or occupants at the Property to the extent that Landlord has actually recovered all or a portion thereof from a third party.
ll)    Costs that Landlord incurs to correct a representation made by Landlord in this Lease or any fines or penalties that are assessed against Landlord by a governmental authority by virtue of violations at the Building of applicable requirements.
mm)    The cost of providing after hours HVAC to portions of the Building (except that Landlord shall have the right to include in Operating Expenses the cost of providing after hours HVAC that Landlord ordinarily supplies to the common areas of the Building or the entire Building (as opposed to only portions thereof).
nn)    The cost of objects of art that Landlord installs in the Building, provided that nothing contained in this clause precludes Landlord from including in Operating Expenses the reasonable cost of maintaining, insuring and repairing objects of art that Landlord installs in the common areas of the Building.
oo)    The cost of any “tenant relations” parties, events or promotions not consented to by an authorized representative of Tenant in writing, except that Landlord may include in Operating Expenses the cost of customary events that are directed toward the office tenants of the Building and not others who are not tenants in the Building and that are otherwise consistent with the events that are held in Comparable Buildings.
oo)    Any costs that are duplicative of any other cost that is included in Operating Expenses.
Operating Expenses for the Building are to be “net” only and for that purpose shall be deemed reduced by the amounts of any insurance reimbursement or recovery, other reimbursement, recoupment, payment discount, credit, reduction, allowance or the like received by or credited to Landlord.
C.    Tenant’s Pro Rata Share. For purposes of this Lease, “Tenant’s Pro Rata Share” for any calendar year shall mean the percentage determined by dividing the Rentable Area of the Premises by an amount equal to the Rentable Area of the Building. Accordingly, Tenant’s Pro Rata Share is 24.047% (30,085 rsf / 125,109 rsf).
D.    Manner of Payment of Taxes and Operating Expenses.
1.    On or before the Commencement Date and annually on or before January 1 of each calendar year during the Term or as soon thereafter as is practicable, Landlord shall deliver to Tenant a notice setting forth Landlord’s good faith estimate of Taxes and Operating Expenses for the applicable full or partial calendar year (“Landlord’s Estimate”). Commencing on the Commencement Date and continuing thereafter on the first day of each month throughout the Term, Tenant shall pay one twelfth (1/12th) of Tenant’s Pro Rata Share of such estimated amounts of Taxes and Operating Expenses taking into account the abatements under Section 2.C. and any other applicable abatements in this Lease. Landlord’s Estimate may be adjusted in good faith from time to time by Landlord by written notice to Tenant not more than twice within a calendar year. Any such adjustments of Landlord’s Estimate within a calendar year shall be based on Landlord’s reasonable expectations. Any revision to any Landlord’s Estimate shall become effective commencing on the first day of the calendar month that is at least thirty (30) days after Tenant’s receipt of the revised Landlord’s Estimate. If Landlord fails to timely deliver Landlord’s Estimate, Tenant shall pay one-twelfth (1/12th) of the actual Tenant’s Pro Rata Share of Taxes and Operating Expenses paid for the previous calendar year or the monthly installments of the most recently available Landlord’s Estimate. Commencing on the first day of the calendar month following thirty (30) days after Tenant’s receipt of Landlord’s Estimate for the current calendar year, the monthly payment on account of estimated Taxes and Operating Expenses shall be increased or decreased (i.e., reconciled) to reflect the estimate set forth therein.
2.    Within one hundred fifty (150) days after the end of each calendar year containing a portion of the Term, or as soon thereafter as practicable (but in no event later than July 1 of any calendar year), Landlord shall send Tenant a statement setting forth the actual Operating Expenses and Taxes for such calendar year (“Landlord’s Statement”). Landlord’s Statement shall include: (a) an itemized statement of the actual Operating Expenses and Taxes (setting forth with a reasonable level of detail all Operating Expenses and Taxes); (b) copies of all relevant Tax bills; (c) in the case of the first and the last such statement, a calculation showing the portion of Operating Expenses and Taxes properly allocable under Section 3(E) hereof to the portion of the applicable calendar year occurring during the Term; and (d) the calculations of any overpayment or underpayment of such amounts by Tenant.
3.    If the aggregate amount paid by Tenant pursuant to Landlord’s Estimate with respect to any calendar year is less than the actual amount due from Tenant set forth in Landlord’s Statement for such calendar year, Tenant shall pay to Landlord Tenant’s Pro Rata Share of the amount of such underpayment within thirty (30) days after receipt of the Landlord’s Statement showing such underpayment and instructing Tenant to pay the same.
4.    If the total amount paid by Tenant pursuant to Landlord’s Estimate with respect to any calendar year is more than the actual amount due from Tenant set forth in Landlord’s Statement for such calendar year, Landlord shall credit the amount of such overpayment by Tenant against the next installment(s) of Base Rent and Additional Rent until the credit is fully exhausted, provided that if no further installments of Base Rent or Additional Rent shall be due, Landlord shall refund to Tenant the amount of such overpayment at the same time that Landlord delivers Landlord’s Statement to Tenant. The provisions of this Section shall survive the expiration or earlier termination of this Lease.
5.    If the Term shall have expired or been terminated, the obligation of Tenant to pay Tenant’s Pro Rata Share of Taxes and Operating Expenses for the final calendar year through the date on which this Lease expired or was terminated, and Landlord’s obligation to reimburse Tenant for any overpayment on account thereof, shall each survive for a two (2) year period following such expiration or termination.
6.    In no event shall a decrease in the Taxes or Operating Expenses decrease the monthly Base Rent payable hereunder (except to the extent a credit against Base Rent for overpayment by Tenant is provided for in Section 3(D)(4) above).
E.    Proration. If Tenant’s obligation to pay Tenant’s Pro Rata Share of Taxes or Operating Expenses commences on any date other than January 1 or ends on any date other than December 31, the amount of Taxes and Operating Expenses for such first or final calendar year shall be prorated to reflect the portion of such years after the Commencement Date, and before the Expiration Date or earlier date that this Lease may be terminated, as the case may be. Such proration shall be made by multiplying the Taxes or Operating Expenses, as applicable, in respect of any such calendar year by a fraction, the numerator of which shall be the number of days in such calendar year for which Tenant is required to pay Tenant’s Pro Rata Share of Taxes or Operating Expenses, as applicable, and the denominator of which shall be 365.
F.    Audit Rights.
1.    Each Landlord’s Statement shall be subject to Tenant’s right to audit such Landlord’s Statement using Tenant’s own employees or any other reputable firm chosen by Tenant. Tenant shall not retain any party to audit Landlord’s Statement on a contingent fee basis. Landlord and Tenant shall attempt to reconcile any disputes over the contents of any Landlord’s Statement during the first ninety (90) days after delivery of such Landlord’s Statement. If Tenant notifies Landlord within such ninety (90) day period that Tenant desires to audit those books and records of Landlord relevant to the Operating Expenses and Taxes covered by such Landlord’s Statement, then Tenant shall have an additional period of one hundred twenty (120) days to perform such audit, but in no event shall any audit continue later than the date which is two hundred ten (210) days after the date such Landlord’s Statement is delivered to Tenant, or such Landlord’s Statement shall be deemed conclusive and binding on Tenant and shall not be subject to audit by Tenant thereafter. Tenant shall pay for any such audit, provided, that if any audit discloses any error of three percent (3%) or more with respect to either the amount of Operating Expenses or the amount of Taxes set forth in such Landlord’s Statement, Landlord shall reimburse Tenant promptly thereafter for the reasonable costs incurred by Tenant in connection with such audit. Upon at least ten (10) business days’ notice, Landlord shall make available for examination or copying by the person or persons conducting such audit all books and records relevant to the Operating Expenses and Taxes covered by the Landlord Statement in question either at the Building or at Landlord’s principal place of business in Chicago, Illinois, as selected by Landlord. Any person or persons conducting an audit on behalf of Tenant (each an “Auditor”) shall execute and deliver to Landlord a confidentiality agreement in form and substance reasonably acceptable to Landlord to hold any information derived from its review of the books and records of the Building and the results of such audit in confidence, provided that (a) such Auditor may disclose such audit or any information obtained in connection therewith to Tenant or Landlord, or to such other parties as may be reasonably necessary to resolve any potential dispute with respect to Operating Expenses or Taxes or as required by Laws, and (b) any such confidentiality agreement shall not prohibit such Auditor from performing audits or similar services for others, so long as such Auditor does not solicit third party clients based on confidential information obtained when conducting an audit for Tenant hereunder.
2.    If an audit results in a determination that Tenant has overpaid any amounts on account of Operating Expenses or Taxes, Landlord may dispute the results of the audit and, if the parties are unable to reach agreement within thirty (30) days thereafter, Landlord and Tenant shall jointly select an independent certified public accountant to act as a single impartial arbitrator within an additional thirty (30) days thereafter. The fees of such arbitrator are to be either shared equally by Landlord and Tenant or paid in full by Landlord if such arbitrator confirms an overcharge to Tenant of three percent (3%) or more with respect to either the amount of Operating Expenses of Taxes set forth in the Landlord’s Statement in question.
3.    The amount of such Operating Expenses and/or Taxes with respect to the Landlord’s Statement in question shall be the amount determined by the arbitrator, provided that such amount shall be no higher than the amount set forth in the disputed Landlord’s Statement or less than the amount determined by Tenant’s audit.
4.    If an audit results in a determination that Tenant has underpaid any amounts on account of Operating Expenses or Taxes, then Tenant agrees to pay to Landlord any underpayment (subject to an offset, as reasonably determined, for the costs incurred by Tenant in discovering any such underpayment) within thirty (30) days after the amount thereof is determined. Any overpayment by Tenant shall be credited by Landlord against the next installment(s) of Base Rent or Additional Rent, until the credit is fully exhausted, provided that if no further installments of Base Rent or Additional Rent shall be due, Landlord shall refund to Tenant the amount of such overpayment within thirty (30) days after the amount thereof is determined. The provisions of this Section 3(F) shall survive the expiration or earlier termination of this Lease.
ARTICLE 4
Landlord's Core & Shell Work; Delivery and Condition of Premises
A.    Landlord’s Core & Shell Work. Landlord shall complete, at Landlord’s expense, the work described on Exhibit F attached hereto (“Landlord’s Core & Shell Work”). Landlord’s Core & Shell Work shall be completed at Landlord’s expense, in a good and workmanlike manner, and in compliance with all applicable Laws. Landlord’s Core & Shell Work shall be Substantially Completed prior to the Commencement Date. “Substantially Completed”, as it related to Landlord’s Core &

Shell Work, shall mean that Landlord shall have substantially completed the work described on Exhibit F and received a core & shell certificate of occupancy (or jurisdictional equivalent thereof) from the City of Chicago for the Building.
B.    Delivery and Condition of the Premises. Landlord shall complete, at Tenant’s expense, subject to application of Landlord’s Maximum Expenditure (as described in Exhibit G) the Initial Tenant Work (as described in Exhibit G). The date on which Landlord’s Core & Shell Work and Initial Tenant Work are both Substantially Completed is hereinafter referred to as the “Delivery Date”; provided that Landlord shall notify Tenant in writing of the Delivery Date, which shall be the date Tenant may take possession of the Premises at least thirty (30) days prior to the Delivery Date. Subject to the terms and conditions of this Lease, including, without limitation, the terms set forth in this Article 4, Landlord leases to Tenant and Tenant leases from Landlord the Premises on an “as is” basis (except as otherwise expressly set forth in this Lease, including, without limitation, Landlord’s obligation to complete Landlord’s Core & Shell Work and the Initial Tenant Work). By taking possession of the Premises following the Delivery Date, Tenant shall be deemed to have accepted the Premises and agreed that the Premises are in good order and satisfactory condition with no representation or warranty by Landlord as to the condition of the Premises or the Building, or suitability thereof for Tenant’s use (except as otherwise expressly set forth in this Lease to the contrary).
C.    Anticipated Delivery Date and Penalties. Landlord anticipates that the Delivery Date shall occur by June 30, 2020 (“Anticipated Delivery Date”). If the actual Delivery Date does not occur on or prior to the Anticipated Delivery Date, this Lease shall not be voidable or terminable as a result thereof, nor shall Landlord be liable for any penalties in connection with such late delivery, except to the extent specifically set forth in this Section 4.C. Notwithstanding the foregoing, (i) if the actual Delivery Date does not occur on or before the six (6) month anniversary of the Execution Date, subject to extension for Tenant Delays (as defined in Exhibit G) and Unavoidable Delays (such Unavoidable Delays not to exceed sixty [60] days in the aggregate) (“Initial Delivery Deadline”), then Tenant shall be entitled to one (1) additional day’s abatement of Base Rent and Tenant’s Pro Rata Share of Operating Expenses and Taxes for each day between the Initial Delivery Deadline and the actual Delivery Date, following the Rent Abatements provided in Section 2.C., and (ii) if the actual Delivery Date does not occur on or before December 31, 2020, subject to extension for Tenant Delays and Unavoidable Delays (such Unavoidable Delays not to exceed sixty [60] days in the aggregate), then Tenant shall be entitled to terminate this Lease by written notice to Landlord delivered at any time prior to the Delivery Date. If Tenant exercises the termination right set forth herein, Landlord shall immediately return to Tenant the Security Deposit and any prepaid Rent and reimburse Tenant for any Tenant’s Excess (as defined in Exhibit G) paid by Tenant. The remedies set forth in this Section 4.C. shall be Tenant’s sole and exclusive remedies for late delivery of the Premises, to the exclusion of any other rights or remedies available to Tenant at law, in equity or under this Lease.
D.    Early Access to the Premises. Following Tenant’s written request, if deemed reasonably appropriate by Landlord’s construction supervisor, Landlord may, in Landlord’s sole but reasonable discretion, permit Tenant to have early access to the Premises on a date (the “Early Access Date”) prior to the Delivery Date, solely for the purposes of permitting Tenant to install its equipment, provided such installation shall not in any material way interfere with or delay Landlord’s completion of Landlord’s Core & Shell Work and the Initial Tenant Work. Tenant specifically agrees that from and after the Early Access Date, Tenant shall work, and shall cause its equipment installers to work, in coordination in all reasonable respects with Landlord’s construction supervisor so that Landlord can continue to complete Landlord’s Core & Shell Work and the Initial Tenant Work in a customary construction sequence without employing overtime and without any material interference from Tenant or its contractors, notwithstanding Tenant’s concurrent conduct of such installation of equipment.

ARTICLE 5
Use; Compliance with Laws and Rules
A.    Uses. Tenant may use the Premises for general business and administrative office and biotechnology laboratory use in in compliance with all applicable Laws (as hereinafter defined) in effect from time to time during the Term, but for no other purpose whatsoever. Tenant shall obtain validation by any medical review board or similar governmental licensing of the Premises if and to the extent required by applicable Law for Tenant’s use thereof. Additionally, prior to Tenant’s actual use of any laboratory space in the Premises, Tenant shall deliver to Landlord a copy of all of Tenant’s non-trade secret safety protocols, which protocols shall also describe generally the nature of the work anticipated to occur in the laboratory space. Notwithstanding anything to the contrary herein, in no event shall Tenant generate, produce, bring upon, use, store or treat Hazardous Materials with a risk category higher than Biosafety Level 2 as established by the Department of Health and Human Services (“DHHS”) and as further described in the DHHS publication Biosafety in Microbiological and Biomedical Laboratories (5th Edition) or such nationally recognized new or replacement standards as may be reasonably selected by Landlord and reasonably approved by Tenant if applicable to similar facilities in the City of Chicago.
B.    Compliance with Laws. Tenant shall comply with all laws, orders, ordinances, codes, regulations, rules, rulings, orders, decrees, directives, policies and requirements of all local, municipal, state and federal governments, departments, agencies, commissions, boards or political subdivisions having jurisdiction over the Building or the Land (collectively, “Laws”) and with all applicable Board of Fire Insurance Underwriters’ regulations and requirements, in each instance if and to the extent that same relate to Tenant’s particular manner of use of the Premises or any Alteration Work (as hereinafter defined) that Tenant proposes to perform therein (whether directed to Tenant or Landlord). Landlord shall be responsible for effecting (and Landlord shall promptly effect) any repairs, additions, alterations or changes to (1) the Building, Premises and common areas of the Building that are necessitated by the acts or omissions of Landlord or the other Indemnified Landlord Parties and (2) to the common areas and the Building (except to the extent necessitated by the acts and omissions of a Tenant Indemnified Party) that are required to comply with Laws (except to the extent the Building is exempted from compliance with any Law) that affect laboratory office buildings generally or the Building specifically and are not required solely because of (a) the particular manner (other than office) of use of the Premises by Tenant or (b) Tenant’s improvements or alterations in the Premises or Building. Landlord may include the costs of performing its obligations under the preceding sentence in Operating Expenses to the extent permitted pursuant to Article 3 hereof. Tenant shall not knowingly or negligently: (i) make or permit any use of the Premises or the Property; or (ii) do or permit to be done anything in or on the Premises or the Property, or bring on or keep anything in the Premises or the Property, in each case that would violate any Laws. Tenant shall procure and maintain all licenses and permits legally necessary for Tenant’s use of the Premises and any Alteration Work and shall allow Landlord to inspect them upon reasonable prior request at no cost to Tenant.
C.    Building Rules. Tenant shall comply with all rules set forth on Exhibit H (the “Rules”). To the extent of any conflict between the Rules and the provisions of this Lease, the provisions of this Lease shall control. Landlord shall have the right to reasonably amend the Rules and supplement the same with other reasonable rules (not inconsistent with this Lease) as may be necessary or appropriate for the promotion of the safety, care or cleanliness of the Property or good order therein, and all such amendments or new rules shall be binding upon not fewer than thirty (30) days’ notice thereof to Tenant, subject to the terms and conditions of this Section. All of the Rules shall be applied on a non-discriminatory basis to all of the tenants of the Building, in a reasonable manner, and in a manner which shall not unreasonably interfere with Tenant’s use or occupancy of the Premises for the purposes permitted under this Lease. Nothing herein shall be construed to give Tenant or any other person any claim, demand or cause of action for damages against Landlord arising out of a violation of the Rules by any other tenant or occupant of, or visitor to, the Property.
D.    Entry and Exit from Building and Building Security. All persons entering or leaving the Building at any time may be required to identify themselves to a watchman by registering or otherwise to establish a right to enter or leave the Building. Tenant shall have access to the Building twenty-four (24) hours per day, seven (7) days per week, subject to Landlord’s reasonable security protocol, applicable Laws and force majeure events. The parties acknowledge that the safety and security devices, services and programs provided by Landlord, while intended to deter crime and enhance safety, may not in certain instances prevent theft or other criminal acts, or ensure safety of persons or property. The risk that any safety or security device, service or program may not be effective, or may malfunction, or may be circumvented by a criminal, is assumed by Tenant with respect to Tenant’s property and interests, except as otherwise expressly provided herein.
E.    Tenant Security Systems. Tenant shall have the right to (i) install its own security systems in the Premises and (ii) to connect such security system into the Building’s security system, subject to obtaining Landlord’s prior approval, not to be unreasonably withheld, conditioned or delayed. Such security system is designed and operated in such a manner that Landlord shall at all times be able to access the Premises, which access shall be subject to compliance by Landlord with the other applicable provisions of this Lease. Installation of such system may be part of the Initial Tenant Work. Tenant acknowledges and agrees that security of the Premises is Tenant’s obligation hereunder.
F.    Animal Research in the Premises. Landlord and Tenant acknowledge and agree that, as of the Execution Date, Tenant does not intend to conduct any animal research in the Premises or the Building. If, at any time during the Term, Tenant desires to conduct such research in the Premises, Landlord shall permit same, provided that: (i) such research is permitted under, and is conducted in compliance with, applicable Laws, (ii) Tenant, at its expense, procures all permits and approvals for same, (iii) Tenant, at its sole expense, pays for any improvements or alterations to the Premises, Building and/or Property required for such animal research (including, without limitation, any additional ventilation system customarily required for such use in Comparable Buildings [as hereinafter defined]), (d) such animal research cannot unreasonably disturb the operations of other tenants in the Building, and (e) Tenant must comply with Landlord’s reasonable rules with respect to such animal research (which may include, without limitation, requiring delivery or removal of animals to only be at certain times or through certain entrances and/or reasonably requiring to Tenant to carry additional insurance coverages as are customarily required of tenants conducting animal research in Comparable Buildings).
ARTICLE 6
Services and Utilities
A.    Utilities and Services. Landlord shall manage, operate, keep and maintain the Building and the Property (including, without limitation, all common areas) and provide the following services and utilities in a manner comparable to the management, maintenance and operation of other comparable life sciences office and laboratory buildings of similar quality in the Chicago area (the “Comparable Buildings”). The cost of providing such utilities and services required to be provided by Landlord shall be included in Operating Expenses unless, to the extent expressly provided in this Lease, all or a portion of such cost is to be paid by Tenant or borne by Landlord without reimbursement.
1.    HVAC. Landlord shall provide heating, ventilation and air conditioning (“HVAC”) to the Premises during the period from 8:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturday, excluding holidays (the “Normal Hours”) at levels commensurate with the “business hours” practices of Comparable Buildings (collectively, the “Business Hour Standards”).

For purposes of this Lease, “holidays” mean New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day, and “business days” shall mean days other than Saturdays, Sundays and holidays. Such HVAC service in the Premises shall be delivered by a system installed as part of Landlord's Core & Shell Work and designed to meet the performance criteria set out in Exhibit F. Upon not less than one business day’s prior written notice to Landlord or any lesser period as Landlord may establish from time to time for other office tenants in the Building generally, Landlord shall provide Tenant HVAC outside of Normal Hours in accordance with the Business Hour Standards at Landlord’s actual cost and procedures for such after-hours services. If (i) Tenant's use of (or the number of persons working within) the Premises is beyond the capacity of the HVAC system of the Building, and such use requires the installation and operation of any supplementary air-conditioning, ventilation, heat, electrical or other systems or equipment (or adjustments or modifications to the existing Building systems and equipment), and (ii) Landlord notifies Tenant in writing (and provides reasonably satisfactory written evidence) of the need for such supplementary air-conditioning, ventilation, heat, electrical or other systems or equipment (or such adjustments or modifications to existing systems and equipment), then Tenant shall, within a reasonable time after such written notice from Landlord, either cause its use of the Premises to comply with such requirements or install any such supplemental system or equipment (or make such adjustment or modification), or otherwise mitigate the conditions giving rise to the need for supplemental cooling, at Tenant's expense; provided that if Tenant fails to commence such actions within thirty (30) days after such notice and then pursue such actions diligently to completion (subject to reasonable extension due to delays caused by Landlord or by other events beyond Tenant's reasonable control), then Landlord shall have the right (without obligation) to install any such supplementary system or equipment (or make such adjustment or modification) on Tenant's account, whereupon Tenant shall pay Landlord's costs and expenses in providing, installing and/or operating such supplemental systems or equipment (or making such adjustment or modification). Landlord shall enforce the foregoing requirements relative to Tenant and other tenants in the Building in a non-discriminatory manner.
2.    Electricity. Landlord shall provide electricity to the Premises through the installation in the Building as part of Landlord's Core & Shell Work of an electrical system having the capacities and characteristics specified in Exhibit F and shall separately meter the Premises as part of the Initial Tenant Work. Tenant acknowledges and agrees that such capacity is inclusive of any watts needed to operate the base building equipment servicing the Premises included in Landlord's Core & Shell Work. Tenant’s use of electricity provided by Landlord shall not exceed in voltage and rated capacity set forth above or the overall load that which is standard for the Building; provided, however, that if Tenant requests additional electrical service to the Premises in excess of the current capacity, Landlord shall not unreasonably withhold, condition or delay its consent to the provision of such additional electric service, so long as (a) Tenant demonstrates the need for such additional electrical service for the reasonable operation of Tenant’s business in the Premises and (b) any and all costs and expenses associated with such additional electric service are borne solely by Tenant. Landlord shall have the right at any time and from time to time during the Term to contract for electricity service from such providers of such services as Landlord shall elect (each being an “Electric Service Provider”). Tenant shall cooperate with Landlord, and the Electric Service Provider, at all times and, as reasonably necessary, shall allow Landlord and such Electric Service Provider reasonable access to the Building’s electric lines, feeders, risers, wiring, and any other machinery within the Premises. Landlord may require that Landlord's designated riser management company (charging reasonably competitive rates for type and quality of service provided in the local marketplace) be used for any work done in or affecting the Buildings risers (including any Initial Tenant Work or Alteration Work). Tenant shall make its own arrangements with the Electric Service Provider for the delivery of electricity to the Premises and for the installation of a separate meter to measure Tenant's usage, all at Tenant's sole cost and expense, and Tenant shall pay the Electric Service Provider for the electric service to the Premises; provided, however, that if for any reason Tenant is not billed directly for electrical service, Tenant shall reimburse Landlord without mark-up for the portion of the Building electric bill that pertains to Tenant’s consumption of the electrical service in the Premises. Tenant shall make no alterations or additions to the electric equipment or appliances used within or serving the Premises which would overload the CT cabinets or switches on any floor of the Premises.
3.    Domestic Water. Landlord shall provide municipal cold water for drinking at one or more points on the floor on which the Premises are located, for restrooms in the common areas of the Building, and, subject to Landlord’s approval and at Tenant’s sole cost and expense, for any private restrooms or office kitchens installed by Tenant in the Premises. Landlord shall either submeter other water service to the Premises and charge Tenant directly for same as Additional Rent or cause the water service to the Premises to be provided as part of Operating Expenses, for which Tenant shall pay Tenant’s Pro Rata Share thereof.
4.    Gas Service.    Landlord shall make available to Tenant gas service for the Premises in accordance with the specifications described on Exhibit F. Additional capacity in excess of such maximum shall be available to Tenant only at Landlord’s discretion. Landlord shall either submeter such gas service to the Premises and charge Tenant directly for same as Additional Rent or cause the gas service to the Premises to be provided as part of Operating Expenses, for which Tenant shall pay Tenant’s Pro Rata Share thereof.
5.    Elevator Service and Loading Dock. Landlord shall provide passenger elevator service, in common with other tenants or occupants of the Building. Landlord shall provide freight elevator service and provide shared use of the Building’s loading docks. Such freight elevator may be reserved on a first-come first-served basis subject to prior scheduling with no less than twenty-four (24) hours prior notice to Landlord and subject to after-hours charges for use on Saturdays, Sundays and holidays and after Normal Hours on Monday through Friday. The Building’s elevators shall be used in common with Landlord and the other tenants and their respective contractors, agents and visitors. Landlord reserves the right to modify or terminate the use of any elevators in the Building or to designate specific elevators for the use of specific other tenants or occupants of the Building at any time and from time to time provided there is no material adverse effect on Tenant or elevator service to the Premises.
6.    Common Conference Rooms. Landlord shall provide and maintain one (1) large conference room consisting of approximately 1,219 square feet (the “Large Conference Room”) and two (2) smaller conference rooms (one consisting of approximately 263 square feet and the other consisting of approximately 273 square feet) (together, the “Small Conference Rooms” and, collectively with the Large Conference Rooms, collectively, the “Conference Rooms”) in the lobby of the Building for common use of tenants and occupants of the Building. There shall be no rental fee or charge for any tenant’s use or reservation of the Conference Rooms; provided that the costs of maintaining, insuring, repairing, cleaning and operating same shall be included in Operating Expenses. Tenant's personnel shall be permitted to use such Conference Rooms in common with the personnel of other tenants of the Building, subject to such scheduling and use restrictions as Landlord may reasonably establish from time to time. Landlord shall maintain the Large Conference Room at all times during the Term, as same may be extended but Landlord shall have the right, exercisable by Landlord in its sole but reasonable discretion after the fifth (5th) anniversary of the Commencement Date, to use either or both of the Small Conference Rooms for purposes other than conference rooms, including, without limitation, as rentable square footage to be leased to new or existing tenants.
7.    Other Common Amenities. If Landlord, in its sole discretion, elects to provide other common Building amenities (including, without limitation, a vivarium), Tenant and Tenant's personnel shall have the same access to, and rights to use, such common facilities in the same manner as personnel of the other tenants of the Building generally (including payment of any Building-standard required fees or other charges).
8.    Cleaning. Landlord shall provide cleaning services to and trash removal from the common areas of the Building as part of Operating Expenses, which services shall be consistent with the cleaning services and trash removal provided by Comparable Buildings and at a minimum as set forth in Exhibit C attached hereto. Tenant shall be responsible, at Tenant’s expense, for cleaning Tenant’s Premises and removing all hazardous materials waste therefrom in accordance with applicable Laws.
9.    Building Directory; Signage. Landlord shall list the name of Tenant on the Building directory, if any, and in any computer or other directory, if any, serving the Building at no cost to Tenant (except as may otherwise be included in Operating Expenses) and also, at Tenant’s expense, on (a) any lobby directory listing certain Building tenants, if any, and (b) outside of the entry to Tenant’s suite. In the event that any monument or other exterior sign listing tenant(s) in the Building is installed on the Property, Tenant shall have the right, at Tenant’s cost and expense, to be listed on such sign in a size and location that is commensurate with Tenant’s pro rata share of the Rentable Area of the Building.
10.    Parking. During the Term of the Lease, as same may be renewed pursuant Article 32 of this Lease, Tenant shall license up to twelve (12) non-reserved parking spaces in the Building's parking garage at the Building-standard rate of $150 per parking space per month, which parking rate shall be subject to reasonable market increases during the Term. Tenant shall elect in a written notice to Landlord, delivered not later than the sixtieth (60th) day following the Commencement Date, if Tenant elects to license less than the twelve (12) spaces to which it is entitled. If Tenant elects to license less than the twelve (12) spaces to which it is entitled, then Landlord shall release such un-used spaces into the general pool of spaces made available to other tenants of the Building. If Tenant fails to deliver the written notice prior to the expiration of such 60-day period, then Tenant shall be deemed to have elected to license all twelve (12) spaces for the entire initial Term of the Lease (and any extension thereof in accordance with Article 32). Tenant’s use of the parking garage shall be subject to such reasonable rules and regulations that Landlord may establish for use of same, provided Tenant has prior written notice thereof and same are otherwise in accordance with the terms of Section 5(C). Notwithstanding anything contained herein to the contrary, during the initial twelve (12) months of the Term, Landlord shall not charge Tenant any monthly license rent or other fee for Tenant’s use of two (2) unreserved parking spaces (which spaces shall be part of, and not in addition to, the maximum twelve (12) spaces permitted hereunder). Any exterior parking spaces located on the Property shall be designated for visitors of the Building and shall not be leased or licensed to any particular Building tenant or occupant.
B.    Additional Services. Landlord’s property manager may perform such additional services on such terms and conditions as may be mutually agreed upon by Landlord and Tenant. All charges for such additional services shall be due and payable within thirty (30) days after such billing. In case Tenant shall fail to make payment for any such additional services, Landlord’s property manager may, without notice to Tenant, discontinue any or all such additional services. If Tenant requests any additional services of the Building after the Normal Hours, except as specifically otherwise provided herein, Tenant shall pay Landlord’s normal and reasonable charges for such after hour services; provided that the foregoing after-hours charges shall not apply to the after-hours usage of utilities other than HVAC.
C.    LEED. Landlord may, at Landlord's sole cost and expense, design the Building and prepare the specifications therefor in accordance with the promulgated standards for obtaining a LEED Certified Rating for the shell and core of the Building. Upon achievement of a LEED certification for the Building and as a condition of maintaining such LEED certification, the USGBC may require that actual energy and water usage data for both the general building areas and tenant spaces be shared with it for a period of at least five (5) years from the date of such certification. The failure to report such information can result in the revocation of any achieved LEED certification. Tenant shall comply with any reasonable requests from Landlord to share such actual energy and water data usage for the Premises during such time period. Operating Expenses shall exclude any and all costs associated with initial commissioning and initial certifying the Property in accordance with such LEED standards, but all costs of maintaining the Building's LEED Certified Rating at its initial level, and of recommissioning the Building for purposes thereof, shall be included in Operating Expenses, subject to the terms and conditions of Article 3 above. Tenant shall not be required to apply for or achieve LEED Certification (of any rating) for the Initial Tenant Work or any leasehold improvements to the Premises, but Landlord shall reasonably cooperate in connection therewith if Tenant so elects at no expense to Landlord.
D.    Recycling and Waste Management. Landlord shall maintain a waste management policy establishing reasonable, non-discriminatory obligations on Tenant and all other tenants of the Building which are comparable with those imposed from time to time on tenants in Comparable Buildings. Landlord may also establish a reasonable recycling program for the Building; provided that such program shall not require that Tenant incur any material out-of-pocket cost or expense or to modify its business operations in any material way except for any actions required of Tenant by Law.
E.    Other Energy Conservation Programs. Landlord shall have the right (which costs shall be included as part of Operating Expenses), to institute such other energy conservation policies, programs and measures on a Building-wide basis as may be required to comply with any Laws, or if consistent with voluntary measures being taken at other Comparable Buildings and Tenant shall comply with any requests from Landlord to cooperate with such instituted energy conservation policies, programs and measures. Nothing contained in this subsection shall be construed so as to require that Tenant incur any material out-of-pocket cost or expense or to modify its business operations in any material way except for any actions required of Tenant by Law.
F.    Internet/Communications Services. Tenant may make arrangements for the communications provider(s) of its choice to bring redundant service into the Building’s network point-of-presence (“net-pop“), and Landlord shall use reasonable efforts to furnish reasonable space for Tenant’s communications providers at the net-pop and otherwise reasonably cooperate in connection with the provision of such redundant service to Tenant; provided that all such access shall be coordinated through Landlord’s riser manager and any installation/construction shall be subject to Landlord’s approval of plans and specifications for same.
G.    No Warranty; Failure of Services.
1.    Stoppage of Services.
a)    Landlord does not warrant that any services or utilities (including without limitation, electrical service) will be free from Unavoidable Delays (as defined below) and Landlord reserves the right to suspend any of the foregoing services or utilities if and so long as necessary by reason of an emergency or repairs or alterations to the architectural, structural or mechanical systems of the Building. Landlord shall not, however, except in an emergency, voluntarily effect any stoppage or reduction of any service without giving prior oral or written notice to Tenant of the time and duration thereof. In case of any service stoppage or reduction arising out of, or the ending of which requires, any work by Landlord or any other person other than a utility company or governmental agency, Landlord shall prosecute such work (or cause such work to be prosecuted) diligently and continuously and so as to minimize the duration of such service stoppage or reduction.
b)    Except as herein expressly specified, no stoppage or interruption of services pursuant to the preceding paragraph shall be deemed an eviction or disturbance of Tenant’s use and possession of the Premises or any part thereof, or relieve Tenant from performance of Tenant’s obligations under this Lease or entitle Tenant to any abatement of Rent, except as otherwise expressly contemplated under this Lease. In no event shall Landlord be liable for damages by reason of loss of profits, business interruption or other consequential damages on account of such interruption in services or utilities.
c)    “Unavoidable Delays” shall mean delays or interruptions to the extent caused by strikes or lockouts (except to the extent any such strike or lockout is attributable to the acts or omissions of the party claiming such delay, including the failure of such party to promptly initiate and diligently pursue all commercially reasonable steps to avoid such strike or lockout), failure of power (except to the extent such failure has been caused by the acts or omissions of the party claiming the delay), failure of any utility provider to timely complete service connections (but only with respect to delays relating to that particular utility and provided that such delays do not arise out of the failure of the party claiming the delay to timely schedule such service connections or delinquency with respect to any payment to such utility company or other cause within such party’s reasonable control), conditions of supply or demand for building materials which are affected by war or other national, state or municipal emergency, restrictive governmental laws or regulations not in effect as of the date of execution of this Lease, condemnations, riots, insurrections, war, fire or other casualty, unforeseen weather conditions and taking into account the varying impact that such conditions have on different stages of construction, or acts of God. Notwithstanding the foregoing to the contrary, lack of money, financial inability, failure to perform of any contractor, agent, vendor or consultant of the party claiming such delay, delays in applying for or obtaining permits for construction or occupancy, reasonably foreseeable governmental action or inaction, failure of any utility provider to timely complete service connections, failure to order long-lead items sufficiently in advance of the time needed and delays caused by the party claiming such delay shall not be Unavoidable Delays. Notwithstanding the foregoing to the contrary, no Unavoidable Delay will be deemed to have occurred unless the party claiming delay provides the other party with a notice specifying such Unavoidable Delay within ten (10) business days after the commencement thereof and such Unavoidable Delay does not cease within two (2) business days after delivery of such notice.
2.    Failure of Services. Notwithstanding anything herein to the contrary:
a)    If (i) any failure or interruption of any service or utility to be provided to Tenant hereunder by Landlord shall result in any portion of the Premises being unusable and Tenant cannot and in fact does not use such portion of the Premises (such failure or interruption, a “Critical Failure”), and (ii) such Critical Failure is caused by the negligence or willful misconduct of Landlord’s or Landlord’s employees or contractors, and (iii) such Critical Failure continues for more than five (5) consecutive business days (or any shorter period covered under Landlord’s rent loss insurance), then commencing on the sixth (6th) consecutive business day after Tenant ceases to use such portion of the Premises for the normal conduct of its business due to such Critical Failure (or any shorter period covered under Landlord’s rent loss insurance), all Rent payable hereunder with respect to such portion of the Premises shall abate until the earlier of (1) the date the Premises is again usable and/or Tenant does in fact use the Premises for the normal conduct of Tenant’s business and (2) the next business day following restoration of the applicable service or utility.

b)    Notwithstanding any of the foregoing provisions of this Section, if any failure or interruption of service is due to a fire or other casualty, is caused by Tenant or involves a service not being provided to Tenant by Landlord hereunder, the remedies provided for in this Section shall not apply.
c)    The remedies expressly set forth in this Lease shall constitute Tenant’s sole and exclusive remedies with respect to any damages arising out of any failure or interruption of any service that Landlord is obligated hereunder to provide, and Tenant hereby waives any and all other rights or remedies it may have at law or in equity in connection with the same.
ARTICLE 7
Alterations and Liens
A.    Alterations.
1.    Except to the extent expressly set forth herein, Tenant shall have no right to make additions, changes, alterations or improvements to the Premises or the Building (“Alteration Work”). Upon twenty (20) days prior written notice to Landlord, Tenant may perform Alteration Work, which does not constitute a Major Alteration (defined below) and is strictly cosmetic and non-structural, such as painting, wall coverings and floor coverings (collectively, “Decorative Alterations”). As used herein, a “Major Alteration” is any Alteration Work that either (a) requires the issuance of a building permit from the City of Chicago; (b) affects the structure, exterior or exterior appearance of the Premises or the Building; (c) affects the views of the interior of the Building from any common area of the Building or the exterior of the Building; (d) affects the Building’s electrical, HVAC, communication risers, mechanical or plumbing systems and equipment (collectively “Building Systems”); (e) affects other tenants or occupants of the Building in any material way, as reasonably determined by Landlord; (f) affects space outside of the Premises; (g) may cause unreasonable noise, vibrations or odors to emanate outside of the Premises or through the Building’s ducts or exhausts, or (h) costs more than $50,000 in the aggregate.
2.    Prior to the commencement of its performance of any Alteration Work, Tenant shall submit to Landlord in writing: (a) complete architectural and engineering working drawings and specifications (the “plans and specifications”) therefor (unless such Alteration Work is only Decorative Alterations), (b) a statement from an engineer approved by Landlord (acting reasonably) stating that the Alteration Work will not adversely affect any Building Systems or the structure of the Property (unless such Alteration Work is only Decorative Alterations); and (c) a detailed description of the proposed Alteration Work. Prior to approving any laboratory-related Alteration Work that could reasonably be anticipated to affect the ventilation in the Building, Landlord also reserves the right to require Tenant to provide Landlord with a third-party report from a reputable consultant, in form reasonably acceptable to Landlord, showing that such work will not adversely affect the ventilation systems or air quality of the Building. When required, Landlord shall give or withhold its consent within ten (10) business days after Tenant’s submission of all materials required under this Section. To the extent any aspect of an Alteration Work affects only the appearance or configuration of the Premises, Landlord’s consent to such aspect shall not be unreasonably withheld, conditioned or delayed. Prior to the commencement of its performance of any Alteration Work (including but not limited to Major Alterations), Tenant shall submit to Landlord copies of all permits required by applicable Laws (if any), evidence of Workers’ Compensation insurance and, with respect to Commercial General Liability insurance, Comprehensive Automobile Liability insurance and “All Risk” Builder’s Risk insurance, certificates of insurance from all contractors naming the Landlord Protected Parties (as hereinafter defined) as additional insureds, and the identities of all architects, engineers, contractors, subcontractors and suppliers to be utilized with respect to such Alteration Work to the extent such contracts or subcontracts have been executed and/or such architects, engineers, contractors, subcontractors and suppliers have been identified.
3.    Upon the completion of any Alteration Work, Tenant shall deliver to Landlord unconditional final lien waivers for all work, services and materials incorporated into such Alteration Work, affidavits listing all contractors, subcontractors and suppliers involved in such Alteration Work, “as built” or marked record set drawings for all Major Alterations, a certificate of substantial completion from Tenant’s architect or engineer (if applicable), and, to the extent applicable and required, all certificates or other evidence issued by applicable governmental authorities indicating final approval of such Major Alterations or other Alteration Work.
4.    All Alteration Work shall be designed by engineers and architects selected by Tenant and shall be performed by contractors, subcontractors and suppliers selected by Tenant (other than that portion of any Alteration Work involving connections to the Building Systems, which shall be performed at Tenant’s expense by a contractor designated by Landlord in its sole but reasonable discretion provided that the rates charged to Tenant are the same rates charged to Landlord for similar services). Landlord shall have the right to approve such engineers, architects, contractors, subcontractors and suppliers but such approval shall not be unreasonably withheld, conditioned or delayed. All engineers, architects, contractors, subcontractors and suppliers retained in connection with the Alteration Work shall be duly licensed if and to the extent required and shall perform the tasks for which they are retained in a good, worker like manner so as to maintain harmonious labor relations in the Building and not create any work stoppage, picketing or labor dispute. All materials used in connection with the Alteration Work shall be of a quality comparable to or better than those materials used in the initial construction of the Premises and, in the case of a Major Alteration, shall comport, in all material respects, with the plans and specifications approved by Landlord. During Tenant’s performance of any Alteration Work and upon at least forty‑eight (48) hours prior notice to Tenant, Landlord shall have the right to inspect same to confirm compliance with the terms and conditions of this Article and, except with respect to Decorative Alterations, with the plans and specifications delivered to and approved by Landlord pursuant to this Article 7.
5.    All Alteration Work shall comply with all applicable Laws, the Rules and all of Landlord’s reasonable requirements relating to work at the Building regarding insurance, access to the Premises and Building, life safety and protection of property, which Rules and reasonable requirements of Landlord shall be applied on a non-discriminatory basis to all tenants of the Building in a reasonable manner.
6.    Tenant shall not be required to pay a supervision fee to Landlord in connection with any Alteration Work. Tenant shall reimburse Landlord for the actual, reasonable out-of-pocket costs and expenses paid by Landlord to third parties to review any plans and specifications for, or inspection of, any Alteration Work that is not a Decorative Alteration.
7.    If Landlord consents to any Alteration Work, the same shall not be deemed a warranty as to the adequacy of the design, workmanship or quality of materials to be used therein, and Landlord hereby expressly disclaims any responsibility or liability for same. Landlord shall under no circumstances have any obligation to repair, maintain, or replace any portion of the Alteration Work unless the need for such repair, replacement or maintenance is due to or arises from the negligence or willful misconduct of Landlord, its agents, employees, contractors or subcontractors.
8.    If at any time Tenant proposes to make any Major Alteration or to run cabling, wires or other associated equipment within any risers, conduits, shafts, pipes or ducts in the Building, whether as part of the Initial Tenant Work or thereafter during the Term, Landlord shall advise Tenant in writing, at the time that Landlord consents thereto if it is being done as part of a Major Alteration or, within ten (10) business days after Tenant’s request, if it is not being done as part of a Major Alteration, whether or not Tenant will be required, at Tenant’s expense, to remove such Major Alteration and/or cabling, wires and associated equipment upon expiration of the Term or earlier termination of this Lease. Without limiting the foregoing, Tenant shall be required, at Tenant’s cost, at or prior to the expiration of the Term to remove any cabling, wires and associated equipment to the extent such removal is required by applicable building codes and other Laws, even if the right to request such removal has not been reserved by Landlord.
9.    Notwithstanding anything contained herein to the contrary, all Alteration Work and Initial Tenant Work which is necessary for the use of the Premises as an operational biotechnology laboratory (the “Base Laboratory Improvements”), regardless of who funded their acquisition and installation, shall be part of the Building and owned by the Landlord and shall in no event constitute Tenant’s personal property if they are hard-wired to the Premises or otherwise built into the Premises in a manner preventing their removal without causing damage to the Premises. Base Laboratory Improvements may include, without limitation, built-in cabinet work and paneling, sinks and related plumbing fixtures, laboratory benches, exterior venting fume hoods and walk-in freezers and refrigerators, ductwork, conduits, electrical panels and circuits). Such items shall (unless, prior to such construction or installation, Landlord elects otherwise in writing) become the property of Landlord upon the expiration or earlier termination of the Term, and shall remain upon and be surrendered with the Premises as a part thereof.
10.    In the event that Tenant leases or finances the acquisition of office or laboratory equipment, furnishings, trade fixtures or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant agrees that any Uniform Commercial Code financing statement shall, upon its face or by exhibit thereto, indicate that such financing statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Premises, the Building or the Property be furnished on a financing statement without qualifying language as to applicability of the lien only to removable personal property located in an identified suite leased by Tenant. Should any holder of a financing statement record or place of record a financing statement that appears to constitute a lien against any interest of Landlord or against equipment that may be located other than within an identified suite leased by Tenant, Tenant shall, within ten (10) days after filing such financing statement, cause (a) a copy of the lender security agreement or other documents to which the financing statement pertains to be furnished to Landlord to facilitate Landlord’s ability to demonstrate that the lien of such financing statement is not applicable to Landlord’s interest and (b) Tenant’s lender to amend such financing statement and any other documents of record to clarify that any liens imposed thereby are not applicable to any interest of Landlord in the Premises, the Building or the Property.
B.    Liens. Tenant shall keep the Property and Premises free from any mechanic’s, materialman’s or similar liens or encumbrances filed in connection with any Alteration Work performed by Tenant or by anyone (other than Landlord or any affiliate thereof) performing such Alteration Work on behalf or at the request of Tenant and, if any such lien or encumbrance shall be filed, Tenant shall remove any such lien or encumbrance or provide title insurance or bond covering such lien or encumbrance in a form reasonably satisfactory to Landlord within ten (10) business days after Tenant’s receipt of notice from Landlord with respect to the existence of such lien or encumbrance. If Tenant shall fail to timely remove, or provide such insurance against or bond over, any such lien or encumbrance, after not fewer than ten (10) days’ prior written notice to Tenant that Landlord is intending to do so, Landlord may (unless Tenant sooner notifies Landlord that Tenant has satisfied its obligations under this Section) pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof, and Tenant shall indemnify and hold Landlord harmless from and against any claims, liabilities, judgments and costs (including reasonable attorneys’ fees) arising out of Tenant’s failure to so remove, insure against or bond over any such liens or encumbrances. The amount paid by Landlord to remove any such lien or encumbrance or otherwise due pursuant to the foregoing indemnity shall be deemed Additional Rent and shall be payable within thirty (30) days after demand, accompanied by reasonable evidence of such amounts due.
ARTICLE 8
Maintenance and Repairs
A.    Tenant’s Obligations.
1.    Except for: (i) the cleaning and trash removal provided by Landlord pursuant to Article 6 hereof; (ii) Landlord’s obligation to repair and maintain certain portions and elements of the Building as set forth in Section 8(B) hereof; (iii) Landlord’s obligation to repair any damage due to or arising from any acts, omissions or negligence of Landlord or its agents, employees, contractors or subcontractors; (iv) Landlord’s obligations with respect to repairs necessitated by fire or other casualty or condemnation pursuant to Articles 9 and 11 hereof; (v) Landlord’s obligation to comply with Laws as set forth in Section 5(B) hereof, and (vi) any express obligation of Landlord under this Lease, Tenant shall keep the Premises in good and sanitary condition and repair, including, without limitation, carpet, wall-coverings, doors, plumbing and other utility systems or equipment (including private restrooms), installed for Tenant’s exclusive use as part of the Initial Tenant Work or any Alteration Work, ordinary wear and tear and casualty and condemnation damage that Tenant is not required to restore pursuant to the express provisions of this Lease excepted. In the event that any repairs, maintenance or replacements in the Premises are required of Tenant hereunder, Tenant shall promptly arrange for the same either through (at Tenant’s election): (a) Landlord for such reasonable charges as Landlord may from time to time establish; (b) such contractors as Landlord generally uses at the Property; or (c) such other contractors as Landlord shall first approve in writing (acting reasonably). All repairs, maintenance and replacements shall be performed in a first class, worker like manner. Tenant, with its employees or contractors of its choosing, subject to maintaining labor harmony, may perform all work within the Premises related to painting, furniture moving, light bulb replacement, millwork maintenance, picture hanging and similar minor decorating work without obtaining Landlord’s prior consent and without prior notice to Landlord.
2.    Subject to the provisions of Section 10(C) hereof, if any damage to the Building outside of the Premises or to any equipment or appurtenance thereto or any part thereof results from any negligent act or omission, willful misconduct or breach of Tenant’s obligations under this Lease of or by Tenant or its contractors, subcontractors, agents or employees, Landlord may, at Landlord’s option and subject to the provisions of Section 22(F) hereof, make such repairs and replacements or undertake such maintenance at Tenant’s cost and expense.
B.    Landlord’s Obligations. Landlord shall keep and maintain: (i) the common areas and public areas of the Building and the Property under Landlord’s control; (ii) elevators and elevator shafts serving the Premises; (iii) service and utility areas of the Building (including any loading docks and common utility closets), (iv) the roof and roof membrane of the Building; (v) exterior plate glass; (vi) public restrooms and restrooms used by Tenant in common with other tenants of the Building; (vii) footings, foundations, structural portions of load bearing walls, structural floors and subfloors, structural columns and beams and curtain walls and other structural elements; and (vii) those mechanical, plumbing, electrical and communications systems, equipment and risers serving the Premises except those systems, equipment and risers installed as part of the Initial Tenant Work or Alteration Work for Tenant’s exclusive use; (viii) those heating, ventilating and air conditioning systems or equipment serving the Premises except those systems and equipment installed as part of the Initial Tenant Work or Alteration Work for Tenant’s exclusive use; and (ix) those plumbing and other utility systems or equipment serving the Premises except those systems and equipment installed as part of the Initial Tenant Work or Alteration Work for Tenant’s exclusive use, in good and sanitary condition and repair, in compliance with all Laws (the cost of which shall be included in Operating Expenses to the extent permitted by Article 3 hereof). Subject to the provisions of Section 10(C) hereof, if any damage to the Premises or to any equipment therein or appurtenance thereto or any part thereof results from any negligent act or omission or willful misconduct by Landlord or its contractors, subcontractors, agents or employees or from the breach of Landlord’s obligations under this Lease, Landlord shall undertake at its sole cost and expense all repairs and replacements that are required to address such damage. No promises of Landlord to alter, remodel, improve, repair, decorate or clean the Property or any part thereof have been made, and no representation respecting the condition of the Property or any part thereof has been made to Tenant by or on behalf of Landlord except to the extent expressly set forth in this Lease.
C.    Minimization of Interference. Whenever Landlord or any person authorized by Landlord shall perform any work required under Section 8(B) hereof, Landlord shall do so, or shall cause such person to do so, diligently and in such a manner as shall minimize interference with Tenant’s conduct of its business, provided that this sentence shall not require Landlord to incur additional costs for labor at overtime or premium rates unless such work is necessitated by any negligent act, omission or willful misconduct by Landlord or its contractors, subcontractors, agents or employees or by the breach of Landlord’s obligations under this Lease.
D.    Casualty or Condemnation Events. The provisions of this Article shall not apply in the case of fire or other casualty or condemnation, in which case Article 9 or Article 11 hereof, as the case may be, shall control.
ARTICLE 9
Casualty Damage
A.    Casualty.
1.    If the Building or any part of the Property providing access thereto shall be damaged by fire or other occurrence, Landlord shall repair and restore the same unless this Lease is terminated by Landlord or Tenant pursuant to the provisions of this Article. Such restoration of the Building or the Property shall be to substantially the condition existing immediately prior to the fire or other occurrence, except for modifications required by zoning and building codes and other Laws, and except that Landlord shall not be required to repair or replace any of Tenant’s furniture, furnishings, movable fixtures, equipment, or personal property (collectively, “Tenant’s Property”) or any portion of the Initial Tenant Work or any Alteration Work. Notwithstanding the foregoing, Landlord shall make available for Tenant’s restoration of Tenant’s Property, the Initial Tenant Work or any Alteration Work, any insurance proceeds actually received by Landlord on account of Tenant’s Property, the Initial Tenant Work or any Alteration Work, if any. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided that Landlord shall make such repairs and restoration diligently, promptly (given the nature of the damage to be repaired) and in such a manner as to not, to the extent practicable, unreasonably interfere with Tenant’s conduct of its business elsewhere in the Premises. Landlord shall not be required to do such repair or restoration work on an overtime or premium time basis unless (i) Tenant is continuing to conduct business operations in a portion of the Premises and (ii) such work, if performed during normal business hours, will unreasonably interfere with the conduct Tenant’s business operations in such portion of the Premises, in which event those elements of such repair or restoration work which will cause such unreasonable interference will be performed after normal business hours and the overtime cost associated with performing such work at such times may be included in Landlord’s insurance claims.

2.    Landlord shall, within sixty (60) days after the occurrence of any damage to the Building and/or the Property or destruction thereof resulting from a fire or other occurrence, deliver to Tenant a notice (an “Anticipated Completion Date Notice”) accompanied by the written opinion of a qualified, experienced and reputable architect not affiliated with Landlord (hereinafter referred to as the “Casualty Consultant”) of: (a) the date by which Landlord anticipates being able to substantially complete the repair and restoration of the Building and/or the Property, as applicable, based on good construction practices and without employing labor at overtime or other premium rates, and including reasonably anticipated periods for insurance claim processing and adjustments (the “Anticipated Completion Date”); and (b) the period of time required for Tenant to commence and diligently prosecute to completion the repair and restoration of the Initial Tenant Work and any other Alteration Work and/or Tenant’s Property to substantially the condition existing immediately prior to the fire or other occurrence based on good construction practices and without employing labor at overtime or other premium rates (“Tenant’s Completion Period”).
3.    If the Building shall be so damaged or destroyed by fire or other occurrence (whether or not the Premises are damaged or destroyed) such that: (a) it will require a reasonably estimated expenditure of more than fifty percent (50%) of the full insurable value of the Building immediately prior to the fire or other occurrence; or (b) it will take more than fifteen (15) months to repair or rebuild the portion of the Building so damaged or destroyed, then in either such case Landlord may terminate this Lease by giving Tenant notice to such effect at the same time that Landlord delivers the Anticipated Completion Date Notice. Notwithstanding the foregoing, Landlord shall not exercise any termination right under this Section unless Landlord (or the applicable tenant) shall have terminated all other similarly affected leases on account of such casualty to the extent permitted under such leases.
4.    If: (a) more than fifty percent (50%) of the Rentable Area of the Premises is rendered unusable by such fire or other occurrence and (b) either (i) the Anticipated Completion Date set forth in the Anticipated Completion Date Notice is later than fifteen (15) months after the date of such fire or other occurrence; or (ii) the fire or other occurrence occurs during the last twelve (12) months of the Term and the Anticipated Completion Date set forth in the Anticipated Completion Date Notice is later than the earlier of the Expiration Date or sixty (60) days after the date of such fire or other occurrence, Tenant may elect to terminate this Lease by delivering to Landlord a notice within thirty (30) days after Tenant receives the Anticipated Completion Date Notice (or within ninety (90) days after the date of such damage or destruction if Landlord shall fail timely to give the Anticipated Completion Date Notice), specifying the date for the termination of this Lease.
5.    As used herein, any portion of the Premises shall be deemed “unusable” if: (a) such portion of the applicable space is unusable for the normal conduct of Tenant’s business, including, without limitation, any elevator service or inability to use such portion of the Premises as a result of any interruption of electricity, water, any other service to be provided by Landlord under this Lease, in each case serving such portion of the Premises; or (b) there is no reasonably safe method of ingress to or egress from such space. Any portion of the Premises that is unusable is sometimes hereinafter referred to as the “Untenantable Space.”
B.    Repair and Restoration. Unless this Lease is terminated as provided in Section 9(A) hereof, Landlord shall proceed with reasonable diligence and promptness, given the nature of the damage to be repaired, to repair such damage and restore the Building, all subject to Unavoidable Delays. Notwithstanding any provision in this Lease to the contrary, Landlord shall not be liable for any loss of business, inconvenience or annoyance arising from any repair, restoration or rehabilitation of any portion of the Premises or the Building as a result of any damage from fire or other occurrence. If restoration of the damage or destruction to the Premises under this Section has not been substantially completed by a date fifteen (15) months from the date of such casualty (as such date may be extended by Unavoidable Delays, but not to exceed eighteen (18) months from the date of such casualty), then Tenant may elect to terminate this Lease by giving written notice to Landlord promptly after the end of such period and prior to substantial completion of such restoration.
C.    Rent Abatement. If the damage or destruction resulting from any fire or other occurrence renders all or any portion of the Premises unusable and if this Lease shall not be terminated pursuant to the foregoing provisions of this Article, Base Rent and all other Rent allocable to the Untenantable Space shall abate for the period commencing on the date the Premises or such portion thereof becomes unusable and Tenant ceases to use such space for the normal conduct of its business and continuing until the earlier of: (i) the date on which Tenant shall reoccupy such space for the normal conduct of its business, and (ii) the period of time equal to Tenant’s Completion Period as the same may be extended pursuant to periods of Unavoidable Delays. Notwithstanding the foregoing, if Tenant reoccupies any portion of the Untenantable Space for the continuous, normal conduct of its business, such abatement shall end with respect to such portion of the Untenantable Space.
D.    Rent Adjustments. If this Lease is terminated pursuant to this Article: (i) Rent shall be apportioned on a per diem basis and be paid to the date of the fire or other occurrence with appropriate adjustment for any portion of the Premises that Tenant continuously occupied for the normal conduct of Tenant’s business from the date of the fire or other occurrence until said termination, and any payments of Rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant within thirty (30) days after the termination of this Lease; and (ii) upon the date specified in any notice terminating this Lease, this Lease shall expire and terminate as fully and completely as if such date were the date set forth for the expiration of this Lease. The provisions of this Section 9(D) shall survive the expiration or earlier termination of this Lease.
E.    Restoration of Tenant’s Work. If this Lease is not terminated pursuant to this Article as a result of such a fire or casualty, Tenant, at its expense, and whether or not its insurance proceeds will be sufficient for such purpose, shall proceed with reasonable diligence to repair, reconstruct or replace the Initial Tenant Work, as modified by any Alteration Work.
F.    Sole Remedies. Landlord and Tenant agree that Landlord’s obligation to restore the Building, Tenant’s obligation to restore the Initial Tenant Work and Alteration Work, the abatement of Rent provided herein and Landlord’s and Tenant’s rights to terminate this Lease, all as set forth in this Article, shall be each party’s sole recourse as against each other in the event of damage to or destruction of the Premises, the Building and/or the Property by fire or other occurrence, and each of Landlord and Tenant waive any other rights either party may have under any applicable Law to terminate this Lease by reason of damage to the Premises or the Property.
ARTICLE 10
Insurance, Subrogation, and Waiver of Claims
A.    Tenant’s Insurance.
1.    To the fullest extent permitted by Law, Tenant, at its sole cost and expense, shall maintain in force and effect: (a) commercial property insurance covering, at a minimum, the perils insured under the ISO special cause of loss form, which provides “all risk” coverage (excluding earthquake, flood and other customary exclusions reasonably approved by Landlord), with respect to: (i) any Alteration Work, together with any other fixtures installed by or on behalf of Tenant in the Building, including, but not limited to, special wall and floor coverings, special lighting fixtures, built-in cabinets and bookshelves; and (ii) Tenant’s inventory, contents, furniture, equipment and other personal property of Tenant located in the Premises, in each case for not less than the full replacement cost of such property (such property insurance shall be for full replacement cost value of all of Tenant’s property at the Premises and the Property); (b) commercial general liability insurance written on the current ISO CG 001 01 Occurrence Form or its equivalent covering liability arising in respect of the Premises and the conduct or operation of Tenant’s business therein for premises operations, bodily injury, broad form property damage, advertising injury and personal injury, including products/completed operations and liability assumed under an insured contract, independent contractors (including tort liability of another assumed in a business contract) and, to the extent applicable, host liquor liability insurance, with limits of not less than $2,000,000 aggregate/$1,000,000 each occurrence for bodily injury (including death), or damage or injury to or destruction of property (including the loss of use thereof) with the aggregate applicable on a per location basis, with a $5,000,000 per occurrence/aggregate umbrella policy at least as broad as the commercial general liability, employers liability and, if applicable, automobile liability insurance; (c) workers’ compensation insurance in statutory limits, together with Employers Liability limits of not less than $1,000,000 bodily injury per accident and per illness; (d) if and when Tenant leases or owns automobiles, automobile liability insurance insuring all owned and non-owned and hired automobiles with limits of liability of not less than $1,000,000 combined single limit; (e) business interruption and/or extra coverage as part of its commercial property insurance (provided that in no event shall Landlord be liable for any business interruption or other consequential loss sustained by Tenant, whether or not it is insured by Tenant, even if such loss is caused by the negligence of Landlord, its employees, officers, directors or agents) and such insurance shall be for full replacement cost value of Tenant’s responsibility for ongoing rent payments under this Lease in the event of damage to the Property; and (g) pollution and environmental liability insurance covering the environmental risks of Tenant’s business with limits of not less than One Million Dollars ($1,000,000) per occurrence and not less than Five Million Dollars ($5,000,000) in the aggregate, with respect to environmental contamination and pollution of the Premises caused by Tenant.. Landlord may periodically require that Tenant reasonably increase the aforementioned coverages and limits of liability on a basis consistent with the insurance required to be maintained by comparable tenants in the Comparable Buildings.
2.    Tenant’s insurance (excluding worker’s compensation and employer’s liability) shall include Landlord, those of its members of whose identity Tenant has received notice, from time to time, their respective directors, officers, employees and agents (including the Building’s managing agent) and any mortgagees of the Building whose names and addresses shall have been previously provided to Tenant (the “Landlord Protected Parties”) as additional insureds. Tenant’s insurance policies (including primary, excess and/or umbrella) shall (a) be primary to and non-contributory with any insurance maintained by such additional insureds, and that the additional insured’s own insurance will only apply in excess of the coverage provided regardless of any policy language to the contrary, and (b) contain a severability of interest clause for all additional insureds with no cross suits liability exclusion. The coverage provided to the Landlord Protected Parties shall be at least as broad as that provided to the first named insured on each policy. In the event any policy provided by Tenant states that coverage provided to an additional insured shall be no broader than that required by contract, or words of similar meaning, the parties agree that nothing in this Lease shall be intended to restrict or limit the breadth of any such coverage.
3.    The deductibles or self-insured retentions for Tenant’s insurance must be declared to Landlord. If any of the insurance required to be maintained by this Lease is written with aggregate limits, Tenant shall actively monitor all claims, incidents and occurrences that may affect such insurance to assure that the application of the aggregate limit will not have the practical effect of reducing the minimum amount of insurance coverage that is available on a per occurrence or per claim basis.
4.    Tenant shall deliver to Landlord certificates of insurance evidencing such coverage (and showing the Landlord Protected Parties as additional insureds) prior to taking possession of the Premises. Thereafter, Tenant shall endeavor to deliver to Landlord certificates of insurance evidencing Tenant’s insurance coverage (and showing Landlord Protected Parties as additional insureds) at least thirty (30) days prior to the expiration date of any such policy and shall deliver such certificate, in any event, at least ten (10) days prior to such expiration date. Unless such policy provisions are unavailable in the market, all such insurance policies shall contain a provision that the insurer will provide at least thirty (30) days prior written notification to Landlord prior to cancellation of such policies. Upon notice of cancellation by the insurer, Tenant shall provide immediate notice of same to Landlord.
5.    If and to the extent that any type or amount of insurance required under this Lease is not commercially available in the applicable domestic insurance market, then Landlord and Tenant shall reasonably cooperate to amend the requirements hereunder to conform to the amounts and types of insurance so available and customarily required to be maintained by comparable tenants in Comparable Buildings.
B.    Landlord’s Insurance. Landlord agrees to purchase and keep in force and effect: (i) policies of insurance covering loss or damage to the Building and that portion of the tenant improvements therein paid for by Landlord in an amount and in form and substance (including applicable deductibles) reasonably acceptable to Landlord and its mortgagee, (ii) commercial general liability insurance applicable to the Building and the common areas in amounts and coverages and deductibles as reasonably determined by Landlord and any mortgagee of Landlord; (iii) rent loss insurance; and (iv) to the extent that Landlord has employees, workers compensation insurance in statutory limits and employer’s liability insurance with limits of not less than $1,000,000 per accident and per disease.
C.    General Provisions of Insurance.
1.    Except as provided herein to the contrary, any insurance carried by Landlord or Tenant shall be for the sole benefit of the party carrying such insurance (or its assignee). Any insurance policies required hereunder may be “blanket policies” and/or umbrella policies issued to, as applicable: (x) Tenant and covering the Premises and other properties owned or leased by Tenant or its Affiliates; or (y) Landlord and covering the Building and/or the Property and other properties owned or leased by Landlord or its Affiliates, provided that such policies otherwise; (a) comply with the provisions of this Lease; (b) expressly allocate to the Premises, the Building and/or the Property, as applicable, the specified coverage, without possibility of reduction of the amounts payable with respect to the Premises, the Building or the Property, as applicable, below the levels required by this Article, except that, with respect to Landlord’s commercial property insurance, such policies may contain a per occurrence loss limit that is less than the aggregate full replacement cost of all properties insured thereunder so long as such per occurrence loss limit is not less than the coverage required hereunder with respect to the Building. If the insurance required by this Lease shall be effected by any such blanket or umbrella policies, the party maintaining such blanket or umbrella policy shall furnish to the other from time to time upon request reasonable evidence of valid current coverage; provided that any person or persons receiving or reviewing such evidence of insurance on behalf of the requesting party shall by so doing be deemed to have agreed to hold same in confidence, provided that such person may disclose such information to Tenant or Landlord, any persons within such person’s organization, and such other parties as may be reasonably necessary to determine whether such blanket or umbrella policy satisfies the terms and conditions of this Lease.
2.    All insurance required hereunder shall be provided by insurers that are licensed and approved to conduct business in Illinois or authorized to write insurance in Illinois with a minimum Best rating of “A-VII” or “Excellent” or the equivalent from a reputable rating agency, such as S&P.

3.    Landlord and Tenant waive any rights of recovery they may have against the other and hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. For this purpose, any applicable deductible or self-insured amount shall be treated as though it were recoverable under such policies.
4.    Landlord agrees that it will include in its commercial property insurance and commercial general liability insurance policy or polices appropriate clauses pursuant to which the insurance companies: (a) waive all right of subrogation against Tenant and its subtenants and assigns with respect to losses payable under such policies, notwithstanding that such losses may result from the negligence or fault of Tenant, its servants, agents, employees, subtenants or assigns; and (b) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies. Landlord further waives any claims it may have against Tenant to recover from Tenant (except to the extent a portion thereof is includable in Operating Expenses under Article 3) any deductible or self-insured amounts required to be paid by Landlord under such policy or policies notwithstanding that such amounts may have been payable as a result of the negligence or fault of Tenant, its servants, agents or employees.
5.    Tenant agrees that it will include in its commercial property insurance and commercial general liability insurance policy or policies appropriate clauses pursuant to which the insurance companies, (a) waive the right of subrogation against Landlord and any other tenant of space in the Building with respect to losses payable under such policy or policies notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and/or the servants, agents or employees thereof; and (b) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. Tenant further waives any claims it may have against Landlord to recover from Landlord any deductible or self-insured amounts required to be paid by Tenant under such policy or policies notwithstanding that such amounts may have been payable as a result of the negligence or fault of Landlord, its servants, agents or employees.
6.    Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to this Section cannot be obtained. Landlord and Tenant hereby also agree to notify each other promptly of any cancellation or change of the terms of any such policy which would affect such clauses.
7.    Upon request from the other party from time to time, Landlord and Tenant shall provide the requesting party with a certificate of insurance or other reasonable evidence that Landlord or Tenant, as applicable, has in place the insurance required of it hereunder. Failure to provide a certificate of insurance and/or any other required documentation will not relieve Tenant of its obligations under this Article; furthermore, failure of Landlord to identify, object to, or otherwise Tenant of any discrepancy in such certificate shall not be deemed to be waiver of any Tenant insurance requirement set forth in this Lease. The insurance coverages maintained by Tenant or Landlord required to be maintained by Tenant or Landlord under this Lease are not intended to limit any of Tenant’s or Landlord’s indemnity obligations or other liabilities of Tenant or Landlord under this Lease.
ARTICLE 11
Condemnation
A.    Total Taking. If the whole of the Premises shall be lawfully taken or condemned by any governmental authority for any public or quasi-public use or purpose, upon the date of title vesting in such proceeding, the Term shall terminate as fully and completely as if such date were the date set forth herein for the expiration of this Lease and Tenant shall forthwith quit, surrender and vacate the Premises without prejudice however to each of Landlord’s and Tenant’s rights and remedies against each other for any obligations under the provisions of this Lease which accrued prior to such termination, and any Rent owing shall be paid up to such date and any payments of Rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant within thirty (30) days after the termination of this Lease.
B.    Partial Taking. If only a part of the Premises shall be so taken or condemned (such part being hereinafter the “Partial Taking Premises”): (1) upon the date of title vesting in such proceeding, the Term shall terminate with respect to the Partial Taking Premises and Tenant shall forthwith quit, surrender and vacate the Partial Taking Premises without prejudice, however, to each of Landlord’s and Tenant’s rights and remedies against the other for any obligations under the provisions of this Lease in effect with respect to the Partial Taking Premises which accrued prior to such termination, and any Rent owing in respect of the Partial Taking Premises shall be paid up to such date and any payments of Rent in respect of the Partial Taking Premises made by Tenant which were on account of any period subsequent to such date shall within thirty (30) days after the termination of this Lease with respect to the Partial Taking Premises be returned to Tenant; and (2) except as provided in Section 11(C) below, this Lease shall continue in full force and effect with respect to the balance of the Premises and from and after the date of such taking the Rent shall be reduced by the amount attributable to the Partial Taking Premises.
C.    Termination Rights. If the Partial Taking Premises shall be more than twenty percent (20%) of the Premises, or if any other portion of the Building or the Land shall be taken or condemned which causes more than twenty percent (20%) of the Premises to be untenantable, Tenant shall have the right to terminate this Lease by giving to Landlord, within sixty (60) days following the date on which Tenant shall have received notice of the vesting of title, notice specifying a date for the termination thereof. Upon any termination pursuant to this Article 11, Tenant shall forthwith quit, surrender and vacate the Premises without prejudice, however, to each of Landlord’s and Tenant’s rights and remedies against the other under the provisions of this Lease in effect prior to such termination. Any Rent owing shall be paid up to such date and any payments of Rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant within thirty (30) days after the termination of this Lease.
D.    Interest in Awards. Notwithstanding any termination of the Lease, in the case of either a partial or complete taking or condemnation of the Premises, Tenant shall have the right to make an independent claim to the condemning authority for (i) Tenant’s moving and relocation expenses (if available under applicable Law), including the costs of temporary space, and (ii) Tenant’s personal property, trade fixtures and equipment, provided that Tenant is entitled pursuant to the terms of this Lease to remove such property, trade fixtures and equipment at the end of the Term and that portion of Tenant’s leasehold improvements funded by Tenant. Tenant shall have no right to make any such claim with respect to the value of the unexpired portion of the Term of this Lease or the Initial Tenant Work to the extent funded by Landlord, all of which shall be deemed to be Landlord’s property for such condemnation purposes.
E.    Temporary Taking. If the temporary use or occupancy of all or any part of the Premises shall be lawfully taken or condemned by any governmental authority for any public or quasi-public use or purpose during the Term (any such taking being herein called a “temporary taking”), then (i) this Lease shall be and remain unaffected by such taking, except that Base Rent and Additional Rent shall be proportionately abated with respect to the period for which all or any portion of the Premises is so taken, (ii) Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award for such temporary taking which represents compensation for the use and occupancy of the Premises (except to the extent that Base Rent and Additional Rent shall have been abated), for the temporary taking of any improvements to the Premises made by or at the direction of Tenant, Tenant’s personal property, trade fixtures and equipment and for moving expenses and (iii) Landlord shall be entitled to receive that portion of the award, if any, for such temporary taking which represents reimbursement for the rental abatement given Tenant as a result of such temporary taking and for the cost of restoring the Premises, but only to the extent Landlord is obligated to pay such cost, pursuant to Section 11(F) hereof. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award which represents compensation for the use and occupancy of the Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period up to and including such Expiration Date and Landlord shall receive so much thereof as represents the period after such Expiration Date.
F.    Restoration. If any part of the Building or the Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose (including, without limitation, any temporary taking) and this Lease is not terminated as a result thereof, (i) Landlord, at its expense shall proceed with reasonable diligence to repair any damage to any portion of the Building not so taken and restore such portion of the Building to substantially its former condition, to the extent that the same may be feasible and so as to constitute an architecturally complete Building and cause the Premises to be ready for the installation of tenant improvements, and to enable Tenant to occupy the Premises, subject to completion therein of any required restoration of the Initial Tenant Work funded by Tenant and any other tenant improvement work or Alteration Work in the Premises by Tenant, and (ii) Tenant, at its expense, provided an award or awards will be sufficient for the purpose, shall proceed with reasonable diligence to repair any damage to any portion of the Tenant Work not so taken and restore such portion of the Tenant Work to substantially its former condition or such other condition as may be reasonably acceptable to Tenant and Landlord, to the extent that the same may be reasonably feasible.
ARTICLE 12
Return of Possession and Decommissioning
A.    At the expiration or earlier termination of this Lease or Tenant’s right of possession, Tenant shall surrender possession of the Premises in good condition, ordinary wear and tear and damage by fire, other occurrence or condemnation which Tenant is not obligated to repair excepted (it being agreed that Tenant shall not be responsible for repairing or returning to good condition any items that Landlord is required to maintain or repair under this Lease, unless Tenant’s negligence or willful misconduct was the cause for such item not being in good condition), and shall surrender all keys and any key cards, to Landlord, and advise Landlord as to the combination of any locks or vaults then remaining in the Premises, and shall remove all of Tenant’s trade fixtures and personal property. All improvements and fixtures in or upon the Premises (except trade fixtures and personal property belonging to Tenant) that are not removed by Tenant prior to the termination or expiration of this Lease, whether installed by Tenant or Landlord, shall be Landlord’s property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant. Any trade fixtures and personal property of Tenant not removed from the Premises on or before the expiration or earlier termination of the Term shall be conclusively presumed to have been abandoned and conveyed by Tenant to Landlord, without payment by Landlord or warranty of representation by Tenant, and Landlord may thereafter remove, store, sell or otherwise dispose of such trade fixtures and personal property and Tenant shall reimburse Landlord on demand for any net costs incurred by Landlord in doing so. Notwithstanding anything to the contrary contained herein, any and all leasehold improvements which are a part of Initial Tenant Work or any Alteration Work shall be the property of Landlord and shall not be removed by Tenant upon surrender of possession of the Premises, except to the extent removal of any portion of the Tenant Work or Alteration Work is required as provided in Article 7. Except as expressly provided to the contrary in this Article 12 or in Article 7 Tenant shall have no obligation to pay any amounts to Landlord for the demolition, removal or restoration of the leasehold improvements in the Premises following the expiration or termination of this Lease.
B.    Within fifteen (15) days after Tenant’s surrender of possession of any part of the Premises, Tenant shall provide Landlord with (a) a facility decommissioning and Hazardous Materials closure plan for the Premises (“Exit Survey”) prepared by an independent third party reasonably acceptable to Landlord, (b) written evidence of any appropriate governmental releases obtained by Tenant in accordance with Applicable Laws, including laws pertaining to the surrender of the Premises, and (c) proof that the Premises have been decommissioned in material compliance with American National Standards Institute (“ANSI”) Publication Z9.11-2016 (entitled “Laboratory Decommissioning”) or any successor standards published by ANSI or any successor organization (or, if ANSI and its successors no longer exist, a similar entity publishing similar standards) (or such other standard reasonably approved by Landlord). Landlord hereby grants Tenant and its agents, employees and consultants access to the Premises upon reasonable prior notice and with Landlord present (at Landlord’s option) during Normal Hours for fifteen (15) days after the Expiration Date solely for purposes of the foregoing, which access may be conditioned upon Landlord’s receipt of evidence of reasonable insurance coverage from those parties accessing the Premises naming the Landlord Protected Parties as additional insureds. In addition, Tenant agrees to remain responsible after the surrender of the Premises for the remediation of any uncorrected current Recognized Environmental Conditions as defined by the ANSI standard caused by Tenant (or any party accessing or occupying the Premises through Tenant) during the Term and in compliance with any recommendations set forth in the Exit Survey. Tenant’s obligations under this Section shall survive the expiration or earlier termination of this Lease.
ARTICLE 13
Holding Over
Unless Landlord expressly agrees otherwise in writing, if Tenant shall retain possession of the Premises or any part thereof after the expiration or earlier termination of this Lease, Tenant shall pay Landlord (i) for the first thirty (30) days of such holding over, one hundred fifty percent (150%) of the Base Rent and Additional Rent applicable immediately prior thereto and (ii) for the period from and after the thirty-first (31st) day of such holding over, two hundred percent (200%) of such Base Rent and Additional Rent, in each case prorated on a per diem basis for each day of such holding over. In addition, Tenant shall also be liable to Landlord for any direct and/or consequential damages, costs and expenses incurred as a result of any such holdover, including without limitation any losses from Landlord’s inability to timely fulfill its obligations to any subsequent tenants of the Premises or portions thereof. Landlord hereby waives and agrees not to pursue any right Landlord might otherwise have at law to treat any holdover as an extension of this lease for any period other than a month to month lease. The foregoing provisions shall not serve as permission for Tenant to holdover, nor serve to extend the Term (although after commencement of said holdover Tenant shall remain bound to comply with all provisions of this Lease until Tenant vacates the Premises, and shall be subject to the provisions of Article 12 hereof). Tenant shall not be entitled to any renewal, right of first offer or expansion rights contained in this Lease or in any amendments hereto during any such holdover period. The provisions of this Section shall not operate as a waiver by Landlord of any right of re-entry herein provided.
ARTICLE 14
No Waiver
No provision of this Lease will be deemed waived by either Landlord or Tenant unless such waiver is express and is set forth in a written document signed by Landlord or Tenant, as the case may be. No waiver shall be implied by delay or any other act or omission of either Landlord or Tenant. No waiver by either Landlord or Tenant of any provision of this Lease shall be deemed a waiver of such provision with respect to any subsequent matter relating to such provision, and the consent or approval of Landlord or Tenant, as applicable, respecting any action by Tenant or Landlord, as applicable, shall not constitute a waiver of any requirement for obtaining the consent or approval respecting any subsequent action. Payment of Rent by Tenant or acceptance thereof by Landlord shall not constitute a waiver of any breach by Landlord or Tenant, as applicable, of any term or provision of this Lease. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. The acceptance of Rent or of the performance of any other term or provision from any person or entity other than Tenant, including any Transferee (as hereinafter defined), shall not constitute a waiver of any right that Landlord may have hereunder to approve any Transfer (as hereinafter defined).
ARTICLE 15
Attorneys’ Fees and Jury Trial
In the event of any litigation between Landlord and Tenant, the prevailing party shall be entitled to obtain, as part of the judgment, all reasonable attorneys’ fees, costs and expenses incurred in connection with such litigation, except as may be limited by applicable Law. In the interest of obtaining a speedier and less costly hearing of any dispute, Landlord and Tenant hereby each irrevocably waive the right to trial by jury in any action, proceeding or counterclaim brought by either of them against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of the Premises.
ARTICLE 16
Rent Taxes and Other Taxes
A.    If after the effective date of this Lease any governmental authority imposes any sales or rent tax on the Rent paid under this Lease (as distinguished from income taxes), Tenant shall be responsible for the payment of the same.
B.    Landlord shall timely pay all real estate taxes and assessments levied against the Premises so as to avoid any loss or forfeiture of Tenant’s interests hereunder.
C.     Tenant shall pay prior to delinquency all taxes, charges or other governmental impositions assessed against or levied upon Tenant’s fixtures, furnishings, equipment and personal property located in the Premises (as distinguished from any Taxes on the Building or the improvements therein).
ARTICLE 17
Entry by Landlord
Landlord may enter the Premises at all reasonable times (and Tenant shall have the right to have its representative present) as long as Landlord provides Tenant with reasonable prior notice thereof (except in the case of an emergency in which case Landlord shall attempt to notify Tenant as promptly as practicable but no notice shall be required) and coordinates such entry with Tenant so as not to unreasonably disrupt Tenant’s business to: (A) inspect the same; (B) exhibit the same to prospective purchasers, mortgagees or tenants; (C) supply any services required or permitted to be provided by Landlord to Tenant under this Lease; (D) perform such maintenance or make such repairs in or to the Building or the Premises as Landlord is required to perform or make pursuant to the terms hereof; and (E) make such improvements to any portion of the Building other than the Premises as

Landlord desires to make, and for such purposes enter upon the Premises, provided that same do not violate any provision of this Lease. All such work shall be done by Landlord as expeditiously as reasonably possible and so as to cause as little interference to Tenant as is reasonably practicable. Tenant waives any claim for special or consequential damages of whatever kind for any injury to, or inconvenience or unreasonable interference with, Tenant’s business, occupancy or quiet enjoyment of the Premises resulting from Landlord’s exercise of the foregoing rights, absent Landlord’s gross negligence or willful misconduct. Subject to the terms and conditions of this Article. Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant’s vaults, safes and similar areas designated from time to time by Tenant in writing to Landlord), and Landlord shall have the right to use reasonable means to open such doors to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any such means shall not under any circumstances be deemed or construed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from any part of the Premises. Such entry by Landlord shall not act as a termination of Tenant’s obligations under this Lease. Notwithstanding anything contained herein to the contrary, Tenant reserves the right, upon reasonable advance notice thereof to Landlord from time to time, to designate one or more reasonable areas of the Premises as “secure areas” in which Landlord’s access to such areas shall be prohibited (absent an emergency) or subject to a protocol reasonably established by Tenant to preserve trade secrets, proprietary information and other confidential and to address safety concerns, including requiring a Tenant representative to accompany Landlord during such access.
ARTICLE 18
Subordination and Attornment
A.    Subordination. Tenant agrees that this Lease and the rights of Tenant hereunder are and shall be subject and subordinate to: (i) the Existing Superior Mortgagee (as defined below) and, subject to the covenants of Landlord and conditions under this Section 18, all existing or future mortgages, deeds of trust, ground leases or master leases encumbering all or any part of the Property; (ii) all past and future advances made thereunder; and (iii) all renewals, modifications, replacements and extensions of any such mortgages, deeds of trust, ground leases or master leases (“Superior Mortgage” or “Superior Lease”), with each mortgagee or lessor thereunder being referred to as a “Superior Mortgagee” or “Superior Lessor”, as the case may be). Any Superior Mortgagee and any Superior Lessor shall have the right to elect, by written notice given to Tenant, to have this Lease made superior in whole or in part to its own Superior Mortgage or Superior Lease. If more than one Superior Mortgagee or Superior Lessor sends conflicting notices, those of the more senior Superior Mortgagee or Superior Lessor will control. Notwithstanding the foregoing to the contrary, (a) Landlord represents and warrants to Tenant that, as of the date of this Lease, Delphi Cre Funding LLC, a Delaware limited liability company, as Administrative Agent for Lenders, is the only Superior Mortgagee (the “Existing Superior Mortgagee”) and its mortgage dated October 30, 2018 is the only existing Superior Mortgage and there is no existing Superior Lease, (b) Landlord agrees to cause the cause the Existing Superior Mortgage to enter into with Tenant, and Tenant agrees to execute and deliver, a Subordination, Non-Disturbance and Attornment Agreement in the case of a Superior Mortgage or a Recognition and Non-Disturbance Agreement, in the case of a Superior Lease (in either case, an “SNDA“) with respect to such Superior Mortgage or Superior Lease in the form attached hereto as Exhibit J or in such other form as may be reasonably satisfactory to Tenant and such Superior Mortgagee or Superior Lessor, as applicable. Tenant shall execute an SNDA in the form required by this Section and return same to the requesting holder of the Superior Mortgage or lessor under the Superior Lease within ten (10) business days after its receipt thereof. Any actual, reasonable, out-of-pocket costs incurred by Landlord in connection with the preparation and negotiation of an SNDA with any Superior Mortgagee where Tenant is unwilling to accept an SNDA that is not in form and substance attached hereto as Exhibit J shall be borne by Tenant.

B.    Attornment. If the interest of Landlord under this Lease shall be transferred to any mortgagee under a Superior Mortgage or lessor under a Superior Lease, or other purchaser or person taking title to the Property by reason of the foreclosure of any Superior Mortgage or deed in lieu of foreclosure or termination of any Superior Lease (any such person being sometimes referred to as “Successor Landlord“), Tenant shall, subject to any applicable SNDA, be bound to such Successor Landlord under all of the terms, covenants and conditions of this Lease for the balance of the Term remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in this Lease, with the same force and effect as if the Successor Landlord were the landlord under this Lease, and Tenant shall, subject to any applicable SNDA, attorn to and recognize as Tenant’s landlord under this Lease such Successor Landlord, said attornment to be effective and self-operative without the execution of any further instruments upon the Successor Landlord’s succeeding to the interest of Landlord under this Lease and assuming the obligations of Landlord hereunder provided that such Successor Landlord shall thereby be deemed to have agreed to be subject to all of Tenant’s rights under this Lease, including, without limitation, Tenant’s rights of quiet and exclusive use and enjoyment of the Premises, and to recognize Tenant and all of its rights under this Lease and to assume all of Landlord’s obligations under this Lease.
ARTICLE 19
Estoppel Certificate
Tenant agrees that, from time to time upon written request by Landlord, Tenant shall (within ten (10) business days after receipt of such request) execute and deliver to Landlord a written certificate certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in possession of the Premises, if that is the case; (iv) to Tenant’s knowledge, that Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) to Tenant’s knowledge, that Tenant has no off‑sets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any off‑sets or defenses, a full and complete explanation thereof); and (vi) such additional matters as may be reasonably requested by Landlord. Any estoppel certificate delivered pursuant to this Article may be relied upon by the party to whom it is addressed but only so as to estop Tenant from making any claims to the contrary, and the estoppel certificate may (without limiting the efficacy of the foregoing) so specifically state.
ARTICLE 20
Assignment and Subletting
A.    Transfers.
1.    Except as otherwise provided in this Article, Tenant shall not have the right, without the prior written consent of Landlord, to: (a) mortgage, pledge, hypothecate, encumber, permit any lien to attach to, or otherwise transfer, directly or indirectly, this Lease or any interest hereunder, by operation of law or otherwise; (b) assign this Lease or sublet the Premises or any part thereof; or (c) otherwise permit the use of the Premises by any persons other than Tenant (each of the foregoing is herein sometimes referred to as a “Transfer” and any person to whom any Transfer is made or sought to be made is herein sometimes referred to as a “Transferee”).
2.    If Tenant desires to consummate any Transfer with respect to which Landlord’s consent is required pursuant to the terms hereof, Tenant shall notify Landlord in writing of the material terms and conditions of such Transfer (each a “Transfer Request”) including, without limitation: (a) the proposed effective date of such Transfer (which shall not be less than fifteen (15) business days after the date of the Transfer Request); (b) in the case of a sublease, the portion of the Premises proposed to be Transferred (the “Subject Space”); (c) the proposed rent or other consideration therefor; and (d) the name and address of the proposed Transferee. The Transfer Request shall be accompanied by a copy of the proposed document or documents effecting the proposed Transfer and, in the case of an assignment, the most recent financial statements of the proposed Transferee. Such financial statements shall be certified by an officer, partner, owner or independent auditor of the proposed Transferee, to the extent certified statements are available to Tenant. Tenant shall also submit to Landlord such other information regarding the proposed Transfer and the proposed Transferee as Landlord may reasonably request. Any Transfer made in violation of this Article shall, at Landlord’s option, be deemed null, void and of no effect, and/or shall constitute a Default (as hereinafter defined).
B.    Approval.
1.    Subject to Landlord’s right to recapture under Section 20(E), if applicable, Landlord shall not unreasonably withhold or condition or delay its consent to any proposed Transfer. Within ten (10) business days after delivery of any Transfer Request, Landlord shall: (a) grant consent to the proposed Transfer; or (b) notify Tenant that Landlord withholds its consent to the proposed Transfer, which notice shall specify Landlord’s reasons for withholding such consent.
2.    Tenant agrees that Landlord shall be acting reasonably in withholding its consent, when such consent is required hereunder, if any one or more of the following applies: (a) the Transferee is of a character or reputation or engaged in a business which will damage the reputation of the Building or is inconsistent with the type of tenants found in Comparable Buildings; (b) the Transferee intends to use the Premises or any portion thereof for purposes which are not permitted under this Lease or purposes that are expressly prohibited for any other tenant in the Building under another tenant’s lease in the Building; (c) the Transferee is on another Building tenant’s list of prohibited users pursuant to such tenant’s lease; (d) the Transferee is a governmental or quasi-governmental agency or instrumentality; (e) there exists an Event of Default at the time Tenant requests consent to the proposed Transfer; (f) the Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested; (g) the Transferee is an existing or prospective tenant of the Building (and there is other similar vacant space available in the Building); or (h) the proposed transferee, assignee or sublessee is subject to a material enforcement order issued by any Governmental Authority in connection with the use, disposal or storage of Hazardous Materials.
3.    Tenant agrees to pay to Landlord, within thirty (30) days after demand therefor, the actual, reasonable, out-of-pocket legal, architectural and engineering costs incurred by Landlord in connection with any Transfer (other than a Permitted Transfer) requested by Tenant, whether or not Landlord consents thereto, provided that any such legal costs shall not exceed $5,000 per transaction.
C.    Transfer Premium. If Landlord consents to any Transfer in the nature of a sublease or an assignment (other than a Permitted Transfer), Tenant, contemporaneously with Tenant’s delivery of a fully executed duplicate original of the document or documents effecting such Transfer, shall deliver to Landlord a certification (the “Transfer Premium Certificate”) of the amount of any consideration to be received by Tenant that is attributable to such Transfer. Except in the case of a Permitted Transfer, Landlord shall have the right, but not the obligation, to require Tenant to pay to Landlord fifty percent (50%) of any Net Transfer Premium (as hereinafter defined) within thirty (30) days after same is received and collected by Tenant from time to time. As used herein, “Net Transfer Premium” shall mean, with respect to any Transfer, the amount of any consideration received from any Transferee in consideration for such Transfer less: (i) in the case of a subletting, all Rent payable under this Lease in respect of the Subject Space during the term of such sublease; and (ii) Transfer Costs (as hereinafter defined). As used herein, “Transfer Costs” with respect to any Transfer shall mean: (a) any allowances or other economic concessions (including free rent periods); (b) costs of alterations made to the Premises (including without limitation costs of dividing the Premises and creating common corridors); (c)  reasonable brokerage commissions and reasonable legal fees; and (d) advertising and marketing costs. If part of the consideration for such Transfer shall be payable other than in cash, Landlord’s share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord and to Tenant. For the avoidance of doubt, no Transfer Premium shall be due or payable with respect to any Permitted Transfer.
D.    Subordination of Subleases. Any sublease hereunder shall be subject and subordinate to the provisions of this Lease, and if this Lease shall be terminated during the term of any sublease, Landlord shall have the right to: (i) treat such sublease as having been canceled effective as of the date this Lease shall terminate and if such subtenant shall fail to vacate the Subject Space on or before such date, to repossess the Subject Space by any lawful means; or (ii) require that such subtenant attorn to and recognize Landlord as its landlord under any such sublease. If there exists an Event of Default, Landlord is hereby irrevocably authorized, as Tenant’s agent, to deliver a notice to any Transferee (with a copy to Tenant), directing such Transferee to make all payments under or in connection with the Transfer directly to Landlord (which payment or payments Landlord shall apply first to any Rent then due and payable to Landlord, then to any arrears under this Lease, and any excess in such payment over Tenant’s then current obligations or arrears shall be promptly delivered to Tenant) until such time as such Transferee receives notice from either Landlord or Tenant that such Event of Default has been cured (and Landlord and Tenant each agree that a copy of such notice shall be simultaneously delivered to the other party).
E.    Landlord’s Recapture Right. Except with respect to Permitted Transfers, in the event Tenant at any time desires to assign this Lease or to sublet any portion of the Premises and if such sublease would cause more than fifty percent (50%) of the Premises to be subject to subleases for all or substantially all of the remainder of the Term, Landlord shall have the right, to be exercised by giving written notice to Tenant within fifteen (15) business days after receipt of Tenant’s notice requesting Landlord’s exercise or waiver of such right, to recapture the space then proposed to be assigned or sublet as described in Tenant’s notice and such recapture notice shall, if given, cancel and terminate this Lease with respect to the space therein described as of the effective date of such assignment or sublease as stated in Tenant’s notice. Tenant’s notice may be given prior to Tenant locating an assignee or subtenant. If Landlord fails to so notify Tenant within such 15 business-day period, Landlord shall be deemed to have elected not to exercise such recapture right and Tenant may, after obtaining Landlord’s approval thereof to the extent required in Section 20(B), enter into an assignment or sublease as specified in Tenant’s notice not later than nine (9) months after the giving of Tenant’s notice or, if Tenant fails to do so, such recapture right shall be reinstated. If Tenant’s notice shall cover all of the Premises, and Landlord shall have exercised its foregoing recapture right, the Term of this Lease shall expire and end on the date stated in Tenant’s notice as fully and completely as if the date had been herein definitely fixed for the expiration of the Term. If, however, this Lease shall be cancelled with respect to less than the entire Premises, Base Rent and Tenant’s Pro Rata Share shall be adjusted to reflect only those portions of the Premises retained by Tenant as described in this Lease, and this Lease as so amended shall continue thereafter in full force and effect. Notwithstanding anything to the contrary contained in this subsection E., if Landlord delivers written notice to Tenant exercising its right of recapture and Tenant delivers written notice to Landlord within five (5) business days after Tenant’s receipt of Landlord’s recapture notice withdrawing Tenant’s request for assignment or sublease, then Landlord’s recapture notice shall be deemed null and void and of no further force or effect.
F.    Non-Waiver. The consent by Landlord to any Transfer shall not relieve Tenant, or any person claiming through or by Tenant, of the obligation to obtain the consent of Landlord, pursuant to this Article, to any further Transfer (other than a Permitted Transfer). Landlord’s collection of Rent from any Transferee during the continuance of an Event of Default in accordance with the provisions of Section 20(D) hereof shall not be deemed a waiver of any of Landlord’s rights under this Article, an acceptance of such Transferee as Tenant, or a release of Tenant from the performance of Tenant’s obligations under this Lease. No Transfer (including without limitation any Permitted Transfer) shall release or discharge Tenant of or from any liability, whether past, present or future, under this Lease, and Tenant shall continue to be fully liable hereunder, provided that in the case of a recapture of the Premises pursuant to Paragraph E. immediately above, Tenant shall be released of liability with respect to the portion of the Premises recaptured from and after the earlier of (x) the date that Tenant has vacated such portion of the Premises and Landlord has taken over such portion of the Premises and (y) the later of the date Tenant vacates such portion of the Premises or the date Tenant’s lease of such portion of the Premises expires.
G.    Permitted Transfers. Notwithstanding anything contained in this Article to the contrary:
1.    Tenant shall have the right, without Landlord’s prior consent (and without triggering any recapture right of Landlord under Section E above) but subject to the terms herein contained, to assign this Lease or any interest herein to, sublease all or any portion of the Premises to or permit the use of all or any portion of the Premises by: (i) any successor to Tenant or any transferee resulting from a merger, reorganization, consolidation, stock offering or other transaction with Tenant or such transferee, including any sale of all or substantially all of Tenant’s assets or shares in Tenant if Tenant is a corporation, provided that the net worth of such successor is not less than the net worth of Tenant immediately prior to such merger, reorganization, consolidation or other transaction; or (ii) any Affiliate of Tenant or any such transferee provided in (i) above (each of the foregoing is herein sometimes referred to as a “Permitted Transfer” and any person to whom any Permitted Transfer is made is herein sometimes referred to as a “Permitted Transferee”), provided that any such Permitted Transferee shall be bound by all of the terms of this Lease, including without limitation the restrictions on Tenant's use of the Premises set forth in Article 5 above. As used herein, an “Affiliate” shall mean a person or entity that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with Tenant (“control” being interpreted as the ownership of more than ten percent (10%) of the interests in such entity or the possession of the power to direct the management and policies of such entity or the distribution of its profits).
2.    Tenant shall notify Landlord of a Permitted Transfer as soon as reasonably possible (and in no event later than the effective date thereof), and such notice shall include information establishing the relationship between Tenant and the Permitted Transferee. Notwithstanding anything contained in this Section to the contrary: (a) such Permitted Transferee’s use of the Premises shall comply with the requirements of the Lease; (b) any assignee of this Lease shall expressly assume all of Tenant’s obligations and liabilities hereunder to thereafter be performed without releasing Tenant; (c) any sublease shall by its terms be expressly subordinate to all of the terms, covenants and conditions of this Lease; and (d) Tenant shall deliver to Landlord on or prior to the effective date an original executed copy of all documentation effecting such Transfer.
ARTICLE 21
Certain Rights Reserved By Landlord
Landlord shall have the following rights, exercisable without notice (except as herein expressly provided) and without effecting an eviction, constructive or actual, of Tenant’s possession of the Premises, giving rise to any claim for set-off or abatement of Rent and without being liable to Tenant (except insofar as same constitutes a breach of an express provision of this Lease or, subject to Section 10(C) hereof, involves the negligence or willful misconduct of Landlord or its agents or employees):

A.    To change the name of the Building or the Building’s street address after written notice to Tenant; provided that Landlord shall reimburse Tenant for the actual, reasonable, out-of-pocket costs of any stationary or printed materials that Tenant has on hand as of the date of any such change (not to exceed $5,000.00 in the aggregate).
B.    To install, affix and maintain any and all signs on the exterior and interior of the Building.
C.    To reasonably approve, prior to installation, all types of window shades, blinds, drapes and similar window coverings, which approval shall not be unreasonably withheld, conditioned or delayed.
D.    To reasonably approve, prior to installation, all internal lighting that may be visible from the exterior of the Building, which approval shall not be unreasonably withheld, conditioned or delayed.
E.    To decorate or to make alterations, additions or improvements, structural or otherwise, in or to the Property or any part thereof (outside of the Premises), provided that access to, or Tenant’s use or occupancy of, the Premises or the Building is not materially and adversely affected thereby. In connection with such matters, or with any other repairs, maintenance, improvements or alterations, in or about the Property (outside of the Premises), Landlord may temporarily erect scaffolding and other structures reasonably required (provided that no such scaffolding or structures shall be permitted to temporarily obstruct Tenant’s windows for more than the period reasonably required to complete such work) and may temporarily close public entry ways, other public areas, restrooms, stairways or corridors, provided that such closure or other activities contemplated herein do not unreasonably interfere with Tenant’s use and enjoyment of the Premises (including, without limitation, materially interfering with Tenant’s access to the Premises). Landlord shall take all reasonable steps to minimize any interference with Tenant’s operations (or access to the Premises) resulting from any actions taken by Landlord under this Section. Landlord agrees to promptly repair any damage and restore the Premises to their condition prior to the actions taken pursuant to this Section.
F.    To have and retain paramount title to the Premises and the Property free and clear of any act of Tenant purporting to burden or encumber it beyond this Lease.
G.    To lease any space in the Property not leased to Tenant to any person or entity.
H.    To grant to anyone the exclusive right to use any portion of the Property for any specified purpose, provided that any such exclusive right shall not bind Tenant, including, without limitation, shall not operate to exclude Tenant from any use of the Premises otherwise allowed under this Lease.
I.    To approve (which approval shall not be unreasonably withheld, conditioned or delayed) the weight, size and location of safes and other heavy equipment and bulky articles in and about the Premises and the Building (so as not to overload the floors of the Premises), and to require all such items to be moved into and out of the Building and Premises only at such times and in such manner as Landlord shall reasonably direct in writing. Subject to the waiver of subrogation set forth in Section 10(C) hereof, any damages done to the Building, the Premises or to other tenants in the Building by Tenant in the course of moving safes, furniture and other items, or from overloading floors in any way, shall be paid by Tenant. Furniture, boxes, merchandise or other bulky articles shall be transported within the Building only upon or by vehicles equipped with rubber tires and shall be carried only in the freight elevators and in the case of bulk deliveries at such times as the management of the Building shall require pursuant to reasonable rules promulgated and consistently applied to all tenants of the Building. Movements of Tenant’s property into or out of the Building and within the Property are entirely at the risk and responsibility of Tenant.

J.    To limit access to the Building after normal working hours and on Saturdays, Sundays and holidays subject, however, to Tenant’s right to admittance as set forth herein under such reasonable regulations as Landlord may prescribe from time to time, which may include by way of example but not of limitation, that persons entering or leaving the Building identify themselves to Building personnel by registration or otherwise and that said persons establish their right to enter or leave the Building. Notwithstanding the foregoing, Tenant, subject to the other terms and conditions hereof (and subject to any emergency, fire or other occurrence, or other situation beyond the reasonable control of Landlord), shall have access to the Building and the Premises twenty-four (24) hours per day, seven days per week, fifty-two weeks per year (including holidays), and services shall be delivered to the Premises at all times and to the extent described in Article 6 hereof.
K.    To limit or prevent access to the Property, shut down elevator service, activate elevator emergency controls, or otherwise take such action or preventative measures reasonably necessary for the safety of tenants or other occupants of the Property or the protection of the Property and other property located thereon or therein, in case of fire, invasion, insurrection, riot, war or other condition that poses a material threat to the health or safety of the tenants or the other occupants of the Property, or the material threat thereof.
L.    To install and maintain pipes, ducts, conduits, wires and structural elements in the Premises which serve other parts of the Building provided that: (i) no location outside the Premises is commercially reasonable, (ii) such installations and maintenance shall not unreasonably or materially interfere with the ability of Tenant to conduct its business and shall not be conducted during working hours; (iii) the location of any such installations and the timing, means and methods of implementing the same shall be subject to the reasonable approval of Tenant after the Delivery Date; and (iv) any damage caused thereby to the Premises or Tenant’s property is promptly repaired and the Premises restored to the condition existing prior to such installation or maintenance, all at Landlord’s expense.
Landlord may exercise any or all of the foregoing rights hereby reserved, subject at all times to the provisions of Article 6 hereof (to the extent applicable).
ARTICLE 22
Landlord’s Remedies
A.Default. The occurrence of any one or more of the following events shall constitute a default by Tenant, which if not cured within any applicable time permitted for cure herein, shall constitute an “Event of Default” or “Default” by Tenant which shall give rise to Landlord’s remedies set forth in Section 22(B) hereof: (i) failure by Tenant to make when due any payment of Rent, unless such failure is cured within five (5) business days after Landlord shall have delivered to Tenant a notice specifying such default; provided that if at any time Landlord shall have delivered to Tenant notices twice in any twelve month period that Tenant failed to timely make its recurring Rent payment, then thereafter for the balance of the Term it shall be an Event of Default if Tenant fails to make when due any payment of such recurring Rent within five (5) business days after the date on which it was due (without need of Landlord notice); (ii) failure by Tenant to observe or perform any of the terms or conditions of this Lease or the Rules to be observed or performed by Tenant other than as specified in clauses (i) or (viii) of this paragraph, unless such failure is cured within thirty (30) days after Landlord shall have delivered to Tenant a notice specifying such failure (provided that, if the nature of Tenant’s failure is such that more time is reasonably required to cure same or Tenant is delayed in or prevented from effecting such cure due to Unavoidable Delay, an Event of Default shall not exist if Tenant commences such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion and in fact effects said cure within an additional period of one hundred twenty (120) days); (iii) the making by Tenant or any guarantor of Tenant's obligations under this Lease of any general assignment for the benefit of creditors; (iv) the filing by or against Tenant or any such guarantor of a petition to have Tenant or such guarantor adjudged a bankrupt under any bankruptcy or insolvency law, or the filing by or against Tenant or any such guarantor under the arrangement or insolvency provisions of the United States Bankruptcy Code or under the provisions of any Law of like import (unless, in the case of an involuntary petition filed against Tenant, the same is dismissed within ninety (90) days); (v) appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located on the Premises or of Tenant’s interest in this Lease or of substantially all of any such guarantor's assets, where possession is not restored to Tenant or such guarantor within ninety (90) days; (vi) attachment, execution or other judicial seizure of substantially all of Tenant’s assets located on the Premises or of Tenant’s interest in this Lease or of substantially all of any such guarantor's assets; or (vii) there occurs a Transfer of this Lease, or the Premises or any part thereof, in violation of Article 20 hereof. For the avoidance of doubt, references in this Lease to any “guarantor” shall not create an implication that any guaranty exists or is required under or in connection with this Lease.
The notice and cure periods provided herein are in lieu of, and not in addition to, any notice and cure periods provided by Law. To the extent that any of the foregoing notice periods provided for in this Article are greater than the notice periods required under any Law, such greater notice periods provided for herein shall substitute for such shorter notice periods required under such Law, and, to the extent not prohibited by such Law, any notices given pursuant to the terms hereof shall be deemed the notice required by any such Law.
B.    Remedies.
1.    If an Event of Default occurs, Landlord shall have, in addition to those rights and remedies described in Section 22(C) hereof, the rights and remedies hereinafter set forth, any and all of which may be, except as otherwise expressly provided herein, exercised with or without further notice and with or without demand whatsoever, concurrently or successively, and at such time or times and in such order as Landlord may from time to time determine:
a)    Landlord may terminate this Lease and Tenant’s right to possession of the Premises and repossess the Premises by detainer suit, summary proceedings or other lawful means, and recover from Tenant as damages an amount of money equal to the sum of:
(i)    any accrued and unpaid Rent as of the date this Lease is terminated including interest at the Default Rate on any accrued and unpaid amount from the time due until the time paid, and
(ii)    as liquidated damages for Tenant’s obligations under the Lease for unpaid Rent which would have accrued after the date this Lease is terminated, the net present value of any unpaid Rent which would have accrued after the date this Lease terminated during the balance of the then-current Term (i.e., through the then-current Expiration Date), less the net present value of the current market rate for the Premises for such period, after deducting from the current market rate for the Premises the Costs of Re-letting (as hereinafter defined) for such balance of the Term (such net amount not to be less than zero in any event, it being the intention of the parties that Landlord shall have no obligation to pay to Tenant or to offset against other sums Tenant owes to Landlord the excess, if any, of the net present value of current market rate over the net present value of said unpaid Rent).
For purposes of computing the amount of Rent herein that would have accrued after the date this Lease is terminated, Tenant’s Pro Rata Share of Taxes and Operating Expenses, shall be projected, based upon the average rate of increase, if any, in such items from the Commencement Date through the date this Lease is terminated. Net present value shall be computed on the basis of a discount rate (the “Applicable Rate”) equal to the then-current yield on United States Treasury obligations having a maturity approximately equal to the residue of the Term as reasonably determined by Landlord.
b)    Landlord may terminate Tenant’s right of possession and repossess the Premises by detainer suit, summary proceedings or other lawful means, without terminating this Lease (and if applicable Law permits, and Landlord shall not have expressly terminated this Lease in writing, any termination shall be deemed a termination of Tenant’s right of possession only), and recover from Tenant as damages an amount of money equal to the sum of:
(i)    any accrued and unpaid Rent as of the date possession is terminated, including interest at the Default Rate (as hereinafter defined) on any accrued and unpaid amount from the time due until the time paid, and
(ii)    sums equal to unpaid Rent reserved hereunder, payable on the due dates specified herein commencing on the date possession is terminated and ending on the then current Expiration Date, less any Base Re-Letting Proceeds (as hereinafter defined) received by Landlord during such period.
2.    Landlord may bring suit or suits for the recovery of Landlord’s damages, or any installments thereof, from time to time as the same accrue or after the same have accrued, and no suit or recovery of any portion due hereunder shall be deemed a waiver of Landlord’s right to collect all amounts to which Landlord is entitled hereunder, nor shall the same serve as any defense to any subsequent suit brought for any amount not theretofore reduced to judgment. Notwithstanding anything contained herein to the contrary, (a) Landlord shall have no right to accelerate rent and (b) Landlord shall not seek to recover any damages for payable and unpaid Rent following an Event of Default except as expressly set forth in and in accordance with Sections 22(B)(1)(a) and 22(B)(1)(b) above.
3.    Without limiting the generality of Section 22(B)(1) hereof, an election by Landlord to terminate Tenant’s right to possession with respect to the Premises or exercise any one or more of its other rights and remedies, without terminating this Lease, shall not preclude a subsequent election by Landlord to terminate this Lease.
Except as otherwise expressly specified herein, Landlord shall have all of the rights and remedies available at law and in equity in addition to those rights and remedies specified herein, including without limitation the right to seek any declaratory, injunctive or other equitable relief.
B.    Interest. Any damages payable pursuant to this Article that are not paid when due shall accrue interest from the due date at the Default Rate, until payment is received by Landlord. Such interest payments shall not be deemed consent by Landlord to late payments, nor a waiver of Landlord’s right to insist upon timely payments at any time, nor a waiver of any remedies to which Landlord is entitled as a result of the late payment of such damages.
C.    Certain Definitions. For purposes hereof:
1.    The term “Base Re-Letting Proceeds” shall mean the total amount of rent and other consideration paid by any Replacement Tenants, less all Costs of Re-Letting. If the Premises shall be re-let in combination with other space, then Base Re-Letting Proceeds shall be apportioned on a square foot of Rentable Area basis.
2.    The term “Costs of Re-Letting” shall include without limitation, all reasonable actual out-of-pocket costs and expenses of re-letting the Premises incurred by Landlord for any repairs, maintenance, changes, alterations and improvements to the Premises, brokerage commissions, advertising costs, reasonable attorneys’ fees, any customary free rent periods or credits, tenant improvement allowances, take-over lease obligations and other customary economic incentives required to enter into leases with Replacement Tenants, amortized over the terms of such leases to such Replacement Tenants with interest at the Default Rate. Such Costs of Re-Letting shall be apportioned between costs and expenses allocable to the remaining balance of the Term (or, in the event of a subsequent termination of this Lease, what would have been the balance of the Term but for such termination) and the costs and expenses allocable to such portion of the term of the Replacement Tenant’s lease that extends beyond the remaining balance of the Term (or what would have been the remaining balance of the Term).
3.    The term “Replacement Tenants” shall mean any person or entity to whom Landlord re-lets the Premises or any portion thereof pursuant to this Article provided that if such person is an affiliate of Landlord or such re-letting is not an arm’s-length transaction, rent with respect to such lease shall be deemed the greater of: (a) the rent actually paid by such person; or (b) the current market rate for the applicable space.
4.    The term “Prime Rate” shall mean a rate per annum equal to the prime rate of interest announced from time to time by JPMorgan Chase Bank, N.A. or any successor thereto, such rate to change when and as such announced prime rate changes.
5.    The term “Default Rate” shall mean the lower of: (a) the sum of: (i) the Prime Rate in effect from time to time; plus (ii) four percent (4%); or (b) the highest rate permitted by applicable Law.
B.Landlord Action. If Tenant at any time fails to make any payment or perform any other act on its part to be paid or performed under this Lease following notice and the expiration of any applicable grace or cure period (or in the case of an emergency immediately, but with notice to Tenant as promptly thereafter as practicable), Landlord may, but shall not be obligated to, make such payment or perform such other act to the extent Landlord may deem desirable after delivering to Tenant an additional notice (except in the event of an emergency, in which case no additional notice shall be required) stating in BOLD PRINT that if Tenant shall fail to make such payment or perform such act within fifteen (15) days after Landlord delivers such notice, Landlord shall make such payment or perform such act, which notice shall identify with reasonable specificity the nature of the payments or acts to be made or performed by Landlord, if applicable, any contractors to be engaged by Landlord (including a copy of the cost or bid proposal submitted to Landlord by such contractor (which proposal shall be the lowest of at least two bids obtained by Landlord from reputable union contractors capable of performing first-class work)). Tenant shall promptly reimburse Landlord within twenty (20) business days after demand for all reasonable actual, out-of-pocket expenses (including, without limitation, reasonable counsel’s fees and expenses) incurred in connection with Landlord’s payment or performance of Tenant’s obligations, and all such sums shall be deemed Additional Rent hereunder.
D.    Other Matters. No re-entry or repossession, repairs, changes, alterations and additions, re-letting, acceptance of keys from Tenant, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or accept a surrender of the Premises, nor shall the same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express notice of such intention is sent by

Landlord or its agent to Tenant. To the fullest extent permitted by Law, all rent and other consideration paid by any Replacement Tenant shall be applied: first, to the Costs of Re-Letting apportionable to the Premises and allocable to the remaining balance of the Term (or what would have been the balance of the Term but for termination of this Lease pursuant to this Article), second, to the payment of any Rent payable prior to the date Landlord recovers possession of the Premises from Tenant; third, to the damages payable by Tenant to Landlord pursuant to this Article, as the same become due, and any remaining sums shall be retained by Landlord. Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant. The times set forth herein for the curing of Events of Default by Tenant are of the essence of this Lease. Tenant hereby irrevocably waives any right otherwise available under any Law to redeem or reinstate this Lease.
E.    Duty to Mitigate. Landlord shall use commercially reasonable efforts to mitigate its damages by attempting to re-let all or any part of the Premises to a Replacement Tenant, for such rent and upon such terms as shall be satisfactory to Landlord (including the right to re-let the Premises or a portion thereof for a term greater or lesser than that remaining under the Term of this Lease, the right to re-let the Premises as a part of a larger area and the right to change the character or use made of the Premises). For the purpose of such re-letting, Landlord shall have the right to decorate or to make any repairs, changes, alterations or additions in or to the Premises that may be necessary in connection with any re-letting or proposed re-letting to any Replacement Tenant.
ARTICLE 23
Landlord Event of Default
A.    The occurrence of any one or more of the following events shall constitute a default by Landlord, which if not cured within any applicable time permitted for cure below, shall constitute a “Landlord Event of Default“ or a “Landlord Default“ and shall give rise to Tenant’s remedies set forth herein: (i) failure by Landlord to make when due any payment to Tenant, unless such failure is cured within ten (10) business days after Tenant shall have delivered to Landlord a written notice specifying such Landlord Default; or (ii) failure by Landlord to observe or perform any of the terms or conditions of this Lease to be observed or performed by Landlord other than the payment of money, unless such failure is cured within thirty (30) days after Tenant shall have delivered to Landlord a written notice specifying such failure (provided that, if the nature of Landlord’s failure is such that more time is reasonably required to cure same or Landlord is delayed in or prevented from effecting such cure due to Unavoidable Delay or Tenant Delay, a Landlord Event of Default shall not be deemed to have occurred if Landlord commences such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion and in fact effects said cure within an additional period of one hundred twenty (120) days), subject to extension for Unavoidable Delay or Tenant Delay.
B.    If a Landlord Event of Default occurs, in addition to those other rights and remedies expressly specified herein, Tenant shall have all of the rights and remedies available at law and in equity, except as otherwise expressly limited herein, including without limitation the right to seek any declaratory, injunctive or other equitable relief, any and all of which rights and remedies may be exercised, except as otherwise expressly provided herein, with or without further notice and with or without demand whatsoever, concurrently or successively, and at such time or times and in such order as Tenant may from time to time determine, subject to the provisions of this Lease and the terms of any SNDA.

ARTICLE 24
Conveyance by Landlord; Liability of Landlord and Tenant
A.    If any Landlord hereunder (“Existing Landlord”) shall convey or otherwise transfer the Building or the Property to a bona‑fide, independent third‑party, person or entity (“Landlord’s Transferee”), effective upon the date of such conveyance or transfer: (i) Landlord’s Transferee shall become landlord hereunder and shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by the Landlord hereunder which first arise after such date, except that Landlord’s Transferee shall be obligated to cure any default of the Landlord under this Lease that is continuing after such date; (ii) Tenant shall attorn to Landlord’s Transferee; and (iii) such Existing Landlord shall, thereafter, be free of all liabilities and obligations hereunder which first arise after such date, provided that Landlord’s Transferee shall have expressly in writing assumed the Existing Landlord’s liabilities and obligations hereunder first arising after such date. Nothing herein shall be construed to restrict or prevent any conveyance or transfer by an Existing Landlord.
B.    It is expressly understood and agreed by Tenant that any liability of Landlord for damages for breach or nonperformance by Landlord of Landlord’s covenants, undertakings or agreements or otherwise arising under this Lease or in connection with the relationship of Landlord and Tenant hereunder, shall be collectible only out of Landlord’s interest in the Property (including, without limitation, the rents, income and profits therefrom), proceeds from the conveyance or other transfer of the Land and/or the Building or proceeds of insurance or a condemnation (or if Landlord is the beneficiary of a land trust, Landlord’s right, title and interest in such land trust), in each case as the same may then be encumbered (as long as any loan is from a lender that is not an affiliate of Landlord), and no personal liability is assumed by, nor at any time may be asserted against, Landlord’s or Tenant’s members or shareholders or their respective other owners, direct or remote, all such personal liability, if any, being expressly waived and released by Tenant and Landlord, as applicable. Similarly, none of the members or other owners of the Landlord Protected Parties shall have any personal liability hereunder. Each of Landlord and Tenant expressly understands and agrees that if any instrument involving the Building is executed by an agent, member or representative of Landlord or its agent (“Landlord’s Agent”) or of Tenant or its agent (“Tenant’s Agent”) on behalf of Landlord or Tenant, as applicable, Landlord’s Agent or Tenant’s Agent, as the case may be, will be executing such instrument, not in its own right but solely as an agent and that nothing in this Lease shall be construed as creating any liability whatsoever against such Landlord’s Agent or Tenant’s Agent or their respective owners, direct and remote, and their respective directors, officers or employees and in particular, without limiting the generality of the foregoing, there shall be no liability of Landlord’s Agent or Tenant’s Agent, as the case may be, to pay any indebtedness or sum accruing thereunder, or to perform any covenant or agreement whether express or implied therein contained, it being agreed that Landlord or Tenant, as applicable, shall have sole responsibility therefor. Nothing contained herein shall constitute a waiver or release of any of Landlord’s obligations under this Lease or limit the right of Tenant to name any current, former, or future partner, principal, officer, director, member or employee of Landlord as a party in any action or suit by Tenant against Landlord to the extent that applicable state Law or court rules or procedures require Tenant to name such partner, principal, officer, director, member or employee (rather than the Landlord entity) as parties to obtain a judgment against, or proceed against, Landlord or Landlord’s assets; provided, however, that no judgment resulting from any such suit or action shall be enforced against Landlord or any such partner, principal, officer, director, member or employee personally or against any of its assets (other than Landlord’s interest in the Property (including, without limitation, the rents, income and profits therefrom), proceeds from the conveyance or other transfer of the Land and/or the Building or proceeds of insurance or a condemnation (or if Landlord is the beneficiary of a land trust, Landlord’s right, title and interest in such land trust), in each case as the same may then be encumbered, as long as any loan is from a lender that is not an affiliate of Landlord).

ARTICLE 25
Waiver; Indemnification
A.    Mutual Waivers.
1.    To the extent permitted by Law, Tenant waives and releases the Landlord Protected Parties, Landlord’s Agent, and Landlord’s contractors, subcontractors and servants from all claims for damage to property and injuries to persons sustained by Tenant or any occupant of the Building or Premises relating to: (a) the Building or Premises or any part of either or any equipment or appurtenance becoming out of repair; (b) any accident in or about the Building; or (c) directly or indirectly, any act or neglect of any tenant or occupant of the Building or of any other person but the foregoing shall not be deemed to release any Landlord Protected Parties, Landlord’s Agent or Landlord’s contractors, subcontractors or servants from their own negligence or willful misconduct (except as waived under Section 10(C) hereof) or from any breach of the provisions of this Lease.
2.    To the extent permitted by Law, Landlord waives and releases Tenant and Tenant’s agents, contractors, subcontractors, servants, subtenants and assignees from all claims for damage to property and injuries to persons sustained by Landlord or any occupant of the Building or Premises relating to: (a) the Premises or any equipment therein or appurtenance thereto becoming out of repair; (b) any accident in or about the Building; or (c) directly or indirectly, any act or neglect of any tenant or occupant of the Building or of any other person but the foregoing shall not be deemed to release any of Tenant and Tenant’s agents, contractors, subcontractors, servants, subtenants or assignees from their own negligence or willful misconduct (except as waived under Section 10(C) hereof) or from any breach of the provisions of this Lease.
3.    This Section shall apply especially, but not exclusively, to damage caused by the flooding of basements or other subsurface areas, refrigerators, sprinkling devices, air-conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, and shall apply equally whether the damage results from the act or neglect of other tenants of the Building or of any other person and whether that damage caused or resulted from any thing or circumstance above mentioned or referred to, or any other thing or circumstance, whether of a like or of a wholly different nature.
B.    Tenant’s Property. All property situated in the Building or the Premises and belonging to Tenant, its agents, contractors, subcontractors, employees or invitees or any occupant of the Premises shall be situated there at the risk of Tenant or such other person only, and Landlord shall not be liable for damage, theft, misappropriation or loss of that property. Not limiting the foregoing, Landlord shall not be liable to Tenant for and Tenant assumes all risk of damage or losses caused by fire, electrical malfunction, gas explosion, water damage of any type (including broken water lines, malfunctioning fire sprinkler systems, roof leaks or stoppages of lines). Tenant further waives any claim for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property as described in this Section. Notwithstanding anything in the foregoing or this Lease to the contrary, except (x) as otherwise expressly provided herein, (y) as may be provided by Applicable Laws, in no event shall Landlord or Tenant be liable to the other for any consequential, special or indirect damages arising out of this Lease.
C.    Indemnity. Subject to the provisions of Section 10(C) hereof, to the fullest extent permitted by Law, Tenant shall protect, defend, indemnify and hold harmless the Landlord Protected Parties from and against any and all claims, demands, liabilities, damages, judgments, orders, suits, decrees, actions, proceedings, fines, penalties, losses, costs and expenses (including, without limitation, court costs and reasonable attorneys’ fees and expenses) (collectively, “Damages”) suffered by a Landlord Protected Party directly or by reason of any claim, suit or judgment brought against such Landlord Protected Party arising out of or attributable to any negligent act or omission or willful misconduct of Tenant, its agents, employees, contractors or subcontractors or any breach of Tenant’s obligations under this Lease with respect to Tenant’s leasing of or operations in the Premises, including, but not limited to, bodily injury (including death) or property damage. If any claim for Damages is asserted or any such action is brought, Landlord shall give Tenant prompt notice thereof and Tenant shall resist and defend such claim, action or proceeding by counsel approved by Landlord or the applicable Landlord Protected Party (such approval not to be unreasonably withheld, conditioned or delayed); however, Tenant shall not be liable for the costs of any separate counsel employed by any Landlord Protected Party. Landlord hereby approves any counsel designated by Tenant’s insurance carrier. If it shall be finally determined by a court of competent jurisdiction that, pursuant to the foregoing provisions of this Section, Tenant is or was not required to indemnify or hold harmless any Landlord Protected Party from any such claim, action or judgment for Damages, Landlord shall (or shall cause the applicable Landlord Protected Party to) reimburse Tenant for all or such portion of the costs and expenses incurred by Tenant (or its insurance carrier) under this Section on account thereof plus interest at the Default Rate on such costs and expenses. Without limiting the generality of the foregoing, Tenant specifically acknowledges that the indemnity herein shall apply to claims in connection with or arising out of any Alteration Work, the installation of Tenant’s furniture, fixtures and equipment and the installation, maintenance, use or removal of any cabling. Notwithstanding the foregoing, Tenant shall not be obligated to indemnify a Landlord Protected Party against such party’s own negligence or willful misconduct or breach of such party’s obligations under this Lease. Tenant’s obligations and liabilities pursuant to this Section shall survive the expiration or earlier termination of this Lease.
D.    Landlord Indemnity. Subject to the provisions of Section 10(C) hereof, to the fullest extent permitted by Law, Landlord shall protect, defend, indemnify and hold harmless Tenant, its partners, Affiliates and subsidiaries and their respective principals, officers, directors, members, employees, agents, contractors, subcontractors, and invitees (each, an “Indemnified Tenant Party”) from and against any and all Damages suffered by the Indemnified Tenant Party directly or by reason of any claim, suit, or judgment brought against such Indemnified Tenant Party and arising out of or attributable to the gross negligence or willful misconduct of any Landlord Protected Party with respect to the Property, the Premises or the Building or any breach by Landlord of its obligations under this Lease. If any claim for Damages is asserted or any such action is brought, Tenant shall give Landlord prompt notice thereof and Landlord shall resist and defend such claim, action or proceeding by counsel approved by Tenant or the applicable Indemnified Tenant Party (such approval not to be unreasonably withheld, conditioned or delayed); however, Landlord shall not be liable for the costs of any separate counsel employed by any Indemnified Tenant Party. Tenant hereby approves any counsel designated by Landlord’s insurance carrier. If it shall be finally determined by a court of competent jurisdiction that pursuant to the foregoing provisions of this Section, Landlord is or was not required to indemnify or hold harmless any Indemnified Tenant Party from any such claim, action or judgment for Damages, Tenant shall (or shall cause the applicable Indemnified Tenant Party) to reimburse Landlord for all or such portion of the costs and expenses incurred by Landlord (or its insurance carrier) under this Section on account thereof plus interest at the Default Rate on such costs and expenses. Notwithstanding the foregoing, Landlord shall not be obligated to indemnify any Indemnified Tenant Party for any Damages caused by such party’s negligence or willful misconduct or breach of such party’s obligations under this Lease. Landlord’s obligations and liabilities pursuant to this Section shall survive the expiration or earlier termination of this Lease.
ARTICLE 26
Security Deposit
Tenant shall deposit a security deposit (the “Security Deposit”) with Landlord as security for the prompt, full and faithful performance by Tenant of each and every provision of the Lease and of all obligations of Tenant hereunder in the Security Deposit Amount (as defined below). The Security Deposit shall be delivered not later than twenty-one (21) days after the Execution Date in the initial Security Deposit Amount. At Landlord’s election, Tenant’s failure to timely deliver the Security Deposit shall be deemed a “Tenant Delay” under this Lease for each day after such twenty-one (21) day period until the Security Deposit is delivered; provided that the foregoing election shall not limit any other rights and remedies of Landlord under this Lease, at law or in equity for such delivery. Unless an Event of Default has occurred and is then continuing, the Security Deposit shall be decreased to the lower Security Deposit Amounts on the dates described below.
1.    The term “Security Deposit Amount” as used herein shall mean (i) One Million Two Hundred Thousand and No/100 Dollars ($1,200,000) from the date of execution of this Lease until the fourth (4th) anniversary of the Commencement Date, (ii) Nine Hundred Sixty Thousand and No/100 Dollars ($960,000) from the day after the fourth (4th) anniversary of the Commencement Date until the fifth (5th) anniversary of the Commencement Date, (iii) Seven Hundred Twenty Thousand and No/100 Dollars ($720,000) from the day after the fifth (5th) anniversary of the Commencement Date until the sixth (6th) anniversary of the Commencement Date, (iv) Four Hundred Eighty Thousand and No/100 Dollars ($480,000) from the day after the sixth (6th) anniversary of the Commencement Date until the seventh (7th) anniversary of the Commencement Date; and (v) Two Hundred Forty Thousand and No/100 Dollars ($240,000) from the day after the seventh (7th) anniversary of the Commencement Date through the remaining Term of this Lease.
2.    If an Event of Default by Tenant then exists under the Lease, Landlord may use, apply or retain the whole or any part of the Security Deposit which is necessary for the payment of: (i) any Rent or other sums of money which Tenant may not have paid when due after any applicable cure period; (ii) any sum expended by Landlord on behalf of Tenant in accordance with the provisions of the Lease; or (iii) any sum which Landlord may expend or be required to expend by reason of any Event of Default under the Lease by Tenant, including, without limitation, any damage or deficiency in or from the reletting of the Premises as provided in Article 22 of the Lease. The use, application or retention of the Security Deposit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by the Lease or by law (it being intended that Landlord shall not first be required to proceed against the Security Deposit) and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. If any portion of the Security Deposit is used, applied or retained by Landlord for the purposes set forth above, Tenant agrees, within ten (10) business days after the written demand therefor is made by Landlord, deposit cash security with Landlord in an amount sufficient to restore the then-current required Security Deposit Amount.
3.    If Tenant shall fully and faithfully comply with all of the provisions of the Lease, the Security Deposit shall be promptly returned to Tenant without interest after the expiration or termination of the Term, whether pursuant to Articles 9 or 11 or otherwise, or upon any later date after which Tenant has vacated the Premises. In the absence of evidence satisfactory to Landlord of any permitted assignment of the right to receive the Security Deposit, Landlord may return the same to the original Tenant, regardless of one or more assignments of Tenant’s interest in the Lease or the Security Deposit. In such event, upon the return of the Security Deposit to the original Tenant, Landlord shall be completely relieved of liability under this Article 26 or otherwise with respect to the Security Deposit.
4.    Tenant acknowledges that Landlord has the right to transfer its interest in the Building and in the Lease as to the extent set forth herein and Tenant agrees that if such a transfer occurs, Landlord shall have the right to transfer or assign the Security Deposit to the transferee. Upon such transfer or assignment and delivery of the Security Deposit to the transferee and such transferee’s written assumption of responsibility for the return of the Security Deposit to Tenant, Landlord shall thereby be released by Tenant from all liability or obligation for the return of such Security Deposit and Tenant shall look solely to such transferee for the return of the Security Deposit.
5.    The Security Deposit shall be in the form of a Letter of Credit (as defined below). The term “Letter of Credit” as used herein shall mean an irrevocable, unconditional standby letter of credit in the form attached hereto as Exhibit K or such other form reasonably satisfactory to Landlord, with either an initial expiration date no earlier than ninety (90) days after the Expiration Date, or an initial expiration date of no less than one (1) year from the date of issue with automatic annual renewals, issued by a national banking association reasonably acceptable to Landlord having an office in Chicago (the “Issuing Bank”), which Letter of Credit shall be payable to Landlord upon demand made in the City of Chicago pursuant to presentation of an unconditional sight draft with a statement by Landlord that Landlord is entitled to draw thereunder pursuant to the terms of this Lease. With respect to any scheduled decreases in the Security Deposit Amount, Landlord shall accept an amendment to or replacement of the Letter of Credit reflecting such decrease within ten (10) business days after the applicable date, provided all conditions to such decrease have been satisfied. Unless the stated expiration date of the Letter of Credit is at least ninety (90) days after the Expiration Date or the Letter of Credit shall be automatically renewed or, no later than thirty (30) days prior to the then expiration date, Tenant shall have provided a new Letter of Credit compliant with the terms required hereunder or an amendment to the then-existing Letter of Credit extending the then applicable expiration date thereof for a period of no less than one (1) year with automatic annual renewals, unless the Issuing Bank shall deliver to Landlord a notice of non-renewal no later than sixty (60) days prior to the expiration of the Letter of Credit. In the event that the Issuing Bank has not timely renewed the Letter of Credit, Landlord shall be entitled to draw the full amount of the Letter of Credit and hold the same as a cash security deposit, subject to the same terms and conditions of this Article 26.
ARTICLE 27
Notices
Every notice or other communication to be given by either party to the other with respect hereto or to the Premises or Property, shall be in writing (whether or not stated elsewhere in this Lease) and shall be sent by: (a) hand; (b) served personally or by reputable overnight courier service (e.g. Federal Express) or (c) certified mail, return receipt requested, postage prepaid and posted in a United States Postal Service station or letter box in the continental United States addressed as follows:

If to Landlord:	2430 N. Halsted, LLC
c/o Sterling Bay, LLC
1330 W. Fulton, Suite 800
Chicago, Illinois 60607
Attn: Andrew Gloor

With a copy to:	2530 N. Halsted, LLC c/o Sterling Bay, LLC 1330 W. Fulton, Suite 800 Chicago, Illinois 60607 Attn: Dean Marks, Esq.

If to Tenant:	All notices:
prior to the Commencement Date to:

Exicure, Inc.
8045 Lamon Avenue, Suite 410
Skokie, Illinois 60077
Attn: David Snyder
on or after the Commencement Date to:

Exicure, Inc.
2430 N. Halsted Street
Chicago, Illinois 60614
Attn: David Snyder
or to such other address or addresses as Tenant or Landlord may from time to time designate by notice given as above provided. Every notice or other communication hereunder shall be deemed to have been given: (i) if sent by hand, upon the date received or the date delivery is refused; (ii) if sent by overnight courier for next business day delivery, on the next business day following the date such notice was sent; and (iii) if sent by mail, upon receipt or refusal to accept receipt. Notices not sent in accordance with the foregoing shall be of no force or effect until actually received by the foregoing parties at the addresses specified in this Article.
ARTICLE 28
Real Estate Brokers
Landlord and Tenant each represents that it has dealt only with CBRE, Inc. and Sterling Bay Realty, LLC (collectively, “Landlord’s Brokers”) and CBRE, Inc. (“Tenant’s Broker”) as broker, agent, consultant or finder in connection with this Lease. Landlord agrees to pay to Landlord’s Brokers and Tenant’s Broker all amounts owing to Landlord’s Brokers and Tenant’s Broker in respect of the consummation of this Lease pursuant to separate commission agreements between Landlord and Landlord’s Brokers and Tenant’s Broker. Landlord agrees to indemnify and hold Tenant harmless from all damages, judgments, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) arising from any claims or demands of Landlord’s Brokers and Tenant’s Broker and any other broker, agent, consultant or finder with whom Landlord has dealt for any commission or fee alleged to be due in connection with its participation in the procurement of Tenant or the negotiation of this Lease. Tenant agrees to indemnify and hold Landlord harmless from all damages, judgments, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) arising from any claims or demands of any broker, agent, consultant or finder, other than Landlord’s Brokers and Tenant’s Broker, with whom Tenant has dealt for any commission or fee alleged to be due in connection with its participation in the procurement of Tenant or the negotiation of this Lease. The provisions of this Article shall survive the expiration or earlier termination of this Lease.
ARTICLE 29
Covenant of Quiet Enjoyment
Landlord covenants and agrees that Tenant, on paying the Rent and on keeping, observing and performing all of the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof, free from hindrance by Landlord or any person claiming by, through or under Landlord.
ARTICLE 30
Hazardous Materials
A.Hazardous Materials. Tenant shall not cause or permit any Hazardous Materials (as defined below) to be Handled in or about the Premises, the Building or the Property in violation of Applicable Laws by Tenant or its employees, agents, contractors or invitees. If Tenant breaches such obligation, or if the presence of Hazardous Materials as a result of such a breach results in contamination of the Property, any portion thereof, or any adjacent property, or if contamination of the Premises otherwise occurs during the Term or any extension or renewal hereof or holding over hereunder (other than if such contamination results from migration of Hazardous Materials from outside the Premises not caused by Tenant or its employees, agents, contractors or invitees or if such contamination in the Premises exists as of the Delivery Date), then Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any and all Claims that arise during or after the Term as a result of such breach or contamination. This indemnification by Tenant includes costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any Governmental Authority because of Hazardous Materials present in the air, soil or groundwater above, on or under or about the Property. Landlord hereby represents and warrants that (i) to Landlord's knowledge, there are no asbestos-containing materials or other Hazardous Materials presently located in, on, or about the Premises or the Property except as disclosed by the environmental reports and materials that have been delivered to Tenant; (ii) to Landlord's knowledge, the environmental reports and materials that have been delivered to Tenant are true, complete and correct copies of all of the environmental reports in Landlord's possession or control; (iii) Landlord has not received any notices with respect to the Premises or the Property alleging any violation of any Environmental Law or requiring any testing or remedial action concerning Hazardous Materials; and (iv) no testing or remedial action concerning Hazardous Materials is currently underway or planned with respect to the Premises or the Property. Landlord covenants to Tenant that all work performed by Landlord in, on, or under the Premises or the Property shall be performed in a manner that does not incorporate therein any Hazardous Materials, except for normal quantities of Hazardous Materials customarily incorporated in such work at Comparable Buildings in full compliance with Environmental Laws, and in a manner which does not result in injury or health risks to persons. Tenant agrees that, except as permitted by this Section 30, no Hazardous Materials shall be Handled upon, about, above or beneath the Premises or any portion of the Premises by Tenant, its subtenants or its assignees, or their respective contractors, clients, officers, directors, employees, or invitees (any such Hazardous Materials so handled being referred to as "Tenant's Hazardous Materials"). Tenant agrees that Tenant shall, at its sole cost and expense, promptly remove or remediate, or cause to be removed or remediated, any Tenant's Hazardous Materials on the Premises (except to the extent permitted below) promptly after discovery thereof. Landlord agrees that, except as permitted by this Section 30(A), no Hazardous Materials shall be Handled upon, about, above or beneath the Premises or any portion of the Premises by or on behalf of Landlord or its contractors, officers, directors, employees or invitees (but specifically excluding tenants or occupants of the Building) (any such Hazardous Materials so Handled shall be known as "Landlord's Hazardous Materials"). Notwithstanding the foregoing, normal quantities of Tenant's Hazardous Materials or Landlord's Hazardous Materials customarily used in the conduct of general administrative and executive office activities (e.g., copier fluids and cleaning supplies), or the construction or maintenance of leasehold improvements or the Building, may be Handled, as the case may be, in compliance with Environmental Laws, and in a manner that does not result in injury or health risks to persons
B.Landlord acknowledges that it is not the intent of this Article to prohibit Tenant from operating its business for the Permitted Use. Tenant may operate its business according to the custom of Tenant’s industry so long as the use or presence of Hazardous Materials is carefully monitored in accordance with applicable Laws. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord (a) a list identifying each type of Hazardous Material to be present at the Premises that is subject to regulation under any environmental Applicable Laws (including, without limitation, OSHA), (b) a list of any and all approvals or permits from Governmental Authorities required in connection with the presence of such Hazardous Material at the Premises and (c) correct and complete copies of notices of violations of Applicable Laws related to Hazardous Materials (collectively, “Hazardous Materials Documents”). Tenant shall deliver to Landlord updated Hazardous Materials Documents (i) no later than five (5) business days after the initial occupancy of any portion of the Premises or the initial placement of equipment anywhere at the Property, (ii) if there are any changes to the Hazardous Materials Documents, annually thereafter no later than December 31 of each year, and (iii) prior to the initiation by Tenant of any Alterations or changes in Tenant’s business that involve any material increase in the types or amounts of Hazardous Materials. For each type of Hazardous Material listed, the Hazardous Materials Documents shall include (1) the chemical name, (2) the material state (e.g., solid, liquid, gas or cryogen), (3) the concentration, (4) the storage amount and storage condition (e.g., in cabinets or not in cabinets), (5) the use amount and use condition (e.g., open use or closed use), (6) the location (e.g., room number or other identification) and (7) if known, the chemical abstract service number. Landlord may, at Landlord’s expense, cause the Hazardous Materials Documents to be reviewed by a person or firm qualified to analyze Hazardous Materials to confirm compliance with the provisions of this Lease and with Applicable Laws. In the event that a review of the Hazardous Materials Documents indicates non-compliance with this Lease or Applicable Laws, Tenant shall, at its expense, diligently take steps to bring its storage and use of Hazardous Materials into compliance. At any time, and from time to time, prior to the expiration of the Term, Landlord shall have the right to conduct appropriate tests of the Property or any portion thereof to demonstrate that Hazardous Materials are present or that contamination has occurred due to Tenant or Tenant’s employees, agents, contractors or invitees. Tenant shall pay all reasonable costs of such tests if such tests reveal that Hazardous Materials exist at the Property in violation of this Lease.
C.    "Environmental Laws" means and includes all now and hereafter existing statutes, laws, ordinances, codes, regulations, rules, rulings, orders, decrees, directives and requirements by any Regulatory Authority regulating, relating to, or imposing liability or standards of conduct concerning public health and safety or the environment and applicable to the Premises, the Building or the Property.
D.    "Hazardous Materials" means any material or substance: (i) which is defined or becomes defined as a "hazardous substance," "hazardous waste," "toxic substance," "contaminant," "infectious waste," "chemical mixture or substance," or "air pollutant" under Environmental Laws; (ii) containing petroleum, crude oil or any fraction thereof (except to the extent used in connection with emergency back-up generators in accordance with applicable law); (iii) containing polychlorinated biphenyls (PCB's); (iv) containing asbestos; (v) which is radioactive; (vi) which is infectious; or (vii) which possesses inherently toxic, reactive, flammable or corrosive characteristics, as all such terms are used in their broadest sense, to the extent any such items are or become regulated by Environmental Laws.
E.    "Handle," "handle," "Handled," "handled," "Handling," or "handling" shall mean any installation, handling, generation, storage, treatment, use, disposal, discharge, release, manufacture,

refinement, presence, migration, emission, transportation, or any other activity of any type in connection with or involving Hazardous Materials.
F.    "Regulatory Authority" shall mean any federal, state or local governmental agency, commission, board or political subdivision.

ARTICLE 31
Miscellaneous
A.    Binding. Each of the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, guardians, custodians, successors and assigns, subject to the provisions of Articles 20 and 23 hereof.
B.    No Recording. Landlord and Tenant agree that this Lease shall not be recorded with the Recorder of Deeds of Cook County, Illinois.
C.    Laws. This Lease shall be construed in accordance with the Laws of the State of Illinois. Landlord and Tenant hereby submit to the jurisdiction of the courts in and for the County of Cook, State of Illinois and each agrees that any action by Tenant against Landlord or Landlord against Tenant, as the case may be, shall be instituted in the County of Cook, State of Illinois and that Landlord shall have personal jurisdiction over Tenant for any action brought by Landlord against Tenant, and Tenant shall have personal jurisdiction over Landlord for any action brought by Tenant against Landlord in the County of Cook, State of Illinois.
D.    Air. This Lease does not grant any legal rights to “light and air” outside of the Premises nor to any particular view or cityscape visible from the Premises.
E.    Amendments. This Lease and the Exhibits hereto shall not be amended, changed or modified in any way except in writing executed and delivered by Landlord and Tenant.
F.    Survival of Obligations. Any obligations of Landlord and Tenant accruing prior to the expiration of this Lease shall survive the expiration or earlier termination of this Lease, and Landlord and Tenant shall promptly perform all such obligations whether or not this Lease has expired or been terminated.
G.    No Joint Venture. Nothing contained in this Lease shall be deemed or construed by the parties to this Lease, or by any third party, to create the relationship of principal and agent, partnership, joint venture, or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of rent nor any other provisions contained in this Lease nor any acts of the parties to this Lease shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.
H.    Interpretation. Landlord and Tenant each acknowledge that it has read and reviewed this Lease and that it has had the opportunity to confer with counsel in the negotiation of this Lease. Accordingly, this Lease shall be construed neither for nor against Landlord or Tenant notwithstanding the party which drafted same, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms and the intent of the parties.
I.    Independent Covenants. Except as expressly provided herein with respect to offset and abatement, each covenant, agreement, obligation or other provision of this Lease to be performed by Tenant or Landlord, including without limitation the obligation to pay Base Rent and the obligation to pay Tenant's Pro Rata Share of Taxes and Operating Expenses, is a separate and independent covenant of Tenant or Landlord (as the case may be), and is not dependent on any other provision of the Lease.
J.    Time of Essence. Time is of the essence of this Lease and each of its provisions.
K.    Exhibits. The Exhibits set forth in the Table of Contents or otherwise attached hereto are incorporated into this Lease by reference and made a part hereof.
L.    Full Agreement. This Lease and the Exhibits contain all of the terms and agreements between Landlord and Tenant relating to the matters set forth herein and no prior or contemporaneous agreement or understanding pertaining to the same shall be of any force or effect, except any such contemporaneous agreement specifically referring to and modifying this Lease which is signed by Landlord and Tenant. Without limitation as to the generality of the foregoing, Tenant hereby acknowledges and agrees that Landlord’s leasing agents and field personnel are only authorized to show the Premises and negotiate terms and conditions for leases subject to Landlord’s final approval, and are not authorized to make any agreements or representations or create any binding understandings or obligations, respecting the condition of the Premises or Property, the suitability of the same for Tenant’s business, or any other matter, and no agreements, representations, understandings or obligations not expressly contained herein or in such contemporaneous agreement shall be of any force or effect.
M.    Financial Statements. If Tenant is other than a publicly traded entity whose shares are listed on a nationally recognized securities exchange, Tenant will furnish Tenant’s most recent audited financial statements to Landlord, or, if no such audited statements have been prepared, such other financial statements as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements. Tenant shall not be required to deliver the financial statements required under this Section more than once in any 12-month period other than in connection with a contemplated sale or financing of the Building by Landlord. Landlord shall execute a customary confidentiality letter in connection with the delivery of such financial statements, which shall permit Landlord to share such statements with its partners and lenders.
N.    Captions and Severability. The captions of the Articles and Sections of this Lease are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation. If any term or provision of this Lease shall be found invalid, void, illegal or unenforceable with respect to any party hereto by a court of competent jurisdiction, it shall not affect, impair or invalidate any other terms or provisions hereof, or its enforceability with respect to the other party, the parties hereto agreeing that they would have entered into the remaining portion of this Lease notwithstanding the omission of the portion or portions adjudged invalid, void, illegal or unenforceable.
O.    Tenant and Landlord Authority. Tenant represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of Tenant and constitutes the valid and binding agreement of Tenant in accordance with its terms. Landlord represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of Landlord and constitutes the valid and binding agreement of Landlord in accordance with its terms.
P.    Confidentiality. Subject to the terms of this Section 31(P), Landlord and Tenant shall each keep confidential the terms of this Lease. Landlord and Tenant shall each have the right to make disclosures of the terms of this Lease (i) to the extent required by applicable Law, including, without limitation, any rule of the Securities and Exchange Commission or to the extent required by any stock exchange upon which Landlord, Tenant or any Affiliate of either is publicly traded or seeking to be publicly traded, (ii) to the extent reasonably required to enforce such party’s rights hereunder,

(iii) to the extent reasonably necessary in connection with such party’s financing, selling, leasing, or otherwise transferring or capitalizing its assets or its business (or any such transaction consummated by such party’s Affiliate) (including, without limitation, disclosures that are reasonably necessary to comply with rules of the Securities and Exchange Commission or any stock exchange), (iv) to the extent reasonably required in constructing, operating, maintaining, repairing or restoring the Premises or the other portions of the Building, and (v) in connection with the pursuit, processing or receipt of governmental economic incentives. If applicable Law, including, without limitation, any rule of the Securities and Exchange Commission or any stock exchange upon which Landlord, Tenant or any Affiliate of either is publicly traded or seeking to be publicly traded (as the case may be) requires Landlord or Tenant to file a copy of this Lease in a manner that provides the general public with access thereto, then such party shall (a) first give the other party reasonable advance notice thereof and (b) file only a copy hereof that is redacted to remove the material economic terms hereof and such other material terms as are requested by the other party to the extent permitted by applicable Law or the rules of the Securities and Exchange Commission or any stock exchange (as the case may be). Neither Landlord nor Tenant shall unreasonably withhold, condition or delay its approval of any disclosure of the terms of this Lease that is not otherwise authorized by this Section 31(P) and that the other party proposes to make; provided, however, that notwithstanding anything to the contrary contained herein, either party shall be authorized to make disclosures to its employees. Neither party shall make any press releases or hold a press conference or make similar disclosures concerning the entering into of this Lease without the prior approval of the other party, which shall not be unreasonably withheld, delayed or conditioned. If applicable Law, including, without limitation, any rule of the Securities Exchange Commission or any stock exchange upon which Landlord, Tenant or any Affiliate of either is publicly traded or seeking to be publicly traded (as the case may be) requires either party to make any press release or similar disclosure concerning the entering into this Lease, then such party shall (x) first give the other party reasonable advance notice thereof and (y) release only such information and/or make only such disclosures as are required at a minimum to comply with such Law or rule.
Q.    Prohibited Persons and Transactions. Tenant represents and warrants that Tenant has not received notice and has no knowledge that either Tenant or any of its affiliates or any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not knowingly Transfer this Lease to, contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities. Landlord represents and warrants that Landlord has not received notice and has no knowledge that either Landlord or any of its affiliates, or any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the OFAC (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not knowingly Transfer this Lease to, contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities.

R.    UBTI. Landlord and Tenant agree that all Rent payable by Tenant to Landlord shall qualify as “rents from real property” within the meaning of both Sections 512(b)(3) and 856(d) of the Internal Revenue Code of 1986, as amended (the “Code”) and the U.S. Department of Treasury Regulations promulgated thereunder (the “Regulations”). If Landlord in its sole reasonable judgment determines that all or part of any Rent shall not qualify as “rents from real property” for the purposes of Sections 512(b)(3) or 856(d) of the Code and the Regulations promulgated thereunder, Tenant agrees (i) to cooperate reasonably with Landlord by entering into such amendment or amendments as Landlord reasonably deems necessary to qualify all Rents as “rents from real property,” and (ii) to permit an assignment of the Landlord’s interest under this Lease to an affiliate of Landlord; provided, however, that any adjustments or other actions required pursuant to this Section shall (a) be made so as to produce the equivalent Rent (in economic terms) payable prior to such adjustment or other action, as mutually determined by Landlord and Tenant, each acting reasonably, (b) not impose any additional obligations or liabilities on Tenant, nor modify or waive any right of Tenant under or in connection with this Lease, (c) not waive or release any of the obligations or liabilities of Landlord under or in connection with this Lease, and (d) be made at Landlord’s sole cost and expense, with Landlord reimbursing Tenant for all of Tenant’s reasonable out-of-pocket accountants’, attorneys’ and consultants’ fees and expenses incurred in connection with each such adjustment or other action.
S.    Relocation Rights. Landlord shall have no right or authority to relocate the Premises.
T.    No Operating Covenant. Nothing contained in this Lease shall be construed so as to create an operating covenant on the part of Tenant and Tenant may “go dark” or curtail its business operations from time to time in Tenant’s sole discretion. The foregoing shall not constitute a waiver of Tenant’s obligations to comply with all obligations of Tenant under this Lease, including, without limitation, the payment of Rent and Tenant’s maintenance and repair obligations under the Lease.
U.    Good Faith, Fair Dealing and Reasonableness. Tenant and Landlord acknowledge their duty to exercise their rights and remedies and perform their obligations reasonably and in good faith. Wherever a party's consent or approval is required, unless this Lease expressly provides, otherwise, such consent or approval shall not be unreasonably withheld, conditioned or delayed. Whenever the provisions of this Lease allow Landlord or Tenant to perform or not perform some act at its option, in its judgment, or to its satisfaction, the decision of Landlord and Tenant to perform or not perform such act must be commercially reasonable unless this Lease expressly provides otherwise.
V.    Landlord’s Representations and Warranties. Landlord hereby represents and warrants to Tenant that, as of the Execution Date:
(a)Landlord is the record title owner of the Property;
(b)No Superior Mortgage, Superior Lease or other mortgage, security interest or ground lease currently encumbers the Property or any portion thereof, except as otherwise expressly set forth in this Lease;
(c)Landlord has full power and authority and has taken all action necessary to execute this Lease between the parties and to fulfill all of its obligations herein;
(d)This Lease has been duly executed and delivered by Landlord and constitutes the legally binding and enforceable obligations of Landlord;

(e)To Landlord's knowledge, there are no notices of violation, claims, disputes, or litigation of any kind pending or (to the best of Landlord’s knowledge) threatened, with respect to the Property;
(f)To Landlord's knowledge no zoning approvals are required from the City of Chicago for use of the Premises for Landlord’s Core & Shell Work;

(g)The Initial Tenant Work shall be completed in accordance with all applicable Laws;

(h)Tenant’s proposed use of the Premises as a medical service and office is permitted under current zoning applicable to the Building;

(i)The common areas will comply in all material respects with all statutes, regulations and codes (including the ADA) with respect to Landlord’s Core & Shell Work; and

(j)Without limiting or waiving the provisions of Article 30, to Landlord's knowledge, there are no asbestos-containing materials or other Hazardous Materials presently located in, on, or about the Premises except as may be disclosed by the environmental reports and materials that have been delivered to Tenant; (ii) to Landlord's knowledge, the environmental reports and materials that have been delivered to Tenant are true, complete and correct copies of all of the environmental reports in Landlord's possession or control; and (iii) Landlord has not received any notices with respect to the Premises alleging any violation of any Environmental Law or requiring any testing or remedial action concerning Hazardous Materials.

W.    Limitations on Liability.
1.    Landlord's Liability. Without limiting the efficacy of any applicable rights or remedies under this Lease in the nature of liquidated damages, the liability of Landlord (and its predecessors or successors) to Tenant (or any person or entity claiming by, through or under Tenant) for any monetary damages arising from any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Project shall, except as expressly specified in Article 13 hereof, be limited to Tenant's actual direct, but, except as expressly specified in Article 13 hereof, not consequential, punitive or incidental, damages therefor. The foregoing limitation on liability shall apply notwithstanding any indemnification set forth in this Lease or any other provision which might otherwise be construed as giving rise to a claim for consequential, punitive or incidental damages.
2.    Tenant's Liability. Without limiting the efficacy of any applicable rights or remedies under this Lease in the nature of liquidated damages, the liability of Tenant (and its predecessors or successors) to Landlord (or any person or entity claiming by, through or under Landlord) for any monetary damages arising from any default by Tenant under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Project shall be limited to Landlord's actual direct, but not consequential, punitive or incidental damages therefor. The foregoing limitation on liability shall apply notwithstanding any indemnification set forth in this Lease or any other provision which might otherwise be construed as giving rise to a claim for consequential, punitive or incidental damages.
3.    Non-Monetary Claims. Nothing in this subsection (U) shall affect or limit either party's rights to file legal actions to recover possession of the Premises, or for either party to file for injunctive or any other non-monetary relief against the other party. The provisions of this Section shall survive any expiration or termination of this Lease.

ARTICLE 32
Renewal Option
A.    Renewal Options. Tenant shall have the option to extend the Term for: (a) a period of five (5) years (the “First Renewal Term“) commencing at midnight on the day immediately following the Initial Expiration Date (the “First Renewal Term Commencement Date“) and expiring on the fifth (5th) anniversary of the Initial Expiration Date (the “First Renewal Expiration Date“); and (b) an additional five (5) year period (the “Second Renewal Term“) commencing at midnight on the day immediately following the expiration of the First Renewal Term and expiring on the tenth (10th) anniversary of the Initial Expiration Date (the "Second Renewal Expiration Date") (the first five (5) year option is referred to herein as the “First Renewal Option”, the second five (5) year option is referred to herein as the “Second Renewal Option“, and the First Renewal Option and the Second Renewal Option is each referred to herein as a "Renewal Option" and collectively referred to herein as the “Renewal Options“), upon the terms and conditions contained herein. For the avoidance of doubt, if Tenant exercises the First Renewal Option or the Second Renewal Option, the “Term” of this Lease shall mean the term of this Lease as so extended. The Base Rent for the Premises for each such Renewal Term shall be the Current Market Rate as determined pursuant to this Article 32.
B.    Exercise of Renewal Option. Except as otherwise provided in Section 33(D) below, Tenant shall exercise the First Renewal Option or the Second Renewal Option, as applicable, by delivering to Landlord a notice (a “Renewal Notice”) after the date that is fifteen (15) months, and on or before the date that is twelve (12) months, prior to the initial Expiration Date or the First Renewal Expiration Date, with respect to the First Renewal Option and the Second Renewal Option, respectively.
C.    Conditions to Tenant’s Exercise of Renewal Option. Any notice purporting to exercise any Renewal Option shall be effective only if (i) neither this Lease nor Tenant’s right of possession hereunder have been previously terminated and (ii) no material Event of Default shall have occurred and be continuing, and (iii) no Transfer (except a Permitted Transfer) shall have occurred.
D.    Application of Lease. If Tenant exercises the First Renewal Option or the Second Renewal Option, the First Renewal Term and the Second Renewal Term, as the case may be, shall be on the same terms and conditions as those contained in this Lease, except that (a) Base Rent with respect to the First Renewal Term and the Second Renewal Term, as applicable, shall be at the Current Market Rate as determined pursuant to Section 32(E) below and (b) Landlord shall have no obligation to perform any Initial Tenant Work or Landlord’s Maximum Expenditure or any other allowance or perform any tenant improvements or other work with respect to the Premises.
E.    Current Market Rent; Arbitration.
1.    As used herein the term “Current Market Rate” shall mean, as of any date, the then-current market base rental rate for the Premises and shall be determined in accordance with this Article 32. Current Market Rate shall be based on the net rental rate per rentable square foot under Comparable Leases (based on relative rentable square footage leased thereunder), for the relevant term, taking into consideration the condition of the applicable premises, and specifically excluding the existing value of any improvements installed by Tenant or other tenants above the unamortized value of any applicable allowances given to such tenants, all as calculated and expressly adjusted herein. “Comparable Leases” shall mean those leases then being entered into with office tenants of comparable size and credit to Tenant in the Comparable Buildings for improved space that is comparable in size and quality to the premises for which Current Market Rate is being determined and for a term approximately as long as the period for which the Current Market Rate is being determined, which leases are scheduled to commence within one (1) year before or after the scheduled commencement date of the period with respect to the space for which the Current Market Rate is being determined. If any Comparable Lease (i) is not a fully net lease and instead obligates the tenant thereunder either to pay only gross rent or to pay only its share of increases in operating expenses and taxes over a “base year” or a “base amount”, the amounts attributable to operating expenses and taxes for such a base year or included in such a base amount shall be deducted in calculating the base rental payments under such Comparable Lease, (ii) includes services that the tenant thereunder receives without payment of an additional charge to its landlord or other third party which Tenant would be obligated to pay for under this Lease, the projected costs of such services shall be deducted from the base rental payments under such Comparable Lease, or (iii) includes consumer price adjustment provisions or fixed rent increases, then the projected adjustments or increases shall be included in the base rental payments under such Comparable Lease. The reference to the foregoing factors is illustrative only and the presence or absence of such factors, as well as Tenant Concessions provided under Comparable Leases and other matters affecting current market rental rates, shall be taken into account in determining Current Market Rate. “Tenant Concessions” shall mean, with respect to any lease, (i) rent concessions, rent abatements, free rent periods, or similar rent relief thereunder and (ii) all costs incurred by the landlord thereunder to construct tenant improvements or any allowances therefor, pay leasing commissions and make any other payments, including without limitation reimbursement for rents at prior locations, to or solely for the benefit of the tenant thereunder.
2.    Once the Current Market Rate has been determined in accordance with the terms of Section 32(E)(1) above on a fully as-is basis, the Current Market Rate shall then be adjusted (upward and downward as the case may be) to reflect any specific costs being incurred (or not being incurred) by Landlord in providing the applicable space in the Building to Tenant, as compared to costs incurred relative to Comparable Leases. These will include (i) the leasing commission, if any, payable to Tenant’s leasing broker on account of such space as compared to leasing commissions payable to tenant brokers for Comparable Leases and (ii) any Tenant Concessions expressly granted to Tenant with respect to the applicable space as compared to Tenant Concessions provided in Comparable Leases.
3.    In the event of the failure of the parties to agree as to Current Market Rate by the last day of any period provided for in this Lease (or if no period is provided within thirty (30) days after the need for such agreement becomes known), such dispute shall be determined by arbitration as herein provided in Subsections 4 through 7 of this Section 32(E).
4.    Landlord and Tenant, within seven (7) days after expiration of such period (time being of the essence), shall each simultaneously submit to the other at a location mutually agreeable to Landlord and Tenant (provided that if no such location is mutually agreeable, then in the office in the Building of the Building manager), in a sealed envelope, its good faith estimate of the Current Market Rate (collectively, the “Estimates”). If the higher of the Current Market Rate contained in such Estimates is not more than one hundred five percent (105%) of the Current Market Rate contained in the other Estimate, the Current Market Rate shall be the average of the amounts set forth in the two Estimates.
5.    If the Current Market Rate is not resolved by the exchange of Estimates, Landlord and Tenant, within seven (7) business days after the exchange of the Estimates (or the latest date on which such exchange of Estimates should have occurred), shall each select an arbitrator to determine which of the two Estimates most closely reflects the Current Market Rate for the Premises for the applicable Renewal Term and determine any other disputed issues in connection therewith. Each arbitrator selected pursuant to this Article shall be an independent third party and shall have at least twenty (20) years’ experience in the business of acting as a real estate broker dealing with Comparable Buildings. Upon selection, Landlord’s and Tenant’s arbitrators shall work together in good faith to agree upon which of the two Estimates most closely reflects the Current Market Rate for the Renewal Term in question and determine any other disputed issues in connection therewith. The Estimate chosen by such arbitrators shall be binding on both Landlord and Tenant as the Current Market Rate for the Renewal Term in question. If either Landlord or Tenant fails to appoint an arbitrator within the seven (7) day period referred to above, the party with an arbitrator appointed shall provide a second and final notice to appoint an arbitrator to the party who has not appointed an arbitrator, which notice shall make reference to this Section and the consequences of a failure to reply in a clear and conspicuous manner (“Second and Final Arbitrator Notice”) and if after such Second and Final Arbitrator Notice a five (5) business day period has expired without appointment of an additional arbitrator, the Arbitrator selected by the other party shall be the sole arbitrator for the purposes hereof.
6.    If the two arbitrators cannot agree upon which of the two Estimates most closely reflects the Current Market Rate, or if they cannot resolve any other disputed issues in connection therewith within twenty (20) days after their appointment, within ten (10) days after the expiration of such twenty (20) day period, the two (2) arbitrators shall select a third arbitrator meeting the aforementioned criteria. As soon as practicable after the third arbitrator has been selected as provided for above, but in any case within fourteen (14) days thereafter, such third arbitrator shall select which of the two Estimates most closely reflects the Current Market Rate and such Estimate shall be binding on both Landlord and Tenant as the Current Market Rate for the applicable Renewal Term, and such third arbitrator shall determine any other disputed issues in connection therewith. If the third arbitrator believes that expert advice would materially assist in reaching a determination, such arbitrator may retain one or more qualified persons, to provide such expert advice. The parties shall share equally in the costs of the third arbitrator and of any experts retained by the third arbitrator. Any fees of any arbitrator, counsel or experts engaged directly by Landlord or Tenant shall be borne by the party retaining such arbitrator, counsel or expert.
7.    Each arbitrator determining Current Market Rate shall be bound by the provisions of this Lease and shall not have the power to add to, subtract from, or otherwise modify such provisions. Landlord and Tenant agree to sign all reasonable documents and to do all other things reasonably necessary to submit any such matter to such arbitrators and further agree to, and hereby do, waive any and all rights they or either of them may at any time have to revoke their agreement hereunder to submit the determination of Current Market Rate to such arbitrators and to abide by the decision rendered by such arbitrators.
ARTICLE 33
Right of First Refusal
A.First Refusal Space/Existing Rights. From and after the date hereof, except with respect to leasing pursuant to the timely exercise of any Permitted Superior Rights (as defined below), during the initial Term (it being understood that this Article shall not apply during any Renewal Terms), Landlord shall not lease all or any portion of the fifth floor of the Building (collectively, the “Fifth Floor Space”), unless and until after Landlord has offered such space to Tenant under this Article 33. Landlord hereby represents and warrants, as of the date hereof, that no person or entity has any right to lease any portion of the Fifth Floor Space except as may be expressly described on Exhibit J attached hereto. “Permitted Superior Rights” shall mean, (a) any First Refusal Space (as defined below) leased to a third party tenant upon Tenant’s election not to lease such space pursuant to this Article 33, together with (b) any specified expansion space (not to exceed 50% of the First Refusal Space) which such third party tenant has an option to lease at a fixed rental rate pursuant to its initial lease of such First Refusal Space and (c) any renewals of the leases of space described in the preceding clauses (a) and (b). For purposes of clarity, in no event shall “Permitted Superior Rights” include (1) any space over which such third-party tenant has rights of first offer, rights of first opportunity or other rights not expressly described in the preceding clauses (a) - (c) or (2) any space leased by Tenant.
B.Refusal Notice/Exercise of Option.
1.    If, from time to time, Landlord has made or receives a bona fide third party offer to lease space in the Building that includes all or any portion of the Fifth Floor Space that Landlord and such third party are willing to accept (such portion of the Fifth Floor Space being subject to such third party offer is hereinafter referred to as the “First Refusal Space”) and such space is either not subject to any prior lease right under the Permitted Superior Rights or the holder of the Permitted Superior Right has waived its rights to such offer, then then Landlord shall deliver one or more notices (each a “ROFR Trigger Notice”) to Tenant that:
a.    Describes the First Refusal Space;
b.    Describes all pertinent business terms of such third-party offer, including without limitation the date on which Landlord would commit to deliver vacant possession of the First Refusal Space (a “Refusal Space Scheduled Delivery Date”), the date on which rent would first be payable therefor, the rental terms for such space (and annual escalations thereof) and any tenant improvement or moving allowances, rent abatement periods or other concessions to the proposed tenant (collectively, the “Offered Concessions”);
c.    Specifies the maximum term for which Landlord proposes to lease the First Refusal Space and, for purposes of determining the Permitted Superior Rights that may be created under Section 35(A), the maximum expansion rights or options that would be offered in the lease of such First Refusal Space; and
d.    Specifies any other material economic terms and conditions that would be applicable to the First Refusal Space.
C.Tenant shall have the option to lease all, but not less than all, of the First Refusal Space described in any ROFR Trigger Notice by delivering a notice to Landlord within ten (10) business days after its receipt of such ROFR Trigger Notice (such notice to Landlord being referred to herein as a “ROFR Exercise Notice”).
D.Any ROFR Exercise Notice shall be effective only if, at the time of delivery of Tenant’s ROFR Exercise Notice (a) neither this Lease nor Tenant’s right of possession hereunder shall have been previously terminated, (b) no Transfer (except a Permitted Transfer) has occurred, (c) no Event of Default exists and is continuing under this Lease, and (d) there are at least thirty-six (36) months remaining in the Term at the time Landlord delivers its ROFR Trigger Notice, provided, if fewer than thirty-six (36) months remain in the Term at the time Landlord delivers its ROFR Trigger Notice and Tenant has not yet exercised one or both Renewal Options, Tenant shall have the right to (notwithstanding the timing for such notice set forth in Section 32(B)) exercise the next applicable Renewal Option by delivering to Landlord a Renewal Notice, together with the ROFR Exercise Notice in which event the condition specified in clause (d) shall be deemed satisfied.
E.If Tenant does not timely exercise its option to lease all of any particular First Refusal Space in response to a ROFR Trigger Notice, Landlord shall have the right to lease all or any portion of such First Refusal Space to the third party prospective tenant identified in the ROFR Trigger Notice (or to an affiliate thereof) on materially the same terms and conditions as set forth in the ROFR Trigger Notice, or terms which are more economically favorable to Landlord, within two hundred seventy (270) days Tenant’s waiver of such rights. If Landlord so leases such First Refusal Space, then Landlord shall promptly notify Tenant thereof and any and all expansion options created thereby which are included within the definition of “Permitted Superior Rights” under Section 35(A) above, if any. If Landlord (a) fails to consummate any such lease within the 270-day period described above or (b) proposes to lease all or any portion of such First Refusal Space at a Net Effective Rent (as hereinafter defined) that is more than five percent (5%) less than the Net Effective Rent represented by the economic terms, taking into account all Offered Concessions, set out in Landlord’s ROFR Notice (in which case such proposed lease shall be deemed to be materially less favorable to Landlord than the terms and conditions set forth in the ROFR Trigger Notice), then Landlord will deliver an additional notice re-offering such First Refusal Space to Tenant, which notice shall set forth (i) the proposed Net Effective Rent with respect to such First Refusal Space (the “Re-Offer Rent”), if applicable and (ii) the other terms and conditions required to be included in a ROFR Trigger Notice for such First Refusal Space. Tenant shall have the option to lease such First Refusal Space by delivering to Landlord a ROFR Exercise Notice with respect to such First Refusal Space within five (5) business days after its receipt of Landlord’s notice with respect to such First Refusal Space. If Tenant does not timely exercise its option to lease all or any portion of any particular First Refusal Space, Landlord shall have the right to lease all or any portion of such space to the third party prospective tenant identified in the ROFR Trigger Notice (or to an affiliate thereof) for a Net Effective Rent which is not more than five percent (5%) less than the Re-Offer Rent and on materially the same terms and conditions as set forth in Landlord’s notice for such First Refusal Space, or terms which are more economically favorable to Landlord, within two hundred seventy (270) days after Tenant’s waiver of such rights. No waiver by Tenant of any of its rights under this Article 33 as to any First Refusal Space shall waive or modify any of Tenant’s rights under Article 32 above.
F.If Tenant duly exercises its option to lease any First Refusal Space under this Article 33, then such First Refusal Space shall be leased under this Lease on the following terms and conditions:
1.    Landlord shall deliver possession of such First Refusal Space to Tenant on or before the applicable Refusal Space Scheduled Delivery Date and the term of this Lease with respect to such space shall commence on the later of: (i) the applicable Refusal Space Scheduled Delivery Date; and (ii) the date that Landlord actually delivers and Tenant accepts such First Refusal Space with all Landlord’s Core & Shell Work and all other improvements by Landlord contemplated under the ROFR Trigger Notice having been substantially completed (such later date being herein referred to as the “Refusal Space Commencement Date”). Rent for the First Refusal Space shall commence on the rent start date specified in the applicable ROFR Trigger Notice.
2.    The expiration of the term of this Lease with respect to such First Refusal Space shall occur simultaneously with the expiration of the Term as it may be extended pursuant to Article 32 hereof or otherwise or as it may be earlier terminated as elsewhere provided herein.
3.    Such First Refusal Space shall be included in the Premises effective as of the applicable Refusal Space Commencement Date on the same terms, covenants and conditions as are contained in this Lease, with the following exceptions and modifications:
(a)    The Rentable Area of the Premises shall be increased by the Rentable Area of such First Refusal Space;
(b)    Tenant’s Pro Rata Share shall be increased to reflect the Rentable Area of such First Refusal Space;
(c)    Base Rent and all other economic terms and conditions as to such First Refusal Space, shall be equal to the Base Rent and economic terms and conditions specified in the applicable

ROFR Trigger Notice but if the term of the Lease proposed in the applicable ROFR Trigger Notice would expire prior to or after the then-current Expiration Date of this Lease then, in either case, the term of such First Refusal Space shall be changed to the then-current Expiration Date, such Base Rent continuing to be payable during, and shall continue to increase throughout, any period by which the remaining initial Term of this Lease (or then-current Renewal Term if such First Refusal Space is being added either during a Renewal Term or after Tenant has exercised its Renewal Option under Article 32 for such Renewal Term) exceeds the term proposed in the applicable ROFR Trigger Notice, using the same annual escalation rate provided for in the applicable ROFR Trigger Notice, it being agreed and acknowledged that the term of the First Refusal Space be co-terminous with the remainder of the Premises;
(d)    Landlord shall provide any Offered Concessions for the applicable First Refusal Space as provided for in the applicable ROFR Trigger Notice, provided that, in each case, such rent Offered Concessions shall be increased or decreased, as the case may be, in proportion to the percentage difference as of the date of the applicable ROFR Trigger Notice between the term proposed in the applicable ROFR Trigger Notice and the then-current remaining Term of this Lease; and
(e)    Tenant shall otherwise accept possession from Landlord of any First Refusal Space in the condition specified in the ROFR Trigger Notice or if no condition is specified then in its “as is” condition (but free of all Hazardous Materials) as of the date Tenant exercises such option, provided that the Landlord’s Core & Shell Work and any additional work described in the applicable ROFR Trigger Notice has been completed.
4.    Within thirty (30) days following written request by either Landlord or Tenant, following the exercise by Tenant of an option to lease any First Refusal Space, Landlord and Tenant shall enter into a supplement to this Lease confirming the terms, conditions and provisions applicable to such First Refusal Space, as determined in accordance herewith; provided that the failure to do so shall not affect Tenant’s leasing of any First Refusal Space or constitute or give rise to a Default or Landlord’s Default hereunder.
G.If Tenant does not timely exercise its option to lease any particular First Refusal under this Section and Landlord thereafter leases such First Refusal Space, such space shall nevertheless remain subject to the applicable provisions of this Article 33 when such First Refusal Space again becomes available for leasing, subject only to Permitted Superior Rights.
H.Notwithstanding anything to the contrary contained herein, as long as Landlord has not granted the occupant of such space or any other party any rights which conflict with Tenant’s rights under this Article 33, Landlord shall have no liability to Tenant and Landlord shall not be deemed in default under this Lease, if it is unable to deliver any First Refusal Space on the Refusal Space Scheduled Delivery Date due solely to the failure of any third party occupant of such space to have vacated it by such date; provided that if any such delay continues for more than ninety (90) days (which period shall not be extended due to Unavoidable Delays), Tenant shall have the right to rescind its ROFR Exercise Notice with respect to such First Refusal Space by notice delivered to Landlord at any time thereafter but prior to delivery of such space. Landlord will use reasonable efforts to regain possession of such space as promptly as reasonably possible. In no event shall Tenant be required to accept delivery of less than the full amount of any First Refusal Space that it has elected to lease under this Article 33.

ARTICLE 34
Tenant Incentives
Landlord has been made aware that Tenant intends to pursue certain state, county and/or city incentives in connection with Tenant’s location to and occupancy of the Premises (collectively, “Incentives”). Nothing contained herein shall be construed as imposing any obligation on Tenant to make any application, petition, certification or other filing with respect to any such Incentives. However, if Tenant does elect to pursue such Incentives, Landlord agrees to reasonably cooperate, at no expense to Landlord, with Tenant in Tenant’s pursuit of same. Tenant’s inability or failure to receive any Incentives from any governmental or other applicable body shall not excuse the performance of its obligations under this Lease. Neither party shall take any action relative to Incentives that would impose any cost, expense, obligation or liability upon the other party.

ARTICLE 35
Temporary Storage
Landlord acknowledges that Tenant has requested the right to temporarily store certain items in the Building prior to the Commencement Date of this Lease. Landlord agrees to reasonably cooperate with Tenant to determine whether any such space in the Building is suitable for Tenant’s storage needs, and if it is, Landlord and Tenant shall enter into a separate storage license agreement in a form mutually agreeable to both parties, documenting the terms of Tenant’s use of such space. Landlord agrees not to charge Tenant any fee for its use of such storage space; provided, however, that Landlord shall not be required to incur any out-of-pocket cost in connection with Tenant’s use of such space.
ARTICLE 36
Side Letter
Landlord and Tenant hereby agree and acknowledge that certain letter dated January 7, 2020, as amended by that certain supplement to letter agreement dated February 11, 2020 by and between the parties (as so amended, the “Side Letter”) is hereby terminated as of the Execution Date and no amounts are due or payable by Tenant thereunder; rather, amounts actually incurred by Landlord pursuant to the Side Letter prior to the Execution Date shall be deemed to be “Construction Costs” paid for by (and thus deducted from) Landlord’s Maximum Expenditure.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; EXECUTION PAGE FOLLOWS]

IN WITNESS WHEREOF, Landlord and Tenant have executed this instrument as of the day and year first above written.
LANDLORD:
2430 N. HALSTED, LLC,
a Delaware limited liability company

/s/ Andrew Gloor
Andrew Gloor
Authorized signatory
TENANT:
EXICURE, INC., a Delaware corporation

/s/ David S. Snyder
David S. Snyder
CFO

EXHIBIT A

LEGAL DESCRIPTION OF LAND

A-1

EXHIBIT B
FLOOR PLAN OF PREMISES

FLOOR PLAN

SYNTHESIZER AREA
MECHANICAL
MECHANICAL
BREAKOUT
LAB
PHONE
79 SF
LAB
FLOORING THRESHOLD
BREAKOUT
152 SF
STAIR 3
MEDIUM CONF. ROOM
247 SF
LAB SUPPORT
SHARED SUPPLIES
COLD ROOM
COLD ROOM
TELE
ELEC
ELEV 3
ELEV 4
ELEC
NEW 6'-0" FUME HOOD, TYP.
NEW 8'-0" FUME HOOD, TYP.
WOMEN
IDF
111 SF
COLD ROOM
FLEX LAB
FLOORING THRESHOLD
FLOORING THRESHOLD
STAIR 2
MEDIUM CONF. ROOM
PHONE
45 SF
FLOORING THRESHOLD
CLOSET
22 SF
WORKSTATIONS
1144 SF
14 DESKS
COPY
35 SF
FLOORING THRESHOLD
SHARED EQUIPMENT
SHARED EQUIPMENT
GOWNING
LAB COATS
LAB COATS
STAIR 1
ELEC
WOMEN
MEN
JAN
23 SF
MOTHERS
46 SF
PHONE
46 SF
PHONE
37 SF
OFFICE
OFFICE
OFFICE
OFFICE
TISSUE CULTURE
TISSUE CULTURE
LAB SUPPORT
EQUIPMENT
ELEV 1
ELEV 2
CLOSET
15 SF
TELE
MEN
SHOWER/ LOCKERS
155 SF
WORKSTATIONS
712 SF
COPY
26 SF
KNEE WALL WITH GLASS
LAB
PANTRY
157 SF
BREAKOUT RM
108 SF
BREAKOUT
WORKSTATIONS
2051 SF
BREAKOUT
OFFICE
117 SF
OFFICE
116 SF
12 DESKS
BREAKOUT
89 SF
SMALL CONF. ROOM
173 SF
RECEPTION LOUNGE
1168 SF
24 DESKS
OFFICE
OFFICE
OFFICE
OFFICE
181 SF
N

LEVEL 04 SPACE PLAN

1/16" = 1'-0"

PROGRAM QTY BREAKDOWN

PROGRAM	REQ'D	PROVIDED	DELTA
PRIVATE OFFICES/ HUDDLE	7	10	+3
PHONE ROOMS/BOOTHS	5	4	-1
WORKSTATIONS/DESKS	30	50	+20
DESKS @ LAB	25	17	-8
PANTRY	1	1	0
LARGE CONFERENCE ROOM	1	0	-1
SMALL/MEDIUM CONFERENCE ROOM	2	3	+1

PROGRAM (CONT.)	REQ'D	PROVIDED	DELTA
EXEC. CONFERENCE ROOM	1	0	-1
RECEPTION/COLLAB	1	1	0
LOCKER/SHOWER ROOM	1	1	0
6' - 0" & 8' - 0" FUME HOODS	9	10	+1
BLS2 CABINETS BY TENANT	3	3	0
COPY ROOM	X	2	X
BREAKOUT ROOM	X	6	X

This Exhibit is intended to show the general outline of the Premises, but shall not be deemed a representation or warranty as to the final dimensions or layout thereof.

B-1

EXHIBIT C
MINIMUM CLEANING SPECIFICATIONS
Daily Services

1.	Main Entrance/Lobby

a.	Dust sweep flooring

b.	Wash polished concrete flooring in building entrance and foyers

c.	Wipe down all metal and glass surfaces in the lobby interior using appropriate cleaner

d.	Dust lobby desk

e.	Clean all monitoring devices and telephone units

f.	Vacuum runner mats when down

2.	Elevator Cabs

a.	Clean saddles, door, and frames of elevators at lobby

b.	Remove all gum, foreign matter, and unauthorized writing

c.	Clean metal and sides of elevator cabs

d.	Vacuum and spot clean carpet

3.	Public Areas

a.	Maintain public area walls in clean condition

b.	Vacuum clean all carpets in public areas

c.	Inspect and maintain cleanliness of fire hoses, extinguishers, and other similar equipment

4.	Restrooms

a.	Scour, wash, and disinfect all basins, bowls and urinals with approved germicidal detergent solution using spray tank method

b.	Wash and disinfect both sides of all toilet seats with approved germicidal detergent solution

c.	Wash and polish all countertops, mirrors, shelves, dispensers, faucets, and flush meters with a non-abrasive disinfectant cleanser. Mirrors shall be left in a streak-free condition

d.	Hand dust and wash all partitions, dispensers, and receptacles

e.	Sweep and wash all lavatory flooring with an approved disinfectant

f.	Empty and clean all paper towels, sanitary disposal receptacles, transporting waste to the designated location

g.	Fill all toilet tissue holders, paper towel dispensers, sanitary napkin, and soap dispensers.

Exterior window washing shall occur not less than twice per calendar year.

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EXHIBIT D

FORM OF COMMENCEMENT CERTIFICATE

Date        ______________________
Tenant        ______________________
Address    ______________________
______________________
        ______________________

Re:
Commencement Letter with respect to that certain Lease dated as of ____________, 20__, by and between 2430 N. HALSTED, LLC, a Delaware limited liability company, as Landlord, and [TENANT], a _______________, as Tenant.

Dear    __________________:
In accordance with the terms and conditions of the above referenced Lease, Tenant has accepted possession of the Premises and Landlord and Tenant hereby acknowledge that:
1.    The Commencement Date of the Lease is ________________________;
2.    The Expiration Date of the Lease is ___________________________;
3.    The Rentable Area of the Premises is ________________________.
4.    The Rentable Area of the Building is _______________________.
5.    Tenant’s Pro Rata Share is _______________
6.    Tenant’s initial Base Rent is _______________ per square foot of Rentable Area.
Please acknowledge the foregoing and your acceptance of possession by signing one counterpart of this Commencement Letter in the space provided and returning 1 fully executed counterpart to my attention. Tenant’s failure to execute and return this letter, or to provide written objection to the statements contained in this letter, within thirty (30) days after the date of this letter shall be deemed an approval by Tenant of the statements contained herein.
Sincerely,
___________________________________
Authorized Signatory
Acknowledged and Accepted:
Tenant: [TENANT], a _______________

D-1

By:    ______________________
Name:    ______________________
Title:    ______________________
Date:    ______________________

EXHIBIT E

BASE RENT SCHEDULE

Base Rent for Premises
Lease Months	Base Rent PSF	RSF	Annual Base Rent	Monthly Base Rent
1-12*	$37.00	30,085	$1,113,145.00	$92,762.08
13-24	$38.11	30,085	$1,146,539.35	$95,544.95
25-36	$39.25	30,085	$1,180,836.25	$98,403.02
37-48	$40.43	30,085	$1,216,336.55	$101,361.38
49-60	$41.64	30,085	$1,252,739.40	$104,394.95
61-72	$42.89	30,085	$1,290,345.65	$107,528.80
73-84	$44.18	30,085	$1,329,155.30	$110,762.94
85-96	$45.51	30,085	$1,369,168.35	$114,097.36
97-108	$46.88	30,085	$1,410,384.80	$117,532.07
109-120	$48.29	30,085	$1,452,804.65	$121,067.05

*Base Rent for the first twelve (12) months following the Commencement Date is subject to the abatement set forth in Section 2.C. of the Lease.

E-1

EXHIBIT F
OUTLINE SCOPE FOR LANDLORD’S CORE & SHELL WORK

Life Science
2430 N Halsted
Core & Shell Turnover Condition – Lab
February 14, 2020

1.	PROJECT DESCRIPTION:

A.	The building consists of 5-storys, plus Lower Level parking garage with a footage of approximately 125,562 square feet.

B.	The building and all systems shall be in conformance with applicable codes, laws, ordinances, and standards at the time of permitting.

C.	53 indoor parking spaces are provided at the sub surface level, including 3 handicap accessible space. 7 surface parking spots on south exterior of building

2.	STRUCTURE:

A.	Existing Substructure

i.	Reinforced concrete structural slab

B.	Existing Superstructure:

i.	Exterior Walls:

a.	The exterior wall structural framing generally consists of pre-cast wall panels attached to the interior framework.

ii.	Interior Framework:

a.	The interior framework consists of a reinforced concrete columns and beams.

iii.	Suspended Floor Construction:

a.	The suspended floor construction consists of a reinforced concrete two-way “waffle-type” slab.

b.	Live Load Capacity:
125 PSF First Floor
125 PSF Lab Floors Levels 2 – 5
150 PSF Mech Rooms
50 PSF Parking
100 PSF Stairs
30 PSF Roof Live Load

c.	Floor to Floor Height:
First Floor: 16’-6.5”
Second Floor: 15’-1”
Third Floor: 14’-11”
Fourth Floor: 14’-11”
Fifth Floor: 14’-11”

d.	Typical Interior Lab Floor to Ceiling Clear Height: 9’-0”

e.	Typical Floor Vibration Ranges: Testing in Process

iv.	Roof Framing and Decking:

a.	The roof framing construction consists of a reinforced concrete two-way “waffle-type” slab at the main area and rigid steel framing with beams and girders at the mechanical penthouse areas.

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v.	Tenant coring and patching in the slab must be approved by Owner’s structural engineer.

3.	EXTERIOR ENCLOSURE:

A.	Roof (unoccupied portions):

i.	Roofing System Type:

a.	Modified bitumen with cap sheet and TPO roofing systems over tapered rigid insulation is provided.

ii.	Skylights/Accessories:

a.	Metal mechanical screens are provided on the roof area.

B.	Roof Drains/Gutters:

i.	Interior roof and overflow roof drains are provided.

C.	Exterior Walls:

i.	The exterior wall construction generally consists of precast panel with thin face brick veneer and metal stud furring with insulation and gypsum board on the interior.

D.	Windows and Storefront:

i.	Fixed hollow aluminum mullion frame windows with low-E double panel set-in glass panes are provided.

ii.	Additionally, “bay-type” aluminum windows are provided.

E.	Entrance Vestibule:

i.	A pair of outswing doors in a vestibule type entrance constructed of hollow aluminum mullion frames are provided with ADA push button access.

4.	GROUND FLOOR

A.	Renovated lobby with new furniture.

5.	AMENITY SPACES

A.	First floor:

i.
Building amenities will be provided at the 1st floor and consist of a large flexible conference room with capacity of 24 in a classroom setting and 70 in a reception setting and two smaller conference rooms with capacity of 10 each.

ii.	Finishes:

a.	Floors

a.	Carpet in conference rooms

a.	Concrete in lobby

b.	Walls

a.	Paint in conference rooms

a.	Wallcovering in lobby

iii.	Ceilings

a.	Painted drywall in large conference room and lobby

a.	Acoustic ceiling tile in corridors

B.	Multi-tenant floors will have common area kitchenette and breakroom.

i.	Finishes:

a.	Floors

a.	Concrete in kitchenette/breakroom

b.	Walls

a.	Paint in kitchenette/breakroom

6.	CORE & SHELL FINISHES:

A.	Lobby

i.	Polished Concrete Floor

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ii.	Gypsum Board Walls

iii.	Gypsum Board – Hard Ceiling

B.	Common Restrooms:

i.	Porcelain Ceramic Tile Floors, Walls

ii.	Gypsum Board – Hard Ceiling

C.	General Lab Facility:

i.	Bio Science and General Chemistry Lab space

D.	Access Control System:

i.	Building issued credentials consist of HID iClass SE readers and printable HID iClass smart cards for access through controlled doors:

a.	Perimeter entries

b.	Garage

c.	Restricted access to tenant floors in elevator & center stairs

d.	Entry to tenant suite from public corridors

ii.	Video intercom at main entry and dock

iii.	Visitor management system

E.	CCTV System:

i.	High resolution cameras monitoring and recording video:

a.	Building perimeter with focus on entry points

b.	First floor lobby

c.	Elevators – inside of cabs

ii.	Recording of all video on-site

F.	Tel-Comms:

i.	Vendors: Comcast

ii.	Riser Manager: IMG: Review with Building for Contact

G.	Loading Dock and Common Storage:

i.	Door Height: 13’-8”

ii.	Bay Width: 18’-8” (Coiling Door Width)

iii.	Max Truck Length: 40ft – Note alley access may further limit size.

iv.	Dock Hydraulic Lift: 6,000 lb. Capacity

v.	Loading Dock Support and Specialty Rooms

a.	Hazardous Waste Staging Area

b.	Tenant Storage for Lab Gas with Cages

c.	Receiving

d.	Flamable Storage Room and Cabinets

e.	Corrosives/Acid Storage Room and Cabinets

H.	Vertical Transportation:

i.	PASSENGER ELEVATORS (1 & 2)

a.	2500 lb. capacity

b.	Door opening: 42”

c.	Cab size: 80” wide x 51” long x 89” tall

ii.	Freight Elevator (3)

a.	4000 lb. capacity

b.	Door opening: 42”

c.	Cab size: 76” long x 56” wide x 96” tall

d.	Door opens toward the East of building on floors 3, 4, & 5

e.	Door opens toward the West of building on floors 1 & 2

F-1-3

iii.	Freight Elevator (4)

a.	5000 lb. capacity

b.	Door opening: 48”

c.	Cab size: 96” long x 75” wide x 96” tall

d.	Door opens toward the East of building on floors 2, 3, 4, & 5

e.	Door opens toward the West of building on floor 1

7.	HVAC

A.
Landlord to provide AHU with hot water reheat and VAV boxes with reheat coils for conditioning and fresh air. Temperature of 75 degrees will be maintained inside during the summer with a temperature of 70 degrees in the winter. Summer will also include a maximum relative humidity of 60%. Specialty spaces, such as the cool rooms have independent refrigeration systems and will be maintained to the temperature specified by the tenant pending landlord approval.

i.	4 North. 26,780 cfm 12 ACH

ii.	4 South. 19,770 cfm 15 ACH

B.
Landlord to provide cold condenser water for tenant’s cooling to the demising walls. The tenant condenser water system shall operate at a minimum 15-degree delta T and a supply design temperature of condition of 80 F. The 587 ton south cooling tower and two (2) 418 ton north cooling towers have had their rated capacity increased and the system has excess capacity for tenant cooling of approximately 150 tons.

i.	4 North. 15 tons & 30 gpm

ii.	4 South. 15 tons & 30 gpm

C.	Exhaust Air Capacity will be provided at building riser for tenant equipment tie in.

i.	4 North. EF-5 General Exhaust = 10 ACH, 9,700 cfm of additional point of use exhaust

ii.	4 South. EF-2-1 General Exhaust = 10 ACH, 6,850 cfm of additional point of use exhaust

D.	Tenant’s HVAC control system shall tie into base building system by Schneider Electric.

8.	ELECTRICAL

A.	Main Services:

i.
A 3,000-Amp, 480/277-Volt, 3-phase, 4-wire electric service feeds the building split between Phase 1 and Phase 2. Each floor is equipped with one (1) or more transformer rated between 30-kVA and 212.5-kVA. The transformers convert 480-Volt, 3-phase, 3-wire power into 208/120-Volt, 3-phase, 4-wire power. Each half of floor to be individually metered for standard and emergency power. Please note that for lab panels power panels, the panels have been fused down to 125 Amps, some of the lab panels have bus ratings up to 225 Amps.

a.	4 North. Nine (9) 125 Amp 208/120V Power Panels, Two (2) 225 Amp 277V Lighting Panels, 12 W/sq. ft available overall.

b.	4 South. Nine (9) 125 Amp 208/120V Power Panels, lab panels fused at 125 A, Two (2) 225 Amp Lighting Panels, 12 W/sq. ft available overall.

B.	Exit Signs and Emergency Lighting:

i.	Hardwired exit signs and emergency lighting connected to the emergency generators is provided.

C.	Emergency Power:

i.	The building is provided with two (2) emergency generators, which were installed in two (2) phases.

F-1-4

a.	The Phase 1 Caterpillar emergency generator is diesel powered with a rated capacity of 750-kW (975-kVA) of 480-Volt, 3-phase, 3-wire power.

b.
The Phase 2 Newage Stanford emergency generator is natural gas powered with a rated capacity of 500-kW (625-kVA) of 480/277-Volt, 3-phase, 4-wire power. The diesel generator is equipped with a belly tank for fuel storage.

c.	Capacity Provided per Tenant

a.	4 North. 6 W/sq. ft, One(1) 208/120V standby 400 Amp Panel for the floor – three(3) sub panels fed from that panel feeding north.

a.	4 South. 6 W/sq. ft, One(1) 208/120V standby 400 Amp Panel for the floor – one(1) sub panels fed from that panel feeding south.

9.	PLUMBING

A.
Domestic Cold and Hot Water – The domestic water main consists of a 3” line feeding a triplex booster pump. Cold water temperature is typical city water temperature at 57 degrees. – Two (2) AERCO steam to hot water hx provide 130F water that is mixed down to 120F at the fixture. Building is provided with a recirculatory pump

i.	4 North. 20 gpm cold water, 10gpm hot water

ii.	4 South. 20 gpm cold water, 10gpm hot water

B.	Purified Water – Reverse Osmosis system with a 1000 gallon storage tank. Diversity increases the gpm, however a minimum value has been provided.

i.	4 North. R.O. 100 gallons or 1.2 gpm

ii.	4 South. R.O. 100 gallons or 1.2 gpm

C.
Natural Gas Lines – Size and Capacity – A 6” low pressure gas service is provided to the building it supplies all of the lab spaces with the exception of the 2nd floor vivarium with natural gas in addition to the phase 2(south) generator.

i.	4 North. Fed by 2” gas riser

ii.	4 South. Fed by 2” gas riser

D.	Lab Gas Lines – Lab compressed air is provided by a duplex air compressor with two(2) 20 HP compressors located in the basement mechanical room.

i.	4 North. Fed by 1-1/4” riser, 1” distribution on floor.

ii.	4 South. Fed by 2” riser, 1” distribution on floor.

E.	Vacuum – There is a triplex lab vacuum pump with three(3) 10 HP pumps located in the basement mechanical room. The north and south building each have 3” risers.

i.	4 North. Fed by 3” riser, 1” distribution on floor.

ii.	4 South. Fed by 3” riser, 1” distribution on floor.

10.	FIRE PROTECTION

A.	Fire Suppression System:

i.
The building is fully covered by a combination wet-pipe and dry-pipe automatic sprinkler fire protection system. The dry-pipe portion of the system serves the loading dock and the parking garage. Standpipe risers with sprinkler zone test stations are provided in the stairwells. Concealed, recessed and pendant sprinkler heads are provided. A Peerless fire pump rated for 750-gpm at 120-psi and powered by a 75-hp electric motor serves the building.

B.	Fire Extinguishers:

i.	Fire extinguishers are provided throughout the building.

C.	Fire Alarm System:

i.	A Notifier addressable fire alarm system with integral battery backup and elevator recall is provided. Input devices include smoke detectors, heat detectors, pull stations, tamper

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switches and flow sensors. Output devices include speakers, strobes, combination audible visible alarms and a remote dialer.

11.	Specialty Equipment:

A.	Walk-In Cooler Units. The walk-in coolers are generally connected to the tenant supplemental cooling loop.

i.	4 North. Two (2) 100 sq. ft chambers.

ii.	4 South. Two (2) 100 sq. ft chambers.

B.	Fume Hoods/BSC’s – Existing fume hoods primarily for biological research.

i.	4 North. Eight (8) 6’ Cabinet Fume Hoods

ii.	4 South. Four (4) 6’ Fume Hoods, One (1) 6’ Biosafety Cabinet, One (1) 4’ Fume Hood

C.	Lab Benches – All Benches are High Pressure Laminate Tops

i.	4 North. Fourteen (14) Long Lab Benches Power Data Sink w PHW & PCW at 13, Gas Air Vacuum at all, 8 bays of window lab benches with power/data.

ii.	4 South. Eight (8) Long Lab Benches Power/Data Sink w PHW & PCW, RO water, and Lab Waste at 5 benches. One (1) Short Lab Bench Power/Data, Two (2) Window Benches Power/Data

D.	Specialty Rooms

i.	4 North. None Provided

ii.	4 South. Two (2) Tissue Culture Suites

E.	Misc Coolers, Freezers, Ice Machines

i.	Several free-standing pieces of equipment are spread throughout the building. Reuse of these units by tenant can be reviewed with building ownership on a case by case basis.

12.	Restrooms. Two (2) restrooms in the Premises upgraded to be consistent in quality and finish as the restrooms on the first floor of the Building.

F-1-6

EXHIBIT G
WORK LETTER

1.    Initial Tenant Work.
A.    The “Initial Tenant Work” shall mean that certain improvement work in the Premises described in the Final Plans (as hereinafter defined) to be performed by Landlord, at Landlord’s expense up to the amount of Landlord’s Maximum Expenditure. Any additional costs of the Initial Tenant Work in excess of Landlord’s Maximum Expenditure are the sole responsibility of Tenant. Landlord shall engage architects, engineers, contractors and/or other third-party professionals selected by Landlord for the completion of the Initial Tenant Work (collectively, “Landlord’s Construction Team”). Landlord’s general contractor shall be Skender, unless Landlord elects to use another general contractor (which other contractor shall be subject to Tenant’s reasonable approval). The Initial Tenant Work shall be completed in accordance with the Final Plans, in a good and workmanlike manner and in compliance with all applicable laws, codes and regulations affecting the Building and the Premises.
B.    A description of the preliminary plans for the Initial Tenant Work is attached hereto as Schedule 1 (“Initial Scope”) and an estimated budget for that Initial Scope is attached hereto as Schedule 2. Following execution of this Lease, Landlord shall cause Landlord’s Construction Team to create more detailed plans and specifications for the Initial Tenant Work based on the Initial Scope (the “Plans”). Landlord’s Construction Team shall work closely with Landlord and Tenant to finalize the Plans for the Initial Tenant Work. Tenant shall approve or disapprove the Plans (which approval shall not be unreasonably withheld, conditioned or delayed) until the final plans are approved by Landlord and Tenant. Tenant shall have five (5) business days after Landlord’s submission of any revised Plans to approve same. If Tenant disapproves same, it will advise Landlord of the reasons for such disapproval in writing. This process shall repeat until final Plans for the Initial Tenant Work are agreed upon by Landlord and Tenant (the “Approved Plans”). The Approved Plans, as modified by Landlord and Tenant in accordance with the terms of this Work Letter and as approved by any authority having jurisdiction are hereinafter referred to as the “Final Plans”. Landlord’s approval of any plans shall in no way be deemed to be (i) an acceptance or approval of any element therein contained which is in violation of any applicable laws, ordinances, regulations or other governmental requirements, or (ii) an assurance that work done pursuant to the Approved Plans will comply with all applicable laws (or with the interpretations thereof) or satisfy Tenant’s objectives and needs.
C.    While Landlord and Tenant are reviewing and approving the plans and specifications, Landlord shall also submit to Tenant for its approval a preliminary budget and schedule for the Initial Tenant Work. Tenant shall have five (5) business days after Landlord’s submission of the preliminary budget and schedule to approve or disapprove same (which approval shall not be unreasonably withheld, conditioned or delayed). If Tenant disapproves same, it will advise Landlord of the reasons for such disapproval in writing. This process shall repeat until the preliminary budget and schedule are approved by Tenant (such budget being hereinafter referred to as the “Preliminary Budget” and such schedule being hereinafter referred to as the “Preliminary Schedule”).
D.    Following approval of the Approved Plans, provided no Event of Default exists under the Lease, Landlord shall use diligent efforts to obtain all permits necessary to commence the Initial Tenant Work. For purposes hereof, "diligent efforts" shall mean that Landlord: (i) submits to the proper governmental authorities all required documents, plans and specifications to obtain the permits in a timely manner, (ii) pays all fees required by such governmental authorities in order to obtain the permits in a timely manner, and (iii) reasonably cooperates with such governmental authorities by submitting any additional information or documents required by such governmental authorities in a timely manner.
E.    The Preliminary Budget and Preliminary Schedule may be revised from time to time (to the extent reasonably required) with written notice to Tenant as each set of Plans is approved. Once the Approved Plans have been approved, Landlord shall deliver to Tenant an estimate of the cost to complete the Initial Tenant Construction Work. Such estimate shall include all hard and soft costs of the Initial Tenant Construction Work, including, without limitation, Landlord’s Construction Management Fee (as hereinafter defined), builder’s risk insurance and consultants engaged by Landlord, if any. Such estimate, as approved by Tenant, shall be referred to as the “Final Budget”. Landlord shall also at that time advise Tenant of the final schedule. Such final schedule, as agreed upon by Tenant, shall be hereinafter referred to as the “Final Schedule”. Tenant shall have five (5) business days to approve the Final Budget and Final Schedule (which approval shall not be unreasonably withheld, conditioned or delayed). The approval process shall be the same as for the Preliminary Budget and Schedule set forth above, except that Tenant shall not have any right to disapprove the Final Budget or Final Schedule to the extent that they are consistent with the Preliminary Budget and Preliminary Schedule, respectively. Any and all approvals required by Landlord and Tenant hereunder shall be required to be in writing, which may be satisfied via email, by its respective authorized representative. Landlord hereby designates Andy Essary (email: aessary@sterlingbay.com), with a copy to Steve Di Vito (email:sdivito@sterlingbay.com) as Landlord’s representative, and Tenant hereby designates David Giljohann (email davidg@exicuretx.com).
2    Change Orders. Tenant may request changes to the Plans by submitting sufficient information to Landlord in writing (“Tenant Change Request” or "TCR”) so that Landlord may promptly evaluate the cost and schedule impact of the request. Landlord shall, within ten (10) days of any Tenant Change Request, provide a written proposal (“Tenant Potential Change Order” or "TPCO") for the cost increase (“TCO Cost Increase”) or decrease and schedule impact resulting from the Change Request. Notwithstanding the above, Landlord may reject any single Tenant Change Request or Tenant Change Requests which in Landlord’s reasonable judgment would, in the aggregate, extend substantial completion of the Initial Tenant Work by more than 30 days or materially increase the cost of the Initial Tenant Work. Tenant shall have five (5) business days from receipt of a Tenant Potential Change Order to accept or reject same. If Tenant elects to accept the TPCO, Tenant shall (a) deliver a countersigned copy of same to Landlord within five (5) business days and the Tenant Potential Change Order shall then constitute a “Tenant Change Order” or "TCO" and (b) deposit with Landlord or Escrow Agent (as hereinafter defined) within thirty (30) days thereafter the additional estimated costs for the Initial Tenant Work incurred as a result of such TCO (such additional costs to be treated as additional Tenant’s Excess). If Tenant does not deliver written notice of acceptance or rejection to Landlord within five (5) business days of receipt of Landlord’s TPCO, Tenant will be deemed to have elected not to proceed with the work contemplated therein and the TCR shall be considered withdrawn. Actual costs of all TCOs (up to the amount of the TCO Cost Increase) shall be borne by Tenant, subject to application of Landlord’s Maximum Expenditure. “Tenant’s Excess”, as used herein, shall mean any monetary contribution by Tenant towards the Construction Costs of Initial Tenant Work. As used herein, “Construction Costs” are the actual reasonable out of pocket costs incurred by Landlord for design, engineering, permitting and construction of the Initial Tenant Work, including, without limitation, all design costs and fees (including, without limitation, costs charged by the Design Team), permits, material, labor, taxes, fees, scavenger, utility consumption, insurance, bonds, administrative expenses, and any Landlord supervisory fee, as described in this Work Letter.
3.    Construction Escrow. At Landlord’s election, Landlord shall establish a construction escrow with a title insurer acceptable to Landlord and Landlord’s construction or permanent lender, if any, (the “Escrow Agent”), by entering into an Escrow Agreement (as hereinafter defined) providing for payment for the Construction Costs (as hereinafter defined) of the Initial Tenant Work. All fees due to the Escrow Agent under the Escrow Agreement shall be paid by Landlord and not paid out of or included in Landlord’s Maximum Expenditure. The escrow agreement by and among Escrow Agent, Landlord and Landlord’s construction or permanent lender, if any, (the “Escrow Agreement”) shall provide for payment of the Construction Costs in accordance with the terms of this Work Letter and which is otherwise satisfactory to the Escrow Agent and Landlord’s construction or permanent lender, if any, provided that Tenant shall not be bound by, and the Escrow Agreement shall not diminish vis-à-vis Landlord and Tenant, the obligations of Landlord under the Lease, including, without limitation, the obligation of Landlord to pay for the Initial Tenant Work up to Landlord’s Maximum Expenditure.. If Tenant contributes any Tenant’s Excess for the Initial Tenant Work, Tenant shall join as a party to the Escrow Agreement; provided Tenant shall not be liable for any liability or obligations of Landlord, including, without limitation, any obligation under the loan pursuant to which the Escrow Agreement was established.
4.    Landlord’s Maximum Expenditure; Tenant’s Excess; Construction Supervision Fee
A.    Landlord’s Maximum Expenditure. Landlord shall contribute an amount not to exceed $105.00 per square foot of Rentable Area in the Premises (the “Landlord’s Maximum Expenditure”) to be applied toward the Construction Costs in accordance with the terms of this Paragraph 4. Any costs of the Initial Tenant Work that exceed Landlord’s Maximum Expenditure shall be the sole responsibility of Tenant. Items of Tenant’s furniture, fixtures and equipment may, at Tenant’s option, be included in Construction Costs. Tenant shall be solely responsible for any costs of the Initial Tenant Work that exceed the amount of the Landlord’s Maximum Expenditure or for costs that do not qualify as Construction Costs.
B.    Tenant’s Excess. If the anticipated cost of Initial Tenant Work based on the Final Plans indicates that the cost of the Initial Tenant Work exceeds the amount of Landlord’s Maximum Expenditure, Tenant shall have sole responsibility for the payment of such excess cost (“Tenant’s Excess”). The amount of Tenant’s Excess shall be the estimated cost of the Initial Tenant Work less the amount of Landlord’s Maximum Expenditure and shall be paid to Escrow Agent within ten (10) days following written notice from Landlord. Landlord shall have no obligation to commence the Initial Tenant Work or to engage a general contractor until Tenant has paid Tenant’s Excess. Payments from the construction escrow of Tenant’s Excess as the Initial Tenant Work progresses shall be made on a pari passu basis along with the funding of Landlord’s Maximum Expenditure, in the respective proportions that Landlord’s Maximum Expenditure and Tenant’s Excess bear to the expected total cost of the Initial Tenant Work. After completion of the Initial Tenant Work, Landlord shall send to Tenant a final accounting certified by Landlord setting forth the final actual cost of the Initial Tenant Work. If the final actual cost of the Initial Tenant Work is equal to or less than the Landlord’s Maximum Expenditure (plus any Tenant’s Excess actually paid by Tenant), Landlord shall refund to Tenant the resulting unused portion of Tenant’s Excess within thirty (30) days after sending the final accounting to Tenant. If the final actual cost of the Initial Tenant Work exceeds Landlord’s Maximum Expenditure (plus any Tenant’s Excess paid by Tenant), Tenant shall pay Landlord an amount equal to such shortfall within thirty (30) days after receipt of the final accounting. Any portion of Landlord’s Maximum Expenditure not spent completing the Initial Tenant Work shall be deemed forfeited by Tenant and Tenant shall not have any further right or claim thereto.
C.    Construction Supervision Fee. Tenant shall pay a supervision fee on the Construction Costs in the amount of five percent (5%) of the costs of the Initial Tenant Work
5.    Costs of Plans. In addition to Landlord’s Maximum Expenditure, Landlord will pay for an initial space plan for the Premises and one revision thereto.

6.    Substantial Completion and Punch-List. Landlord shall use reasonable efforts to cause the Initial Tenant Work to be “Substantially Completed” in accordance with the Final Schedule, subject to delays caused by Tenant or delays beyond Landlord’s reasonable control. The Initial Tenant Work shall be considered “Substantially Completed” for all purposes under this Work Letter and the Lease upon the earliest of (a) the date Landlord’s architect or general contractor issues a written certificate to Landlord and Tenant, certifying that the Initial Tenant Work has been completed (except for minor finish-out and “punchlist” items) in substantial compliance with the Final Plans or (b) the date Tenant first takes occupancy of the Premises for the conduct of Tenant’s business, or (c) the date a certificate of occupancy or other occupancy permit for the Premises has been issued by the local governmental authority having jurisdiction, or (d) the date the Initial Tenant Work would have been completed but for Tenant Delays (as hereinafter defined). If the Initial Tenant Work is not substantially completed in accordance on or before the Commencement Date, Landlord shall have no liability to Tenant as a result of any delay in occupancy, the Commencement Date shall still occur as scheduled, and both parties shall cooperate in good faith to have the Initial Tenant Work be substantially completed as soon as practicable. Within ten (10) days following substantial completion of Initial Tenant Work, Tenant shall have the right to submit a written “punch-list” to Landlord describing any items of the Initial Tenant Work that have not been completed, and Landlord shall promptly cause such items to be completed at Landlord’s expense. “Tenant Delays”, as used herein, may include, without limitation, Tenant’s failure to respond to any Landlord request for approval within the time periods set forth herein (or, if no time period is expressly set forth herein, then within five (5) business days after Landlord’s request) or Tenant’s failure to deposit any funds due hereunder within the time periods set forth herein (or, if no time period is expressly set forth herein, then within five (5) business days after Landlord’s request), or other interference by Tenant that delays Landlord’s completion of the Initial Tenant Work (provided that Landlord first notifies Tenant of such delay in writing and Tenant does not cure same within two (2) business days after receipt of such notice).
7.    Miscellaneous.
A.    Time is of the essence of this Work Letter.
B.    The headings set forth herein are for convenience only.
C.    Article 4 of the Lease and this Work Letter sets forth the entire agreement of Tenant and Landlord regarding the Initial Tenant Work. This Work Letter may only be amended if in writing, duly executed by both Landlord and Tenant.
D.    All amounts due from Tenant to Landlord hereunder shall be deemed to be Rent due under the Lease.
E.    Tenant's failure to pay any amounts owed by Tenant to Landlord hereunder when due or Tenant's failure to perform its obligations hereunder shall also constitute a default under the Lease and Landlord shall have all the rights and remedies granted to Landlord under the Lease for nonpayment of any amounts owed thereunder or failure by Tenant to perform its obligations thereunder, subject to the terms of the Lease.

SCHEDULE 1 TO EXHIBIT G

INITIAL SCOPE

1727588.v11    G-5

REFLECTED CEILING PLAN

PHONE
LAB
MECHANICAL
MECHANICAL
LAB
STAIR 2
MEDIUM CONF. ROOM
PHONE
BREAKOUT
STAIR 3
MEDIUM CONF. ROOM
LAB SUPPORT
SHARED SUPPLIES
COLD ROOM
TELE
ELEC
ELEV 3
ELEV 4
ELEC
WOMEN
IDF
COLD ROOM
FLEX LAB
CLOSET
WORKSTATIONS
SHARED EQUIPMENT
SHARED EQUIPMENT
LAB COATS
COPY
GOWNING
TISSUE CULTURE
TISSUE CULTURE
LAB SUPPORT
WOMEN
STAIR 1
JAN
MOTHERS
PHONE
PHONE
OFFICE
OFFICE
OFFICE
OFFICE
ELEV 1
ELEV 2
TELE
MEN
SHOWER/ LOCKERS
EQUIPMENT
MEN
COPY
OFFICE
OFFICE
PANTRY
BREAKOUT RM
WORKSTATIONS
BREAKOUT
LAB
SMALL CONF ROOM
RECEPTION LOUNGE
WORKSTATIONS
OFFICE
OFFICE
OFFICE
OFFICE
N

LEVEL 04 RCP

1/16" = 1'-0"

1727588.v11    G-6

1727588.v11    G-7

SCHEDULE 2 TO EXHIBIT G

INITIAL BUDGET

1727588.v11    G-6

EXHIBIT H
RULES AND REGULATIONS
In the event of any express conflict between the express terms and conditions of the Lease and the terms of this Exhibit H, the terms and provisions of the Lease shall control and prevail.

1.    Tenant shall not make any room to room canvas to solicit business from other tenants in the Building and shall not exhibit, sell or offer to sell, use, rent or exchange any item or services in or from the Premises unless ordinarily included within Tenant's use of the Premises or Tenant’s business as specified in the Lease.

2.    Tenant shall not make any use of the Premises which may be unreasonably dangerous to person or property or which shall materially increase the cost of Landlord’s insurance for the Property or require additional insurance coverage by Landlord for the Property. Landlord agrees that the uses specifically allowed under Article 5 do not breach this paragraph 2.

3.    Except as expressly provided in the Lease, Tenant shall not paint, display, inscribe or affix any sign, picture, advertisement, notice, lettering or direction or install any lights on any part of the outside or inside of the Building, and then not on any part of the inside of the Premises which can be seen from outside the Premises, except as approved by Landlord in writing, which approval shall not be unreasonably withheld, conditioned or delayed.

4.    Tenant shall not use the name, logo, trademark or pictures of the Building in advertising or other publicity, without Landlord’s prior approval.

5.    Tenant shall not obstruct or place objects on or in sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways in and about the Building. Tenant shall not place objects against glass partitions or doors or windows or adjacent to any open common space which would be unsightly from the Building corridors or from the exterior of the Building.

6.    Bicycles shall not be permitted in the Building other than in locations designated by Landlord.

7.    Other than service dogs (as such term is used under the ADA) in strict compliance with applicable Laws, Tenant shall not allow its employees or invitees to bring any animals in the Premises or the Building.

8.    Tenant shall not unreasonably disturb other tenants or make unreasonably excessive noises, cause unreasonable disturbances, create excessive vibrations, odors or noxious fumes or use or operate any electrical or electronic devices or other devices that emit excessive sound waves or are dangerous to other tenants of the Building or that would interfere in any material way with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, and shall not place or install any projections, antennae, aerials or similar devices outside of the Building or the Premises.

9.    Tenant shall not knowingly waste electricity or water and shall cooperate fully with Landlord in connection with Landlord’s efforts to assure the most effective operation of the Building's heating and air conditioning and Tenant shall refrain from attempting to adjust any controls except for the thermostats within the Premises. Tenant shall keep all doors to the Premises closed.

10.    The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, ashes, chemicals, or other refuse or injurious substances shall be deposited therein or used in connection therewith by Tenant, or left by Tenant in the lobbies, passages, elevators or stairways of the Building. Furthermore, Tenant shall not dispose of any foreign substances in the toilets, urinals, sinks or other washroom facilities, nor shall Tenant permit such items to be used other than for their intended purposes; and Tenant shall be liable for any damage caused by Tenant’s violation of this rule.

11.    Discharge of industrial sewage shall only be permitted if Tenant, at its sole expense, first obtains all necessary permits and licenses therefor from all applicable Governmental Authorities.

12.    Smoking is prohibited inside the Building. Tenant shall not permit its employees, invitees or guests to smoke in the Premises or any lobbies, passages, corridors, elevators, vending rooms, restrooms, stairways, parking garage or any other area shared in common with other tenants in the Building. Nor shall Tenant permit its employees, invitees, or guests to loiter at the building entrances for the purpose of smoking.

13.    The Building shall be subject to Landlord’s reasonable security requirements which are commensurate with Comparable Buildings. The Landlord shall in no event be responsible for admitting or excluding any person from the Premises. In case of invasion, hostile attack, insurrection, mob violence, riot, public excitement or other commotion, explosion, fire or any casualty, the Landlord shall have the right to bar or limit access to the Property or Building to protect the safety of occupants of the Property or the Building. Tenant shall cooperate and participate in all reasonable security programs affecting the Building.

14.    Except as otherwise provided in the Lease, Tenant shall not install any signal, communication, alarm or other utility or service system or equipment without the prior written consent of Landlord.

15.    Tenant shall not use any draperies or other window coverings instead of or in addition to the Building standard window coverings designated and approved by Landlord in its reasonable discretion for exclusive use throughout the Building or other coverings reasonably approved in advance by Landlord in writing.

16.    Landlord may require that all persons who enter or leave the Building identify themselves to watchmen, by registration or otherwise. Landlord, however, shall have no responsibility or liability for any theft, robbery or other crime in the Premises or the Building. Tenant shall assume full responsibility for protecting the Premises, including keeping all doors to the Premises locked after the close of business.

17.    Tenant shall not overload floors; and Tenant shall obtain Landlord's prior written approval as to size, maximum weight, routing and location of business machines, safes, and heavy objects. Tenant shall not install or operate machinery or any mechanical devices of a nature not directly related to Tenant's permitted use of the Premises.

18.    In no event shall Tenant bring into the Building inflammables such as gasoline, kerosene, naphtha and benzene, or explosives or firearms or any other articles of an intrinsically dangerous nature, except as otherwise permitted under the Lease.

19.    Furniture, equipment and other large articles may be brought into the Building only at the time and in the manner reasonably designated by Landlord. Tenant shall furnish Landlord with a list of furniture, equipment and other large articles which are to be removed from the Building, and Landlord may require permits before allowing anything to be moved in or out of the Building. Movements of Tenant's property into or out of the Building and within the Building are entirely at the risk and responsibility of Tenant.

20.    No person or contractor, unless approved in advance by Landlord, shall be employed to do janitorial work, interior window washing, cleaning, decorating or similar services in the Premises.

21.    Tenant shall not use the Premises for lodging, cooking (except for microwave reheating and coffee makers) or manufacturing or selling any alcoholic beverages or for any illegal purposes.

22.    Tenant shall comply with all safety, fire protection and evacuation procedures and regulations reasonably established by Landlord or any governmental agency.

23.    Tenant shall not loiter, eat, drink, sit or lie in the lobby or other public areas in the Building, except for any portions thereof intended for any such purpose. Tenant shall not go onto the roof of the Building or any other non public areas of the Building (except the Premises), and, subject to the terms of the Lease, Landlord reserves all rights to control the public and non public areas of the Building. In no event shall Tenant have access to any electrical, telephone, plumbing or other mechanical closets without Landlord's prior written consent.

24.    Tenant shall not use the freight or passenger elevators, loading docks or receiving areas of the Building except in accordance with regulations for their use reasonably established by Landlord; provided that the foregoing shall not preclude Tenant from using the passenger elevators for personnel access to and from the Premises.

25.    Tenant shall not conduct animal research in the Premises or the Building, except as expressly permitted in the Lease and in accordance with reasonable rules and regulations for same established by Landlord or its vivarium operator/manager, if any.

26.    Tenant shall store all of its trash, garbage and Hazardous Materials in receptacles within its Premises or, for the non-Hazardous Materials, in receptacles designated by Landlord outside of the Premises for such purposes. Tenant shall not place in any such receptacle any material that cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. Any Hazardous Materials transported through common areas shall be held in secondary containment devices and transported in strict accordance with all applicable Laws and industry standard practices for handing such materials. Tenant shall comply with all orders, requirements and conditions now or hereafter imposed by applicable Laws and reasonably comply with trash and recycling programs established by Landlord at the Building (collectively, “Waste Regulations”) regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash generated by Tenant (collectively, “Waste Products”), including (without limitation) the separation of Waste Products into receptacles reasonably approved by Landlord and the removal of such receptacles in accordance with any collection schedules prescribed by Waste Regulations.

Subject to Section 5(C) of the Lease, Landlord reserves the right to amend, revise, supplement and update the rules and regulations from time to time upon notice to Tenant.

EXHIBIT I
PERMITTED SUPERIOR RIGHTS

None.

I-1

EXHIBIT J
FORM OF SNDA
SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is entered into as of February __, 2020 (the “Effective Date”) by and between DELPHI CRE FUNDING LLC, a Delaware limited liability company (in its capacity as Administrative Agent (as defined in the Loan Agreement) for and on behalf of the Lenders (as defined in the Loan Agreement, as hereinafter defined), together with its successors and/or assigns, the “Administrative Agent”), and EXICURE, INC., a Delaware corporation (together with its permitted successors and assigns, the “Tenant”), with reference to the following facts:
A.    2430 N. Halsted, LLC, a Delaware limited liability whose address is 1330 W. Fulton Street, Suite 800, Chicago, Illinois 60607 (the “Landlord”) owns fee simple title or a leasehold interest in the real property described in Exhibit “A” attached hereto (the “Property”).
B.    Pursuant to that certain Loan Agreement dated as of the date hereof among Administrative Agent, the Lenders party thereto and Landlord (the “Loan Agreement”), the Lenders have made a loan to Landlord in the original principal amount of Thirty-Two Million One Hundred Sixty Five Thousand Dollars ($32,165,000.00) (the “Loan”).
C.    The Loan is secured by, among other things, that certain Mortgage, Assignment of Leases and Rents, Security Agreement, and Fixture Filing dated October 30, 2018 in favor of Administrative Agent, recorded in the Cook County Clerk’s Office as Instrument Number 1830406223 (as may be further amended, increased, renewed, extended, spread, consolidated, severed, restated, or otherwise changed from time to time, the “Mortgage”).
D.    Pursuant to that certain Lease effective ________________, (the “Lease”), Landlord demised to Tenant a portion of the Property consisting of the following (the “Leased Premises”): fourth (4th) floor of the Property, consisting of approximately 29,929 rentable square feet.
E.    Tenant and Administrative Agent desire to agree upon the relative priorities of their interests in the Property and their rights and obligations if certain events occur.
NOW, THEREFORE, for good and sufficient consideration, Tenant and Administrative Agent agree:

1.    Definitions. The following terms shall have the following meanings for purposes of this Agreement.
a.    Foreclosure Event. A “Foreclosure Event” means: (i) foreclosure under the Mortgage; (ii) any other exercise by Administrative Agent of rights and remedies (whether under the Mortgage or under applicable law, including bankruptcy law) as holder of the Loan and/or the Mortgage, as a result of which a Successor Landlord becomes owner of the Property; or (iii) delivery by Landlord to Administrative Agent (or its designee or nominee) of a deed or other conveyance of Landlord’s interest in the Property in lieu of any of the foregoing.
b.    Former Landlord. A “Former Landlord” means Landlord and any other party that was landlord under the Lease at any time before the occurrence of any attornment under this Agreement.
c.    Offset Right. An “Offset Right” means any right or alleged right of Tenant to any offset, defense (other than one arising from actual payment and performance, which payment and performance would bind a Successor Landlord pursuant to this Agreement), claim, counterclaim, reduction, deduction, or abatement against Tenant’s payment of Rent or performance of Tenant’s other obligations under the Lease, arising (whether under the Lease or under applicable law) from Landlord’s breach or default under the Lease.
d.    Rent. The “Rent” means any fixed rent, base rent or additional rent due and payable by Tenant to Landlord or Successor Landlord, as applicable, under the Lease.
e.    Successor Landlord. A “Successor Landlord” means any party that becomes owner of the Property as the result of a Foreclosure Event.
f.    Termination Right. A “Termination Right” means any right of Tenant to cancel or terminate the Lease or to claim a partial or total eviction arising (whether under the Lease or under applicable law) from Landlord’s breach or default under the Lease.
g.    Other Capitalized Terms. If any capitalized term is used in this Agreement and no separate definition is contained in this Agreement, then such term shall have the same respective definition as set forth in the Lease.
2.    Subordination. The Lease, as the same may hereafter be modified, amended or extended, shall be, and shall at all times remain, subject and subordinate to the lien imposed by the Mortgage and all advances, renewals, extensions and modifications thereof.
3.    Nondisturbance, Recognition and Attornment.
a.    No Exercise of Mortgage Remedies Against Tenant. So long as the Tenant is not in default under the Lease beyond any applicable grace or cure periods (an “Event of Default”), Administrative Agent (i) shall not terminate or disturb Tenant’s possession of the Leased Premises or any of Tenant’s rights under the Lease, except in accordance with the terms of the Lease and this agreement and (ii) shall not name or join Tenant as a defendant in any exercise of Administrative Agent’s rights and remedies arising upon a default under the Mortgage unless applicable law requires

Tenant to be made a party thereto as a condition to proceeding against Landlord or prosecuting such rights and remedies. In the latter case, Administrative Agent may join Tenant as a defendant in such action only for such purpose and shall not terminate the Lease or otherwise adversely affect any of Tenant’s rights under the Lease or this Agreement in such action.
b.    Recognition and Attornment. Upon Successor Landlord taking title to the Property (i) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease (except as provided in this Agreement); (ii) Tenant shall recognize and attorn to Successor Landlord as Tenant’s direct landlord under the Lease as affected by this Agreement; and (iii) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms (except as provided in this Agreement), between Successor Landlord and Tenant. Administrative Agent hereby notifies Tenant, and Tenant hereby acknowledges, that, pursuant to the Mortgage and assignment of rents, leases and profits, Landlord has granted to the Administrative Agent an absolute, present assignment of the Lease and Rents which provides that Tenant continue making payments of Rents and other amounts owed by Tenant under the Lease to or at the direction of the Landlord and to recognize the rights of Landlord under the Lease until notified otherwise in writing by the Administrative Agent. After receipt of such notice from Administrative Agent, the Tenant shall thereafter make all such payments directly to the Administrative Agent or as the Administrative Agent may otherwise direct, without any further inquiry on the part of the Tenant. Landlord, by its signature hereon, consents to the foregoing and waives any right, claim or demand which Landlord may have against Tenant by reason of such payments to Administrative Agent or as Administrative Agent directs.
c.    Further Documentation. The provisions of this Article 3 shall be effective and self-operative without any need for Successor Landlord or Tenant to execute any further documents. Tenant and Successor Landlord shall, however, confirm the provisions of this Article 3 in writing, in form and substance reasonably acceptable to each of them, upon request by either of them within ten (10) business days of such request.
4.    Protection of Successor Landlord. Notwithstanding anything to the contrary in the Lease or the Mortgage, Successor Landlord shall not be liable for or bound by any of the following matters:
a.    Claims Against Former Landlord. Any Offset Right that Tenant may have against any Former Landlord relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before the date of attornment. The foregoing shall not limit either (i) Tenant’s right to exercise against Successor Landlord any Offset Right otherwise available to Tenant because of events occurring after the date of attornment or (ii) Successor Landlord’s obligation to correct any conditions and/or perform any obligations that existed as of the date of attornment and violate Successor Landlord’s continuing obligations as landlord under the Lease.
b.    Prepayments. Any payment of Rent that Tenant may have made to Former Landlord more than thirty (30) days before the date such Rent was first due and payable under the Lease with respect to any period after the date of attornment other than, and only to the extent that, the Lease expressly required such a prepayment.

c.    Payment; Security Deposit; Work. Any obligation: (i) to pay Tenant any sum(s) that any Former Landlord owed to Tenant pursuant to the Lease unless such sums, if any, shall have been actually delivered to Administrative Agent by way of an assumption of escrow accounts or otherwise; (ii) with respect to any security deposited with Former Landlord, unless such security deposit was actually delivered to Administrative Agent; (iii) to commence or complete any initial construction of improvements in the Leased Premises or any expansion or rehabilitation of existing improvements thereon, provided, however, if Administrative Agent or any Successor Landlord fails or refuses to complete the Initial Tenant Improvements in accordance with the terms of the Lease, Tenant shall have the right to terminate the Lease by delivering written notice thereof to Administrative Agent or Successor Landlord, as applicable; (iv) to reconstruct or repair improvements following a fire, casualty or condemnation, except as set forth in the Mortgage; or (v) arising from representations and warranties in the Lease related to Former Landlord.
d.    Modification, Amendment or Waiver. Any material modification or amendment of the Lease, or any waiver of the terms of the Lease, made without Administrative Agent’s prior written consent.
e.    Surrender, Etc. Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease.
5.    Exculpation of Successor Landlord. Notwithstanding anything to the contrary in this Agreement or the Lease, Successor Landlord’s obligations and liability under the Lease shall never extend beyond Successor Landlord’s (or its successors’ or assigns’) interest, if any, in the Leased Premises from time to time, including insurance and condemnation proceeds, rents, security deposits, escrows, Successor Landlord’s interest in the Lease, and the profits and proceeds from any sale, lease or other disposition of the Property (or any portion thereof) by Successor Landlord (collectively, the “Successor Landlord’s Interest”). Tenant shall look exclusively to Successor Landlord’s Interest (or that of its successors and assigns) for payment or discharge of any obligations of Successor Landlord under the Lease as affected by this Agreement. If Tenant obtains any money judgment against Successor Landlord with respect to the Lease or the relationship between Successor Landlord and Tenant, then Tenant shall look solely to Successor Landlord’s Interest (or that of its successors and assigns) to collect such judgment. Tenant shall not collect or attempt to collect any such judgment out of any other assets of Successor Landlord.
6.    Administrative Agent’s Right to Cure. Notwithstanding anything to the contrary in the Lease or this Agreement, before exercising any Offset Right or Termination Right:
a.    Notice to Administrative Agent. Tenant shall provide Administrative Agent with notice of the breach or default by Landlord giving rise to same (the “Default Notice”) and, thereafter, the opportunity to cure such breach or default as provided for below.
b.    Administrative Agent’s Cure Period. After Administrative Agent receives a Default Notice, Administrative Agent shall have a period of thirty (30) days beyond the time available to Landlord under the Lease (the “Landlord’s Original Cure Period”) in which to cure the breach or default by Landlord. Administrative Agent shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Landlord, except to the extent that Administrative Agent agrees or undertakes otherwise in writing. In the event that such breach or default is not susceptible of cure within the Landlord’s Original Cure Period, so long as Administrative Agent has commenced and is diligently pursuing such cure, Administrative Agent shall have an additional one hundred twenty (120) days after expiration of the Landlord’s Original Cure Period in which to cure the applicable breach or default.
7.    Miscellaneous.
a.    Notices. Any notice or request given or demand made under this Agreement by one party to the other shall be in writing, and may be given or served by hand-delivered personal service, or by depositing the same with a reliable overnight courier service and addressed to the party to be notified, or by telefax transmission, with the original machine- generated transmit confirmation report as evidence of transmission. Delivery by overnight courier service shall be deemed effective on the next succeeding business day after it is so deposited and notice by personal service or telefax transmission shall be deemed effective when delivered to its addressee or within two (2) hours after its transmission unless given after 3:00 p.m. on a business day, in which case it shall be deemed effective at 9:00 a.m. on the next business day. For purposes of notice, the addresses and telefax number of the parties shall, until changed as herein provided, be as follows:

i.	If to the Administrative Agent, at:
Delphi CRE Funding LLC
c/o ACORE Capital Mortgage, LP
80 E. Sir Francis Drake Blvd., Suite 2A
Larkspur, California 94939
Attention: Stew Ward, Managing Partner
Email: notices@acorecapital.com

ii.	If to the Tenant prior to the Commencement Date, at:
Exicure, Inc.
8045 Lamon Avenue, Suite 410
Skokie, Illinois 60077
Attn: David Snyder
Email: dsnyder@exicuretx.com

on or after the Commencement Date to:

Exicure, Inc.
2430 N. Halsted Street, 4th floor
Chicago, Illinois 60614
Attn: David Snyder
Email: dsnyder@exicuretx.com

b.    Successors and Assigns. This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Landlord, and its successors and assigns. If Administrative Agent assigns the Mortgage, then upon delivery to Tenant of written notice thereof accompanied by the assignee’s written assumption of all obligations under this Agreement, all liability of the assignor shall terminate from and after the date of such assignment and assumption.
c.    Entire Agreement. This Agreement constitutes the entire agreement between Administrative Agent and Tenant regarding the subordination of the Lease to the Mortgage and the rights and obligations of Tenant and Administrative Agent as to the subject matter of this Agreement.
d.    Interaction with Lease and with Mortgage. If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement. This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the holder of, the Mortgage.
e.    Administrative Agent’s Rights and Obligations. Except as expressly provided for in this Agreement, Administrative Agent shall have no obligations to Tenant with respect to the Lease. If an attornment occurs pursuant to this Agreement, then all rights and obligations of Administrative Agent under this Agreement shall terminate, without thereby affecting in any way the rights and obligations of Successor Landlord provided for in this Agreement.
f.    Interpretation; Governing Law. The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the internal laws of the State in which the Leased Premises are located, excluding such State’s principles of conflict of laws.
g.    Amendments. This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by a written instrument executed by the party to be charged.
h.    Due Authorization. Tenant represents to Administrative Agent that it has full authority to enter into this Agreement, which has been duly authorized by all necessary actions. Administrative Agent represents to Tenant that it has full authority to enter into this Agreement, which has been duly authorized by all necessary actions.
i.    Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Administrative Agent and Tenant have caused this Agreement to be executed as of the date first above written.

ADMINISTRATIVE AGENT:

DELPHI CRE FUNDING LLC,
a Delaware limited liability company

By:   ACORE Capital, LP, a Delaware limited partnership, as Authorized Signatory

By:   ACORE Capital GP, LLC, a Delaware limited liability company, its general partner

By:_______________________________________
Name:
Title:

TENANT: EXICURE, INC., a Delaware corporation By:_________________________ Name: Title:

LANDLORD’S CONSENT
Landlord consents and agrees to the foregoing Agreement, which was entered into at Landlord’s request. The foregoing Agreement shall not alter, waive or diminish any of Landlord’s obligations under the Mortgage or the Lease. The above Agreement discharges any obligations of Administrative Agent under the Mortgage and related loan documents to enter into a nondisturbance agreement with Tenant. Landlord is not a party to the above Agreement. Landlord represents to Tenant and Administrative Agent that it has full authority to enter into this Landlord’s Consent, which has been duly authorized by all necessary actions.

LANDLORD: 2430 N. HALSTED, LLC, a Delaware limited liability company By:___________________________ Name: Title:
Dated: __________________, 20__

ADMINISTRATIVE AGENT’S ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California
County of _____________________________)
On _________________________ before me, ________________________________________     (insert name and title of the officer)
personally appeared ____________________________________________________________,
who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature ______________________________ (Seal)

TENANT’S ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of Illinois         )
County of __________    )
On _____________________________, 20__, before me, ________________________, a Notary Public, personally appeared _______________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of Illinois that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature ____________________________________ (Seal)

LANDLORD’S ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of __________        )
County of __________    )
On _____________________________, 20__, before me, ________________________, a Notary Public, personally appeared _______________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of Illinois that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature ____________________________________ (Seal)

LIST OF EXHIBITS
If any exhibit is not attached hereto at the time of execution of this Agreement, it may thereafter be attached by written agreement of the parties, evidenced by initialing said exhibit.
Exhibit “A” - Legal Description of the Land

EXHIBIT K
FORM OF LETTER OF CREDIT
DATE:

BENEFICIARY:

APPLICANT:

LETTER OF CREDIT NO.

GENTLEMEN:
BY ORDER OF OUR CLIENT, ______________________________ (THE “APPLICANT”), WE HEREBY OPEN OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. _____________, IN YOUR FAVOR FOR AN AMOUNT NOT TO EXCEED IN AGGREGATE USD_____________ (AMOUNT IN WORDS ________________________________________AND 00/100 U.S. DOLLARS), EFFECTIVE IMMEDIATELY AND EXPIRING AT THE OFFICE OF OUR SERVICER, CITICORP NORTH AMERICA, INC. AT 3800 CITIBANK CENTER, BUILDING B, 3RD FLOOR, TAMPA, FLORIDA 33610 ATTN. STANDBY LETTER OF CREDIT UNIT OR SUCH OTHER OFFICE AS WE MAY ADVISE YOU FROM TIME TO TIME (THE “OFFICE”), ON NOT LESS THAN SIXTY (60) DAYS’ PRIOR NOTICE.

FUNDS HEREUNDER ARE AVAILABLE TO YOU AGAINST PRESENTATION OF YOUR SIGHT DRAFT(S), DRAWN ON US, MENTIONING THEREON OUR LETTER OF CREDIT NUMBER _____________, ACCOMPANIED BY YOUR WRITTEN AND DATED STATEMENT, SIGNED BY AN AUTHORIZED REPRESENTATIVE OF YOUR COMPANY, STATING THE FOLLOWING:

“WE HEREBY CERTIFY THAT THE AMOUNT OF ANY DRAFT(S) DRAWN HEREUNDER REPRESENTS FUNDS DUE AND PAYABLE IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN LEASE AGREEMENT BETWEEN _________________________ (THE "TENANT"), AND ______________________________ (THE "LANDLORD"), DATED ______________ (AS AMENDED FROM TIME TO TIME, THE “LEASE”);”
FULL AND PARTIAL DRAWS SHALL BE PERMITTED.
IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED, WITHOUT AMENDMENT, FOR ADDITIONAL PERIOD(S) OF ONE YEAR FROM THE EXPIRY DATE HEREOF, OR ANY FUTURE EXPIRATION DATE, BUT NOT BEYOND ______________, UNLESS AT LEAST ___________(_________) DAYS PRIOR TO ANY EXPIRATION DATE WE NOTIFY YOU BY REGISTERED MAIL OR BY ANY OTHER RECEIPTED MEANS THAT WE ELECT NOT TO CONSIDER THIS LETTER OF CREDIT RENEWED FOR ANY SUCH ADDITIONAL PERIOD, WHEREUPON YOU MAY DRAW FOR THE AVAILABLE AMOUNT UNDER THIS LETTER OF CREDIT BY MEANS OF YOUR SIGHT DRAFT(S), DRAWN ON US, MENTIONING OUR LETTER OF CREDIT NUMBER. BENEFICIARY SHALL HAVE THE RIGHT TO CHANGE ITS NOTICE ADDRESS FROM TIME TO TIME UPON WRITTEN NOTICE TO US DELIVERED VIA OVERNIGHT COURIER.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT IS TRANSFERABLE AND MAY BE TRANSFERRED IN ITS ENTIRETY, BUT NOT IN PART, AND MAY BE SUCCESSIVELY

TRANSFERRED BY YOU OR ANY TRANSFEREE HEREUNDER TO A SUCCESSOR TRANSFEREE(S). TRANSFER UNDER THIS LETTER OF CREDIT TO SUCH TRANSFEREE SHALL BE EFFECTED UPON PRESENTATION TO US OF THE ORIGINAL OF THIS LETTER OF CREDIT AND ANY AMENDMENTS HERETO ACCOMPANIED BY A REQUEST DESIGNATING THE TRANSFEREE IN THE FORM OF EXHIBIT "A" ATTACHED HERETO APPROPRIATELY COMPLETED. A TRANSFER FEE OF 1/4 OF ONE PERCENT (MINIMUM $300) SHALL BE CHARGED TO THE APPLICANT IN CONNECTION WITH ANY TRANSFER.

WE HEREBY AGREE TO HONOR EACH DRAFT DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT IF PRESENTED, AS SPECIFIED, AT OUR OFFICE ON OR BEFORE EXPIRATION DATE.

IN ADDITION, PRESENTATION OF SUCH DRAFT AND CERTIFICATE MAY ALSO BE MADE BY FAX TRANSMISSION TO FAX NO. 813-604-7187 OR SUCH OTHER FAX NUMBER IDENTIFIED BY CITIBANK, N.A. IN A WRITTEN NOTICE TO YOU. TO THE EXTENT A PRESENTATION IS MADE BY FAX TRANSMISSION, YOU MUST (I) PROVIDE TELEPHONE NOTIFICATION THEREOF TO CITIBANK, N.A. (PHONE NO. 866 945 6284) PRIOR TO OR SIMULTANEOUSLY WITH THE SENDING OF SUCH FAX TRANSMISSION AND (II) SEND THE ORIGINAL OF SUCH DRAFT AND CERTIFICATE TO CITIBANK, N.A. BY OVERNIGHT COURIER, AT THE ADDRESS PROVIDED ABOVE FOR PRESENTATION OF DOCUMENTS , PROVIDED HOWEVER, THAT CITIBANK, N.A.'S RECEIPT OF SUCH TELEPHONE NOTICE OR ORIGINAL DOCUMENTS SHALL NOT BE A CONDITION TO PAYMENT HEREUNDER.

SHOULD YOU HAVE OCCASION TO COMMUNICATE WITH US REGARDING THIS LETTER OF CREDIT, PLEASE DIRECT YOUR CORRESPONDENCE TO OUR OFFICE, MAKING SPECIFIC MENTION OF THE LETTER OF CREDIT NUMBER INDICATED ABOVE. FOR INQUIRIES YOU MAY CONTACT US AT 1-866-945-6284 OR VIA SWIFT CITIUS33.

ALL PARTIES TO THIS LETTER OF CREDIT ARE ADVISED THAT THE U.S. GOVERNMENT HAS IN PLACE CERTAIN SANCTIONS AGAINST CERTAIN COUNTRIES, INDIVIDUALS, ENTITIES, AND VESSELS. CITIGROUP ENTITIES, INCLUDING BRANCHES AND, IN CERTAIN CIRCUMSTANCES, SUBSIDIARIES, ARE/WILL BE PROHIBITED FROM ENGAGING IN TRANSACTIONS OR OTHER ACTIVITIES WITHIN THE SCOPE OF APPLICABLE SANCTIONS

EXCEPT AS FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS STANDBY LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (“ISP98”), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590, AND AS TO MATTERS NOT GOVERNED BY THE ISP98, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND APPLICABLE U.S. FEDERAL LAW.

Exhibit A
Request for Full Transfer
Relinquishing all Rights as Beneficiary

(This form is to be used when the Letter of Credit is to be Transferred in its entirety and, no substitution of invoices is involved and, no rights are to be retained by the undersigned Beneficiary.)

Citicorp North America Inc.,                        Date:
As Servicer for Citibank, N.A.
3800 Citibank Center, Bldg. B, 3rd Fl.
Tampa, FL 33610

Re: L/C No. ______________________

Issued by: CITIBANK, N.A.

Citibank, N.A. Ref: ______________________

Gentlemen:

Receipt is acknowledged of the original instrument which you forwarded to us relative to the issuance of a Letter of Credit ( herein called the “Credit” ) bearing your reference number as above in favor of ourselves and/or Transferees and we hereby request you to transfer the said Letter of Credit, in its entirety, to:

_____________________________________________________________________________________

whose address is_______________________________________________________________________

_____________________________________________________________________________________

(Optional) Please advise Beneficiary through the below indicated Advising Bank:

_____________________________________________________________________________________

_____________________________________________________________________________________

We are returning the original instrument to you herewith in order that you may deliver it to the Transferees together with your customary letter of transfer.

It is understood that any amendments to the Letter of Credit which you may receive are to be advised by you directly to the Transferees and that the drafts and documents of the Transferees, if issued in accordance with the conditions of the Letter of Credit, are to be forwarded by you directly to the party for whose account the credit was opened (or any intermediary) without our intervention.

    Request for Full Transfer Relinquishing all Rights as Beneficiary

Citibank, N.A. reference __________________

We understand that the Transfer charge is 1/4 of 1% on the amount being transferred (minimum $300.00) and in addition thereto we agree to pay to you on demand any expenses that may be incurred by you in connection with this transfer.

___ We enclose our check for $ _________________ to cover your charges.
(Note: Payment of charges must be in the form of a certified check if not drawn on Citibank, N.A.)

___ We authorize you to charge our Citibank N.A. account No. ____________________________

SIGNATURE GUARANTEED                Sincerely yours,

The First Beneficiary’s signature(s) with
title(s) conforms with that on file
with us and such is/are authorized
for the execution of this instrument.

___________________________________             _________________________________
(Name of Bank)                        (Name of First Beneficiary)

___________________________________            _________________________________
(Bank Address)                        (Telephone Number)

___________________________________            _________________________________
(City, State, Zip Code)                    (Authorized Name and Title)

___________________________________            _________________________________
(Telephone Number)                    (Authorized Signature)

___________________________________            _________________________________
(Authorized Name and Title)                (Authorized Name and Title)
( If applicable )

___________________________________            _________________________________
(Authorized Signature)                    (Authorized Signature)
( If applicable )